-===============================================================================

                        ASSET BACKED FUNDING CORPORATION,
                                    Depositor

                             WELLS FARGO BANK, N.A.,
                  Master Servicer and Securities Administrator

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2004

                               ABFC 2004-HE1 Trust

                 ABFC Asset-Backed Certificates, Series 2004-HE1

===============================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01     Defined Terms..................................................
Section 1.02     Accounting.....................................................
Section 1.03     Rights of the NIMS Insurer.....................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01     Conveyance of Mortgage Loans...................................
Section 2.02     Acceptance by Trustee..........................................
Section 2.03     Repurchase or Substitution of Mortgage Loans by an
                 Originator or the Seller.......................................
Section 2.04     [Reserved].....................................................
Section 2.05     Representations, Warranties and Covenants of the
                 Master Servicer................................................
Section 2.06     Representations and Warranties of the Depositor................
Section 2.07     Issuance of Certificates and the Uncertificated Regular
                 Interests......................................................

                                   ARTICLE III

                       ADMINISTRATION AND MASTER SERVICING
                                OF THE TRUST FUND

Section 3.01     Master Servicer to Act as Master Servicer......................
Section 3.02     Monitoring of Servicers........................................
Section 3.03     Maintenance of Primary Mortgage Insurance Policy; Claims.......
Section 3.04     Rights of the Depositor, the Securities Administrator and
                 the Trustee in Respect of the Master Servicer..................
Section 3.05     Trustee to Act as Master Servicer..............................
Section 3.06     Collection Accounts............................................
Section 3.07     Master Servicer Custodial Account, Distribution
                 Account and Reserve Accounts...................................
Section 3.08     Collection of Taxes, Assessments and Similar Items;
                 Escrow Accounts................................................
Section 3.09     Permitted Withdrawals from the Master Servicer
                 Custodial Account and the Distribution Account.................
Section 3.10     Maintenance of Hazard Insurance................................
Section 3.11     Presentment of Claims and Collection of Proceeds...............
Section 3.12     Realization Upon Defaulted Mortgage Loans; REO Property........
Section 3.13     Due-on-Sale Clauses; Assumption and Substitution Agreements....
Section 3.14     Trustee to Cooperate; Release of Files.........................
Section 3.15     Master Servicing Compensation..................................
Section 3.16     Annual Statement as to Compliance..............................
Section 3.17     Annual Independent Certified Public Accountants' Reports.......
Section 3.18     Access to Certain Documentation and Information
                 Regarding the Mortgage Loans...................................
Section 3.19     Duties of Credit Risk Manager..................................
Section 3.20     Liability of Master Servicer; Indemnification..................
Section 3.21     Limitation of Liability of the Credit Risk Manager.............
Section 3.22     No Personal Solicitation.......................................
Section 3.23     Periodic Filings...............................................
Section 3.24     Fidelity Bond; Errors and Omissions Insurance..................

                                   ARTICLE IV

                                  FLOW OF FUNDS

Section 4.01     Interest Distributions.........................................
Section 4.02     Distributions of Principal and Monthly
                 Excess Cashflow Amounts........................................
Section 4.03     Allocation of Losses...........................................
Section 4.04     Method of Distribution.........................................
Section 4.05     Distributions on Book-Entry Certificates.......................
Section 4.06     Statements.....................................................
Section 4.07     Remittance Reports.............................................
Section 4.08     REMIC Distributions............................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01     The Certificates...............................................
Section 5.02     Registration of Transfer and Exchange of Certificates..........
Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates..............
Section 5.04     Persons Deemed Owners..........................................
Section 5.05     Appointment of Paying Agent....................................

                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01     Liability of the Master Servicer and the Depositor.............
Section 6.02     Merger or Consolidation of, or Assumption of the
                 Obligations of, the Master Servicer or the Depositor...........
Section 6.03     Master Servicer Not to Resign..................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01     Master Servicer Event of Termination...........................
Section 7.02     Remedies of Trustee............................................
Section 7.03     Directions by Certificateholders and Duties of
                 Trustee During Master Servicer Event of Termination............
Section 7.04     Action upon Certain Failures of the Master Servicer
                 and upon Master Servicer Event of Termination..................
Section 7.05     Trustee to Act; Appointment of Successor.......................
Section 7.06     Notification to Certificateholders.............................

                                  ARTICLE VIII

                  THE TRUSTeE and the securities administrator

Section 8.01     Duties of Trustee and Securities Administrator.................
Section 8.02     Certain Matters Affecting the Trustee and the Securities
                 Administrator..................................................
Section 8.03     Neither the Trustee nor the Securities Administrator
                 Liable for Certificates or Mortgage Loans......................
Section 8.04     Trustee and Securities Administrator May Own Certificates......
Section 8.05     Securities Administrator's Fees and Expenses and
                 Trustee Fees and Expenses......................................
Section 8.06     Eligibility Requirements for Trustee and the Securities
                 Administrator..................................................
Section 8.07     Resignation or Removal of Trustee and the Securities
`                Administrator..................................................
Section 8.08     Successor Trustee or Securities Administrator..................
Section 8.09     Merger or Consolidation of Trustee or Securities
                 Administrator..................................................
Section 8.10     Appointment of Co-Trustee or Separate Trustee..................
Section 8.11     Limitation of Liability........................................
Section 8.12     Trustee or Securities Administrator May Enforce
                 Claims Without Possession of Certificates......................
Section 8.13     Suits for Enforcement..........................................
Section 8.14     Waiver of Bond Requirement.....................................
Section 8.15     Waiver of Inventory, Accounting and Appraisal Requirement......
Section 8.16     Appointment of Custodian.......................................

                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 9.01     REMIC Administration...........................................
Section 9.02     Prohibited Transactions and Activities.........................
Section 9.03     Indemnification with Respect to Certain Taxes
                 and Loss of REMIC Status.......................................
Section 9.04     Grantor Trust Administration...................................

                                    ARTICLE X

                                   TERMINATION

Section 10.01    Termination....................................................
Section 10.02    Additional Termination Requirements............................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01    Amendment......................................................
Section 11.02    Recordation of Agreement; Counterparts.........................
Section 11.03    Limitation on Rights of Certificateholders.....................
Section 11.04    Governing Law; Jurisdiction....................................
Section 11.05    Notices........................................................
Section 11.06    Severability of Provisions.....................................
Section 11.07    Article and Section References.................................
Section 11.08    Notice to the Rating Agencies and the NIMS Insurer.............
Section 11.09    Further Assurances.............................................
Section 11.10    Third Party Beneficiary........................................
Section 11.11    Acts of Certificateholders.....................................

                                    EXHIBITS:
                                    ---------

Exhibit A-1           Form of Class A-1 Certificates
Exhibit A-2           Form of Class A-2 Certificates
Exhibit A-3           Form of Class A-3 Certificates
Exhibit B-1           Form of Class M-1 Certificates
Exhibit B-2           Form of Class M-2 Certificates
Exhibit B-3           Form of Class M-3 Certificates
Exhibit B-4           Form of Class M-4 Certificates
Exhibit B-5           Form of Class M-5 Certificates
Exhibit B-6           Form of Class M-6 Certificates
Exhibit B-7           Form of Class M-7 Certificates
Exhibit B-8           Form of Class M-8 Certificates
Exhibit B-9           Form of Class M-9 Certificates
Exhibit C-1           Form of Class CE Certificates
Exhibit C-2           Form of Class P Certificates
Exhibit C-3           Form of Class R Certificates
Exhibit D             Mortgage Loan Schedule
Exhibit E             Form of Request for Release
Exhibit F-1           Form of Initial Certification
Exhibit F-2           Form of Final Certification
Exhibit F-3           Form of Receipt of Mortgage Note
Exhibit G             Mortgage Loan Purchase Agreement
Exhibit H             Form of Lost Note Affidavit
Exhibit I             Form of ERISA Representation
Exhibit J             Form of Investment Letter
Exhibit K             Form of Class R Certificate Transfer Affidavit
Exhibit L             Form of Transferor Certificate
Exhibit M             Monthly Information Provided by Master Servicer
Exhibit N             Form of Yield Maintenance Agreements
Exhibit O             Form of Certification
Exhibit P             Form of Certification of the Securities Administrator to
                      be Provided to Master Servicer

               ASSET BACKED FUNDING CORPORATION, as depositor (the "Depositor"), WELLS FARGO BANK, N.A., as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the "Trustee"), are entering into this Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Agreement").

                              PRELIMINARY STATEMENT

               The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of fifteen Classes of Certificates, designated as (i) the Class A-1, Class A-2 and Class A-3 Certificates, (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, (iii) the Class CE Certificates, (iv) the Class P Certificates and (v) the Class R Certificate.

                                     REMIC 1

               As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Yield Maintenance Agreements, the Reserve Accounts, the Cap Carryover Amounts, the Prepayment Charges, the Originator Prepayment Charge Payment Amounts and the Servicer Prepayment Charge Payment Amounts) as a real estate investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

                 Uncertificated          Initial
                     REMIC            Uncertificated    Latest Possible Maturity
Designation     Pass-Through Rate        Balance                  Date
--------------------------------------------------------------------------------
   LT1AA          Variable((2))      $421,532,901.31         August 25, 2034
   LT1A1          Variable((2))       $1,534,485.00          August 25, 2034
   LT1A2          Variable((2))       $1,733,770.00          August 25, 2034
   LT1A3          Variable((2))        $344,880.00           August 25, 2034
   lt1M1          Variable((2))        $227,970.00           August 25, 2034
   lt1m2          Variable((2))        $180,655.00           August 25, 2034
   lt1m3          Variable((2))         $45,165.00           August 25, 2034
   lt1M4          Variable((2))         $43,015.00           August 25, 2034
   LT1M5          Variable((2))         $43,015.00           August 25, 2034
   lt1M6          Variable((2))         $43,015.00           August 25, 2034
   lt1M7          Variable((2))         $12,905.00           August 25, 2034
   lt1M8          Variable((2))         $30,110.00           August 25, 2034
   lt1M9          Variable((2))         $25,805.00           August 25, 2034
   lt1ZZ          Variable((2))       $4,337,922.27          August 25, 2034
   lt1xx          Variable((2))      $430,135,613.59         August 25, 2034

(1) Solely for purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2

               As provided herein, the Securities Administrator shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest represents the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions.

               The following table sets forth (or describes) the Class designation, Certificate Interest Rate and Original Class Certificate Principal Balance for each Class of Certificates comprising the interests in the Trust Fund created hereunder:

                  Original Class
                    Certificate          Certificate          Assumed Final
     Class       Principal Balance      Interest Rate        Maturity Dates
--------------------------------------------------------------------------------
A-1               $306,897,000.00            (1)              June 25, 2022
A-2               $346,754,000.00            (2)             October 25, 2032
A-3               $68,976,000.00             (3)              April 25, 2034
M-1               $45,594,000.00             (4)              March 25, 2034
M-2               $36,131,000.00             (5)             January 25, 2034
M-3                $9,033,000.00             (6)            November 25, 2033
M-4                $8,603,000.00             (7)             October 25, 2033
M-5                $8,603,000.00             (8)             August 25, 2033
M-6                $8,603,000.00             (9)              June 25, 2033
M-7                $2,581,000.00             (10)            January 25, 2033
M-8                $6,022,000.00             (11)           November 25, 2032
M-9                $5,161,000.00             (12)            January 25, 2032
CE                     (13)                  (13)                 N/A
P                       N/A                  N/A                  N/A
R                       N/A                  N/A                  N/A
Total             $852,958,000.00

(1) Interest will accrue on the Class A-1 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-1 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(2) Interest will accrue on the Class A-2 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-2 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(3) Interest will accrue on the Class A-3 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class A-3 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(4) Interest will accrue on the Class M-1 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-1 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(5) Interest will accrue on the Class M-2 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-2 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(6) Interest will accrue on the Class M-3 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-3 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(7) Interest will accrue on the Class M-4 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-4 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(8) Interest will accrue on the Class M-5 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-5 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(9) Interest will accrue on the Class M-6 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-6 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(10) Interest will accrue on the Class M-7 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-7 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(11) Interest will accrue on the Class M-8 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-8 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(12) Interest will accrue on the Class M-9 Certificates during each Interest Accrual Period at a rate equal to the lesser of: (i) the Class M-9 Pass-Through Rate and (ii) the Pool Cap for such Distribution Date.
(13) Solely for REMIC purposes, the Class CE Certificates will have an Original Class Certificate Principal Balance equal to the Initial Overcollateralization Amount and will bear interest on their Notional Amount.

                                    ARTICLE I

                                   DEFINITIONS

               Section 1.01 Defined Terms.

               Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Interest on all Classes of REMIC 1 Regular Interests and the Class CE Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on all Regular Certificates (other than the Class CE Certificates) will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

               "1933 Act": The Securities Act of 1933, as amended.

               "60+ Day Delinquent Loan": Each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

               "Account": Any of the Collection Accounts, the Master Servicer Custodial Account, the Distribution Account, the Class A Reserve Account, the Class M Reserve Account or the Escrow Account.

               "Accrued Certificate Interest": With respect to each Distribution Date and Class of Certificates, an amount equal to the interest accrued at the Certificate Interest Rate described opposite such Class in the table in the Preliminary Statement during the related Interest Accrual Period on the Certificate Principal Balance of such Class of Certificates, reduced by such Class' Interest Percentage of Relief Act Interest Shortfalls for such Distribution Date.

               "Adjustable-Rate Mortgage Loan": A Mortgage Loan which has a rate at which interest accrues that adjusts based on the Index plus a related Gross Margin, as set forth and subject to the limitations in the related Mortgage Note.

               "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each adjustment date on which the Mortgage Interest Rate of an Adjustable-Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

               "Advance": With respect to each Servicer, the meaning given to the term "Monthly Advance" in the applicable Servicing Agreement.

               "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

               "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

               "Aggregate Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (i) the Principal Remittance Amount and
(ii) the Overcollateralization Release Amount.

               "Agreement": This Pooling and Servicing Agreement and all amendments and supplements hereto.

               "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

               "Applied Realized Loss Amount": With respect to each Distribution Date, the excess, if any, of (a) the aggregate of the Certificate Principal Balances of the Certificates (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date and any increase in any Certificate Principal Balance as a result of Subsequent Recoveries) over (b) the Pool Balance as of the end of the related Collection Period.

               "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

               "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

               "Available Funds": As to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments due during the related Collection Period and received on or prior to the related Determination Date by the Servicers, (b) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Principal Prepayments, Substitution Adjustment Amounts, the Purchase Price for any repurchased Mortgage Loan, the Termination Price with respect to the termination of the Trust pursuant to Section 10.01 hereof and other unscheduled recoveries of principal and interest (excluding Prepayment Charges, Originator Prepayment Charge Payment Amounts, Servicer Prepayment Charge Payment Amounts and Prepayment Interest Excess) in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties received on or prior to the related Determination Date by the Servicers, (d) all Advances and payments of Compensating Interest made by the applicable Servicer in respect of such Distribution Date received on or prior to the related Remittance Date by the Master Servicer and (e) any Reimbursement Amount or Subsequent Recovery deposited into the Collection Accounts during the related Prepayment Period and received on or prior to the related Remittance Date by the Master Servicer over
(ii) the sum of (a) amounts reimbursable to the Servicers pursuant to the Servicing Agreements, (b) amounts reimbursable or payable to the Master Servicer pursuant to this Agreement, including, without limitation, Sections 3.09 or 3.20, (c) amounts reimbursable or payable to the Securities Administrator or Trustee pursuant to this Agreement, including, without limitation, Section 8.05 or Section 9.01(c), (d) the Servicing Fees and (e) amounts deposited in the Master Servicer Custodial Account or Distribution Account in error.

               "Bankruptcy Code": Title 11 of the United States Code, as amended.

               "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates shall be Book-Entry Certificates.

               "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, the State of New York, the State of New Jersey, the State of Maryland, the State of Minnesota, the State of California or in the cities in which the Corporate Trust Offices of the Securities Administrator and the Trustee are located are authorized or obligated by law or executive order to be closed.

               "Cap Amount": With respect to each Distribution Date and each Class of Class M Certificates, the product of (a) the Class M Yield Maintenance Agreement Payment for such Distribution Date and (b) a fraction, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Class M Certificates immediately prior to such Distribution Date.

               "Cap Carryover Amount": If on any Distribution Date, the Accrued Certificate Interest for any Offered Certificate is based upon the Pool Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on such Distribution Date based on the related Pass-Through Rate, over (ii) the amount of interest such Certificate received on such Distribution Date based on the Pool Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Certificate).

               "Certificate": Any Regular Certificate, Class P Certificate or Class R Certificate.

               "Certificate Custodian": Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Securities Administrator.

               "Certificate Interest Rate": With respect to each Distribution Date and Class of Certificates, the per annum rate described in the table in the Preliminary Statement during the related Interest Accrual Period on the Certificate Principal Balance.

               "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

               "Certificate Principal Balance": With respect to any Class of Certificates (other than the Class CE, Class P and Class R Certificates) and any Distribution Date, the Original Class Certificate Principal Balance (a) reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto for previous Distribution Dates and (b) increased by any Subsequent Recoveries allocated to such Class for previous Distribution Dates. The Class CE, Class P and Class R Certificates do not have a Certificate Principal Balance. With respect to any Certificate (other than a Class CE, Class P or Class R Certificate) of a Class and any Distribution Date, the portion of the Certificate Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Certificate Principal Balance of such Class.

               "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

               "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of the Class R Certificate for any purpose hereof.

               "Certification": As defined in Section 3.23(b) hereof.

               "Class": Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

               "Class A-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.130% per annum, and (ii) following the Optional Termination Date, 0.260% per annum.

               "Class A-1 Pass-Through Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-1 Certificate Margin and (b) the Maximum Rate Cap.

               "Class A-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.320% per annum, and (ii) following the Optional Termination Date, 0.640% per annum.

               "Class A-2 Pass-Through Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-2 Certificate Margin and (b) the Maximum Rate Cap.

               "Class A-3 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.530% per annum, and (ii) following the Optional Termination Date, 1.060% per annum.

               "Class A-3 Pass-Through Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-3 Certificate Margin and (b) the Maximum Rate Cap.

               "Class A Certificate": Any one of the Certificates with an "A" designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

               "Class A Certificateholders": Collectively, the Holders of the Class A Certificates.

               "Class A Reserve Account": The trust account created and maintained by the Securities Administrator pursuant to Section 3.07(i) which shall be entitled "Class A Reserve Account, Wells Fargo Bank, N.A., as Securities Administrator for Deutsche Bank Trust Company, as Trustee, in trust for registered Holders of the Class A Certificates of the ABFC 2004-HE1 Trust, ABFC Asset-Backed Certificates, Series 2004-HE1" and which must be an Eligible Account. Amounts on deposit in the Class A Reserve Account shall not be invested. The Class A Reserve Account shall not be an asset of any REMIC formed under this Agreement.

               "Class A Yield Maintenance Agreement": The interest rate cap agreement between the Securities Administrator, on behalf of the Trust, and the Class A Yield Maintenance Agreement Provider substantially in the form attached hereto as Exhibit N. The Class A Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

               "Class A Yield Maintenance Agreement Payment": On each Distribution Date through the Distribution Date in June 2006, the amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable ceiling rate for such Distribution Date over the applicable strike rate for such Distribution Date, in each case as set forth on the schedule attached to the confirmation to the Class A Yield Maintenance Agreement for such Distribution Date, (b) the product of the cap notional amount and the scale factor, both as set forth on the schedule attached to the confirmation to the Class A Yield Maintenance Agreement for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or the Closing Date, in the case of the first Distribution Date) to but excluding the current Distribution Date and the denominator of which is 360.

               "Class A Yield Maintenance Agreement Provider": Swiss Re Financial Products Corporation and any successor thereto.

               "Class CE Certificates": Any one of the Class CE Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-1, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

               "Class CE Distributable Amount": With respect to any Distribution Date, the sum of (i) the interest accrued on such Class CE Certificate at its Pass-Through Rate calculated on its Notional Amount less the amount (without duplication) of Cap Carryover Amounts paid pursuant to Section 4.02(b)(xxx),
(ii) any remaining Aggregate Overcollateralization Release Amounts, (iii) the aggregate of amounts remaining in the Class A Reserve Account after the distributions in Section 3.07(i)(i)(A) and (iv) the aggregate of amounts remaining in the Class M Reserve Account after the distributions in Section 3.07(i)(ii)(A).

               "Class CE Uncertificated Principal Balance": As of any date of determination, the Initial Overcollateralization Amount minus the sum of (i) any Realized Losses allocated thereto and (ii) any amounts distributed (or deemed distributed) to the Class CE Certificates with respect thereto.

               "Class M Certificate": Any one of the Certificates with an "M" designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, Exhibit B-5, Exhibit B-6, Exhibit B-7, Exhibit B-8 and Exhibit B-9, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

               "Class M Certificateholders": Collectively, the Holders of the Class M Certificates.

               "Class M Reserve Account": The trust account created and maintained by the Securities Administrator pursuant to Section 3.07(i) which shall be entitled "Class M Reserve Account, Wells Fargo Bank, N.A., as Securities Administrator for Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of the Class M Certificates of the ABFC 2004-HE1 Trust, ABFC Asset-Backed Certificates, Series 2004-HE1" and which must be an Eligible Account. Amounts on deposit in the Class M Reserve Account shall not be invested. The Class M Reserve Account shall not be an asset of any REMIC formed under this Agreement.

               "Class M Yield Maintenance Agreement": The interest rate cap agreement between the Securities Administrator, on behalf of the Trust, and the Class M Yield Maintenance Agreement Provider substantially in the form attached hereto as Exhibit N. The Class M Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

               "Class M Yield Maintenance Agreement Payment": On each Distribution Date through the Distribution Date in June 2006, the amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable ceiling rate for such Distribution Date over the applicable strike rate for such Distribution Date, each as set forth on the schedule attached to the confirmation to the Class M Yield Maintenance Agreement for such Distribution Date, (b) the product of the cap notional amount and the scale factor, both as set forth on the schedule attached to the confirmation to the Class M Yield Maintenance Agreement for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or the Closing Date, in the case of the first Distribution Date) to but excluding the current Distribution Date and the denominator of which is 360.

               "Class M Yield Maintenance Agreement Provider": Swiss Re Financial Products Corporation and any successor thereto.

               "Class M-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.600% per annum, and (ii) following the Optional Termination Date, 0.900% per annum.

               "Class M-1 Pass-Through Rate": For each Distribution Date, the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-1 Certificate Margin and (b) the Maximum Rate Cap.

               "Class M-1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.60% and
(ii) the Pool Balance as of the last day of the related Collection Period and
(B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

               "Class M-1 Realized Loss Amortization Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (iv) hereof, in each case for such Distribution Date.

               "Class M-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.150% per annum, and (ii) following the Optional Termination Date, 1.725% per annum.

               "Class M-2 Pass-Through Rate": For each Distribution Date, the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-2 Certificate Margin and (b) the Maximum Rate Cap.

               "Class M-2 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

               "Class M-2 Realized Loss Amortization Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (vii) hereof, in each case for such Distribution Date.

               "Class M-3 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.350% per annum, and (ii) following the Optional Termination Date, 2.250% per annum.

               "Class M-3 Pass-Through Rate": For each Distribution Date, the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-3 Certificate Margin and (b) the Maximum Rate Cap.

               "Class M-3 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

               "Class M-3 Realized Loss Amortization Amount": As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (x) hereof, in each case for such Distribution Date.

               "Class M-4 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.700% per annum, and (ii) following the Optional Termination Date, 2.550% per annum.

               "Class M-4 Pass-Through Rate": For each Distribution Date, the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-4 Certificate Margin and (b) the Maximum Rate Cap.

               "Class M-4 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

               "Class M-4 Realized Loss Amortization Amount": As to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xiii) hereof, in each case for such Distribution Date.

               "Class M-5 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.850% per annum, and (ii) following the Optional Termination Date, 2.775% per annum.

               "Class M-5 Pass-Through Rate": For each Distribution Date, the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-5 Certificate Margin and (b) the Maximum Rate Cap.

               "Class M-5 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 93.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

               "Class M-5 Realized Loss Amortization Amount": As to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xvi) hereof, in each case for such Distribution Date.

               "Class M-6 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.500% per annum, and (ii) following the Optional Termination Date, 5.250% per annum.

               "Class M-6 Pass-Through Rate": For each Distribution Date, the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-6 Certificate Margin and (b) the Maximum Rate Cap.

               "Class M-6 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

               "Class M-6 Realized Loss Amortization Amount": As to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xix) hereof, in each case for such Distribution Date.

               "Class M-7 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.500% per annum, and (ii) following the Optional Termination Date, 5.250% per annum.

               "Class M-7 Pass-Through Rate": For each Distribution Date, the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-7 Certificate Margin and (b) the Maximum Rate Cap.

               "Class M-7 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and
(viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.70% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

               "Class M-7 Realized Loss Amortization Amount": As to the Class M-7 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-7 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxii) hereof, in each case for such Distribution Date.

               "Class M-8 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.500% per annum, and (ii) following the Optional Termination Date, 5.250% per annum.

               "Class M-8 Pass-Through Rate": For each Distribution Date, the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-8 Certificate Margin and (b) the Maximum Rate Cap.

               "Class M-8 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 97.10% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

               "Class M-8 Realized Loss Amortization Amount": As to the Class M-8 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-8 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxv) hereof, in each case for such Distribution Date.

               "Class M-9 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.500% per annum, and (ii) following the Optional Termination Date, 5.250% per annum.

               "Class M-9 Pass-Through Rate": For each Distribution Date, the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-9 Certificate Margin and (b) the Maximum Rate Cap.

               "Class M-9 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

               "Class M-9 Realized Loss Amortization Amount": As to the Class M-9 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-9 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxviii) hereof, in each case for such Distribution Date.

               "Class P Certificate": Any one of the Certificates with a "P" designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, executed by the Securities Administrator on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

               "Class R Certificate": The Class R Certificate executed by the Securities Administrator on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-3 and evidencing the ownership of the Residual Interest in each of REMIC 1 and REMIC 2. The Class R Certificate represents the ownership of the Class R-1 Interest and the Class R-2 Interest.

               "Class R-1 Interest": The uncertificated residual interest in REMIC 1.

               "Class R-2 Interest": The uncertificated residual interest in REMIC 2.

               "Closing Date": August 26, 2004.

               "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

               "Collection Accounts": The separate accounts created and maintained by each of the Servicers pursuant to the applicable Servicing Agreement.

               "Collection Period": With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

               "Combined Loan-to-Value Ratio": For any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the Principal Balance of the Mortgage Loan at origination and (ii) the principal balance of the senior mortgage loan, if any, on the date of origination of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

               "Compensating Interest": With respect to any Prepayment Period and Servicer, an amount equal to the lesser of (a) its aggregate Servicing Fee received in the related Collection Period and (b) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans serviced by such Servicer resulting from Principal Prepayments on the Mortgage Loans during the related Prepayment Period.

               "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

               "Consulting Agreement": The Consulting Agreement, dated as of August 26, 2004, between The Murrayhill Company, as Credit Risk Manager, and the Depositor.

               "Corporate Trust Office": With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:
Trust Administration - BA04H1 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator and the Master Servicer. With respect to the Securities Administrator, the principal corporate trust office of the Securities Administrator at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) for certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479-0113, Attention: Client Manager-ABFC, Series 2004-HE1 and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Client Manager-ABFC, Series 2004-HE1 or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Master Servicer.

               "Corresponding Classes": With respect to REMIC 1 and REMIC 2, the following Classes shall be Corresponding Classes:

   Corresponding REMIC 1 Classes      Corresponding REMIC 2 Classes

     LT1A1                                   Class A-1 Certificates

     LT1A2                                   Class A-2 Certificates

     LT1A3                                   Class A-3 Certificates

     LT1M1                                   Class M-1 Certificates

     LT1M2                                   Class M-2 Certificates

     LT1M3                                   Class M-3 Certificates

     LT1M4                                   Class M-4 Certificates

     LT1M5                                   Class M-5 Certificates

     LT1M6                                   Class M-6 Certificates

     LT1M7                                   Class M-7 Certificates

     LT1M8                                   Class M-8 Certificates

     LT1M9                                   Class M-9 Certificates

               "Credit Risk Manager": The Murrayhill Company, a Colorado corporation.

               "Credit Risk Manager Fee": The fee payable to the Credit Risk Manager on each Distribution Date for its services as Credit Risk Manager, in an amount equal to the product of (i) one-twelfth of the Credit Risk Manager Fee Rate and (ii) the Pool Balance as of the opening of business on the first day of the related Collection Period.

               "Credit Risk Manager Fee Rate": With respect to any Distribution Date, 0.0160% per annum.

               "Credit Risk Management Agreements": Each of (i) the Credit Risk Management Agreement, dated as of August 26, 2004, between the Credit Risk Manager and HomEq and (ii) the Credit Risk Management Agreement, dated as of August 26, 2004, between the Credit Risk Manager and Wells Fargo Bank, N.A., as a Servicer.

               "Custodial Agreement": Initially, each of (i) the Custodial Agreement, dated August 26, 2004, by and among the Trustee, the Depositor, Wells Fargo Bank, N.A., as servicer, the Master Servicer and Wells Fargo Bank, N.A., not individually, but solely as Custodian and (ii) the Custodial Agreement, dated August 26, 2004, by and among the Trustee, the Depositor, Fremont, as servicer, HomEq, as servicer, the Master Servicer and Deutsche Bank National Trust Company, not individually, but solely as Custodian, and thereafter any custodial agreement entered in to pursuant to Section 8.16.

               "Custodian": Initially, Wells Fargo Bank, N.A. (with respect to the Wells Fargo Mortgage Loans) and Deutsche Bank National Trust Company (with respect to the Fremont Mortgage Loans) and thereafter the Custodian or Custodians, if any, hereafter appointed by the Trustee pursuant to Section 8.16. Any Custodian may (but need not) be the Trustee or the Securities Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Depositor nor any Person directly or indirectly controlling or controlled by or under common control with the Depositor may be appointed Custodian.

               "Customary Servicing Procedures": With respect to a Servicer, procedures (including collection procedures) that such Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

               "Cut-off Date": August 1, 2004.

               "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans.

               "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after application of funds received or advanced on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage
Loan).

               "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

               "Defective Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

               "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

               "Definitive Certificates": As defined in Section 5.02(c) hereof.

               "Delinquent": Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

               "Depositor": Asset Backed Funding Corporation, a Delaware corporation, or any successor in interest.

               "Depository": The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

               "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

               "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

               "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, or (iv) any other Person so designated by the Securities Administrator based upon an Opinion of Counsel provided by nationally recognized counsel to the Securities Administrator that the holding of an ownership interest in the Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

               "Distribution Account": The account or accounts created and maintained by the Securities Administrator pursuant to Section 3.07, which shall be entitled "Distribution Account, Wells Fargo Bank, N.A., as Securities Administrator under the Pooling and Servicing Agreement dated as of August 1, 2004 among Asset Backed Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, and Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of ABFC 2004-HE1 Trust, ABFC Asset-Backed Certificates, Series 2004-HE1," and which must be an Eligible Account.

               "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in September 2004.

               "Distribution Date Statement": As defined in Section 4.06(a) hereof.

               "Document Transfer Event": The 60th day following the day on which either (i) Wells Fargo Bank, N.A. is no longer the Servicer of any of the Wells Fargo Mortgage Loans or (ii) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "BBB-" by Fitch Ratings.

               "Due Date": With respect to each Mortgage Loan and any Distribution Date, the day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any grace period.

               "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" by S&P and "P-1" by Moody's (or comparable ratings if S&P and Moody's are not the Rating Agencies) by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Securities Administrator, the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

               "Eligible Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Securities Administrator, the NIMS Insurer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Securities Administrator serves as an advisor:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Securities Administrator or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P and Moody's and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

            (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated "A" or higher by S&P and "A2" or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Securities Administrator in exchange for such collateral and (C) be delivered to the Securities Administrator or, if the Securities Administrator is supplying the collateral, an agent for the Securities Administrator, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds registered under the Investment Company Act of 1940 (including funds managed or advised by the Securities Administrator or affiliates thereof) that, if rated by each Rating Agency, are rated in its highest rating category (if so rated by such Rating Agency); and

            (vii) if previously confirmed in writing to the Securities Administrator and consented to by the NIMS Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as an eligible investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

               "Eligible Substitute Mortgage Loan": A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% (in the case of a Defective Mortgage Loan that is a Fremont Mortgage Loan) or 2% (in the case of a Defective Mortgage Loan that is a Wells Fargo Mortgage Loan) in excess of the Mortgage Interest Rate of such Defective Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan,
(iv) be of the same type as the Defective Mortgage Loan, (v) have a Prepayment Charge at least equal in amount and duration of that of the Defective Mortgage Loan and (vi) conform to each representation and warranty applicable to the Defective Mortgage Loan set forth in Sections 3.01 and 3.02 of the Wells Fargo Sale and Servicing Agreement, Section 9 of the Fremont Sale Agreements or
Section 3.01 of the Mortgage Loan Purchase Agreement, as the case may be. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balance, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the terms described in clause (iii) hereof shall be determined on the basis of weighted average remaining term to maturity and the representations and warranties described in clause (vi) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be.

               "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

               "ERISA-Restricted Certificates": Any of the Class CE, Class P and Class R Certificates.

               "Escrow Account": The account or accounts created and maintained pursuant to Section 3.08.

               "Estate in Real Property": A fee simple estate in a parcel of real property.

               "Exchange Act": The Securities Exchange Act of 1934, as amended.

               "Expense Fee Rate": The sum of (i) the related Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

               "Extra Principal Distribution Amount": As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

               "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

               "Fixed-Rate Mortgage Loan": A Mortgage Loan which has a constant annual rate at which interest accrues in accordance with the provisions of the related Mortgage Note.

               "Form 10-K": As defined in Section 3.23(a) hereof.

               "Fremont": Fremont Investment & Loan.

               "Fremont Mortgage Loans": The Mortgage Loans purchased by the Seller pursuant to the Fremont Sale Agreements or any Eligible Substitute Mortgage Loan substituted for a Fremont Mortgage Loan.

               "Fremont Sale Agreement": Either (i) the Mortgage Loan Purchase and Warranties Agreement, dated June 1, 2004, between the Seller, as purchaser, and Fremont, as seller, or (ii) the Mortgage Loan Purchase and Warranties Agreement, dated July 1, 2004, between the Seller, as purchaser, and Fremont, as seller.

               "Fremont Servicing Agreement": Either (i) the Interim Servicing Agreement, dated as of June 1, 2004, between Bank of America, N.A. and Fremont, or (ii) the Interim Servicing Agreement, dated as of July 1, 2004, between Bank of America, N.A. and Fremont, each as amended by the Assignment, Assumption and Recognition Agreement, dated August 26, 2004, among Bank of America, N.A., the Depositor, the Master Servicer, the Securities Administrator, the Trustee and Fremont.

               "Grantor Trust": That portion of the Trust exclusive of REMIC 1 and REMIC 2 consisting of (a) the Prepayment Charges, any Originator Prepayment Charge Payment Amounts, any Servicer Prepayment Charge Payment Amounts, proceeds thereof in the Master Servicer Custodial Account or Distribution Account and the right of the Class P Certificateholders to receive such Prepayment Charges, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts, (b) the right of the Offered Certificates to receive Cap Carryover Amounts, (c) each Yield Maintenance Agreement, the Reserve Accounts and the beneficial interest of the Class CE Certificates with respect thereto and (d) the obligation of the Class CE Certificates to pay Cap Carryover Amounts.

               "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Mortgage Loan.

               "HomEq": HomEq Servicing Corporation.

               "HomEq Servicing Agreement": The Servicing Rights Purchase and Servicing Agreement, dated as of August 1, 2004, between Bank of America, N.A. and HomEq.

               "Indenture": An indenture relating to the issuance of net interest margin notes secured by the Class CE Certificates and the Class P Certificates, which may or may not be guaranteed by the NIMS Insurer.

               "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, any Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer or any Servicer or any Affiliate thereof, and
(iii) is not connected with the Depositor, the Master Servicer, any Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, any Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, any Servicer or any Affiliate thereof, as the case may be.

               "Index": With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

               "Initial Certificate Principal Balance": With respect to any Certificate of a Class other than a Class CE, Class P or Class R Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

               "Initial Overcollateralization Amount": $7,313,227.77.

               "Insurance Proceeds": Proceeds of any title policy, hazard policy, primary mortgage insurance policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the applicable Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

               "Interest Accrual Period": With respect to any Distribution Date and the Offered Certificates, the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through and including the day prior to the current Distribution Date.

               "Interest Carry Forward Amount": For any Class of Certificates (other than the Class CE, Class P and Class R Certificates) and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) interest on such excess at the applicable Certificate Interest Rate for the actual number of days elapsed on the basis of a 360-day year since the prior Distribution Date.

               "Interest Percentage": With respect to any Class of Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes, in each case with respect to such Distribution Date, without regard to Relief Act Interest Shortfalls.

               "Interest Remittance Amount": As of any Distribution Date, the sum, without duplication, of (i) all interest due and collected or advanced with respect to the related Collection Period on the Mortgage Loans received by the Servicers on or prior to the Determination Date for such Distribution Date (less the applicable Servicing Fee, amounts available for reimbursement of Advances, Servicing Advances and expenses pursuant to the applicable Servicing Agreement, amounts reimbursable or payable to the Master Servicer pursuant to this Agreement, including, without limitation, Sections 3.09 or 3.20 and amounts reimbursable or payable to the Securities Administrator or Trustee pursuant to this Agreement, including, without limitation, Sections 8.05 and 9.01(c)), (ii) all Compensating Interest paid by the Servicers for such Distribution Date with respect to such Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment (other than any Prepayment Interest Excess), substitution, Purchase Price, Termination Price, Insurance Proceeds or Net Liquidation Proceeds relating to interest with respect to such Mortgage Loans received during the related Prepayment Period and (iv) the portion of any Reimbursement Amount relating to such Mortgage Loans received during the related Prepayment Period.

               "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

               "LIBOR Determination Date": With respect to the Offered Certificates, (i) for the first Distribution Date, the second LIBOR Business Day preceding the Closing Date and (ii) for each subsequent Distribution Date, the second LIBOR Business Day prior to the immediately preceding Distribution Date.

               "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the applicable Servicer has determined, in accordance with Customary Servicing Procedures, as of the end of the related Prepayment Period, that all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

               "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the applicable Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

               "Losses": As defined in Section 9.03.

               "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

               "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

               "Majority Class CE Certificateholders": The Holders of Class CE Certificates evidencing at least a 51% Percentage Interest in the Class CE Certificates.

               "Marker Rate": With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC Pass-Through Rates for REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1ZZ, (i) with the rate on each such REMIC Regular Interest (other than REMIC 1 Regular Interest LT1ZZ) subject to a cap equal to the Pass-Through Rate of its Corresponding Class (taking into account in determining any such Pass-through Rate the imposition of the Pool Cap as described in footnotes (1) through (13) to the table in the Preliminary Statement relating to the Certificates) for the purposes of this calculation and (ii) with the rate on REMIC 1 Regular Interest LT1ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to each such REMIC Regular Interest (other than REMIC 1 Regular Interest LT1ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

               "Master Servicer": Wells Fargo Bank, N.A., a national banking association, or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

               "Master Servicer Custodial Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.07, which shall be entitled "Master Servicer Custodial Account, Wells Fargo Bank, N.A., as Master Servicer under the Pooling and Servicing Agreement dated as of August 1, 2004 among Asset Backed Funding Corporation, as Depositor, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, and Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of ABFC 2004-HE1 Trust, ABFC Asset-Backed Certificates, Series 2004-HE1," and which must be an Eligible Account.

               "Master Servicer Custodial Account Reinvestment Income": For each Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Eligible Investments of funds in the Master Servicer Custodial Account.

               "Master Servicing Officer": With respect to the Master Servicer, any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Securities Administrator and the Trustee by the Master Servicer, as such list may from time to time be amended.

               "Master Servicing Transfer Costs": All reasonable costs and expenses incurred by the Trustee in connection with the transfer of master servicing from a predecessor master servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or other successor master servicer to master service the Mortgage Loans properly and effectively.

               "Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount":
With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LT1ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ minus the REMIC 1 Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8 and REMIC 1 Regular Interest LT1M9 each subject to a cap equal to the Pass-Through Rate of the related Corresponding Class for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8 and REMIC 1 Regular Interest LT1M9 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

               "Maximum Mortgage Interest Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

               "Maximum Rate Cap": With respect to any Distribution Date and for the Offered Certificates, a per annum rate, adjusted by multiplying such rate by a fraction equal to 30 over the actual number of days in the related Interest Accrual Period, equal to the average of the Net Maximum Mortgage Interest Rates for the Adjustable-Rate Mortgage Loans and the Net Mortgage Interest Rates for the Fixed-Rate Mortgage Loans, weighted on the basis of the Principal Balances of the Mortgage Loans as of the first day of the related Collection Period.

               "MERS": The Mortgage Electronic Registration Systems, Inc.

               "MERS Mortgage Loan": Any MOM Mortgage Loan or any other Mortgage Loan as to which MERS or its designee is (or is intended to be) the mortgagee of record and as to which a MIN has been assigned.

               "MIN": A MERS Mortgage Identification Number assigned to a Mortgage Loan registered under MERS.

               "Minimum Mortgage Interest Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

               "MOM": A Mortgage Loan where the related Mortgage names MERS or its designee as the original mortgagee thereof, as to which a MIN has been assigned, and which Mortgage has not been assigned to any other person.

               "Monthly Excess Cashflow Amount": The sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and (without duplication) any portion of the Principal Distribution Amount remaining after principal distributions on the Offered Certificates.

               "Monthly Excess Interest Amount": With respect to each Distribution Date, the amount, if any, by which the Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to paragraphs (i) through (xii) under Section 4.01.

               "Monthly Form 8-K": As defined in Section 3.23(a) hereof.

               "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or similar state laws; (b) without giving effect to any extension granted or agreed to by the applicable Servicer pursuant to the applicable Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

               "Moody's": Moody's Investors Service, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

               "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

               "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan.

               "Mortgage Interest Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (ii) in the case of each Adjustable-Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

               "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01, Section 2.03(c) or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

               "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, dated as of August 1, 2004, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

               "Mortgage Loan Schedule": As of any date with respect to the Mortgage Loans, the list of such Mortgage Loans included in the Trust Fund on such date attached hereto as Exhibit D. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

      (1) the Mortgage Loan identifying number;

      (2) the state and zip code of the Mortgaged Property;

      (3) the type of Residential Dwelling constituting the Mortgaged Property;

      (4) the occupancy status of the Mortgaged Property at origination;

      (5) the original months to maturity;

      (6) the date of origination;

      (7) the first payment date;

      (8) the stated maturity date;

      (9) the stated remaining months to maturity;

      (10) the original principal amount of the Mortgage Loan;

      (11) the Principal Balance of each Mortgage Loan as of the Cut-off Date;

      (12) the Mortgage Interest Rate of the Mortgage Loan as of the Cut-off
Date;

      (13) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date;

      (14) the contractual interest paid to date of the Mortgage Loan;

      (15) the Combined Loan-to-Value Ratio at origination and as of the Cut-off Date;

      (16) a code indicating the loan performance status of the Mortgage Loan as of the Cut-off Date;

      (17) a code indicating the Index that is associated with such Mortgage
Loan;

      (18) the Gross Margin;

      (19) the Periodic Rate Cap;

      (20) the Minimum Mortgage Interest Rate;

      (21) the Maximum Mortgage Interest Rate;

      (22) a code indicating whether the Mortgage Loan has a Prepayment Charge and the type of Prepayment Charge and the term;

      (23) the first Adjustment Date immediately following the Cut-off Date;

      (24) the rate adjustment frequency;

      (25) the payment adjustment frequency;

      (26) the purpose of the Mortgage Loan;

      (27) a code indicating the initial Servicer;

      (28) a code indicating whether the Mortgage Loan has a lender-paid primary mortgage insurance policy; and

      (29) a code indicating whether the Mortgage Loan is a second lien.

               The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date, with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time in accordance with the provisions of this Agreement and a copy of such amended Mortgage Loan Schedule shall be furnished by the Master Servicer to the NIMS Insurer. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the applicable date of substitution.

               "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

               "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

               "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

               "Mortgagor": The obligor on a Mortgage Note.

               "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of unreimbursed Advances, unreimbursed Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

               "Net Maximum Mortgage Interest Rate": With respect to any Adjustable-Rate Mortgage Loan, the applicable Maximum Mortgage Interest Rate minus the Expense Fee Rate.

               "Net Mortgage Interest Rate": With respect to any Mortgage Loan, the Mortgage Interest Rate borne by such Mortgage Loan minus the Expense Fee Rate.

               "NIMS Insurer": Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class CE, Class P and Class R Certificates.

               "Notional Amount": With respect to the Class CE Certificates, an amount equal to the aggregate principal balance of the REMIC 1 Regular Interests.

               "Offered Certificates": The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

               "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), a principal, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

               "One-Month LIBOR": With respect to each Interest Accrual Period, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If no such quotations are available on an LIBOR Determination Date, One-Month LIBOR for the related Interest Accrual Period will be established by the Securities Administrator as follows:

               (i) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.001%);

               (ii) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Depositor and the NIMS Insurer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates; and

               (iii) If no such quotations can be obtained, One-Month LIBOR for the related Interest Accrual Period shall be One-Month LIBOR for the prior Distribution Date.

               "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

               "Optional Termination Date": The first Distribution Date on which the NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE Certificateholders or, if such holder is the Seller or is affiliated with the Seller or there is no Majority Class CE Certificateholders, the Master Servicer, or if the Master Servicer fails to act, HomEq, may opt to terminate the Mortgage Pool pursuant to Section 10.01.

               "Original Class Certificate Principal Balance": With respect to each Class of Certificates, the Certificate Principal Balance thereof on the Closing Date, as set forth opposite such Class in the Preliminary Statement, except with respect to (i) the Class P and Class R Certificates, which have an Original Class Certificate Principal Balance of zero and (ii) the Class CE Certificates, which, solely for REMIC purposes, have an Original Class Certificate Principal Balance equal to the Initial Overcollateralization Amount.

               "Originator": Either Fremont or Wells Fargo Bank, N.A., as the case may be.

               "Originator Prepayment Charge Payment Amount": The amount payable by (i) Wells Fargo Bank, N.A. pursuant to Section 4.21(b) of the Wells Fargo Sale and Servicing Agreement or (ii) Fremont pursuant to Section 9.03 of either Fremont Sale Agreement, in respect of certain Prepayment Charges that are not collected from the applicable Mortgagor.

               "Overcollateralization Amount": As of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Certificate Principal Balance of all Classes of Offered Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Certificate Principal Balance as a result of Subsequent Recoveries).

               "Overcollateralization Deficiency": As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of Offered Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

               "Overcollateralization Release Amount": With respect to any Distribution Date after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Offered Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

               "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

               "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class M-1 Pass-Through Rate, the Class M-2 Pass-Through Rate, the Class M-3 Pass-Through Rate, the Class M-4 Pass-Through Rate, the Class M-5 Pass-Through Rate, the Class M-6 Pass-Through Rate, the Class M-7 Pass-Through Rate, the Class M-8 Pass-Through Rate and the Class M-9 Pass-Through Rate; and in the case of any Regular Interest, the Pass-Through Rate set forth in the definition thereof.

               With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (N) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1ZZ. For purposes of calculating the Pass-Through Rate for the Class CE Certificates, the numerator is equal to the sum of the following components:

               (A) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AA;

               (B) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A1;

               (C) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A2;

               (D) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A3;

               (E) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M1;

               (F) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M2;

               (G) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M3;

               (H) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M4;

               (I) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M5;

               (J) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M6;

               (K) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M7;

               (L) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M8 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M8;

               (M) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M9 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M9; and

               (N) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ.

               "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

               "Percentage Interest": With respect to any Certificate (other than a Class CE, Class P or Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Class CE or Class P Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%. With respect to the Class R Certificate, 100%.

               "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Interest Rate or the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

               "Permitted Transferee": Any transferee of a Class R Certificate other than a Disqualified Organization, a non-U.S. Person or a U.S. Person with respect to whom income on the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

               "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

               "Pool Balance": As of any date of determination, the aggregate Principal Balance of the Mortgage Loans.

               "Pool Cap": As of any Distribution Date and the Offered Certificates, a per annum rate, adjusted by multiplying such rate by a fraction equal to 30 over the actual number of days in the related Interest Accrual Period, equal to the Weighted Average Net Mortgage Interest Rate for the Mortgage Loans.

               "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by a Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Charges so held being identified in the Mortgage Loan Schedule (other than any Originator Prepayment Charge Payment Amount or Servicer Prepayment Charge Payment Amount).

               "Prepayment Interest Excess": With respect to any Distribution Date, for each Fremont Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Distribution Date occurs through the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

               "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring in the prior calendar month that was applied by the applicable Servicer to reduce the outstanding Principal Balance of such Mortgage Loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the Principal Prepayment is applied and ending on the last day of the calendar month in which applied.

               "Prepayment Period": With respect to any Distribution Date and
(i) a Fremont Mortgage Loan (other than with respect to voluntary Principal Prepayments in part), the period commencing on the day after the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, on August 1, 2004) and ending on the Determination Date in the calendar month in which such Distribution Date occurs and (ii) a Wells Fargo Mortgage Loan or a Fremont Mortgage Loan (with respect to voluntary Principal Prepayments in part only), the calendar month preceding the month in which such Distribution Date occurs.

               "Principal Balance": As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus the sum of (i) all collections and other amounts credited against the principal balance of any such Mortgage Loan, (ii) the principal portion of Advances, (iii) any Deficient Valuation and (iv) any principal reduction resulting from a Servicer Modification. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

               "Principal Distribution Amount": As to any Distribution Date, the sum of (i) the Principal Remittance Amount minus the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

               "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

               "Principal Remittance Amount": With respect to any Distribution Date, to the extent of funds available therefor, the sum (less amounts available for reimbursement of Advances and Servicing Advances and expenses pursuant to the applicable Servicing Agreement, amounts reimbursable or payable to the Master Servicer pursuant to this Agreement, including, without limitation, Sections 3.09 or 3.20 and amounts reimbursable or payable to the Securities Administrator or Trustee pursuant to this Agreement, including, without limitation, Sections 8.05 and Section 9.01(c)) of: (i) each payment of principal on a Mortgage Loan due during the related Collection Period and received by the Servicers on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all full and partial Principal Prepayments received by the applicable Servicer during the related Prepayment Period, (iii) Insurance Proceeds, Net Liquidation Proceeds and Subsequent Recoveries allocable to principal actually collected by the applicable Servicer during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustment Amounts paid during the related Prepayment Period and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of principal.

               "Private Certificates": Any of the Class CE, Class P and Class R Certificates.

               "Prospectus Supplement": That certain Prospectus Supplement dated August 24, 2004 relating to the public offering of the Offered Certificates.

               "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01),
(ii) in the case of a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the applicable Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, and (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer, the Securities Administrator or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

               "Rating Agency or Rating Agencies": Moody's and S&P, or their respective successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the Depositor, notice of which designation shall be given to the Trustee, the Securities Administrator and the Master Servicer.

               "Realized Loss": With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. With respect to any Mortgage Loan, a Deficient Valuation or a reduction in the Principal Balance thereof resulting from a Servicer Modification.

               "Realized Loss Amortization Amount": Any of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class M-7 Realized Loss Amortization Amount, the Class M-8 Realized Loss Amortization Amount and the Class M-9 Realized Loss Amortization Amount.

               "Record Date": With respect to all of the Certificates (other than the Private Certificates), the Business Day immediately preceding such Distribution Date; provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Private Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

               "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or the Securities Administrator, (iii) whose quotations appear on the Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Securities Administrator; provided, however, that if fewer than two of such banks provide a One-Month LIBOR rate, then any leading banks selected by the Securities Administrator which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

               "Regular Certificate": Any of the Offered Certificates and the Class CE Certificates.

               "Reimbursement Amount": With respect to any Mortgage Loan, any costs or damages incurred by the Trust in connection with a breach of (i) Fremont's representations and warranties set forth in Sections 9.02(g), (tt),
(uu), (vv), (nnn) or Section 13.02 of the Fremont Sale Agreement and (ii) Wells Fargo Bank, N.A.'s representation and warranties regarding predatory and abusive lending laws set forth in the Wells Fargo Sale and Servicing Agreement.

               "Related Documents": With respect to any Mortgage Loan, the related Mortgage Notes and other related documents.

               "Relief Act": The Servicemembers Civil Relief Act, as it may be amended from time to time.

               "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act or similar state laws, the amount by which (i) interest collectible on such Mortgage Loan during such Collection Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Interest Rate for such Mortgage Loan before giving effect to the application of the Relief Act or similar state laws.

               "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

               "REMIC 1 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the sum of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AA minus the Marker Rate, divided by (b) 12.

               "REMIC 1 Marker Allocation Percentage": 50% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1ZZ.

               "REMIC 1 Overcollateralization Target Amount": 0.50% of the Targeted Overcollateralization Amount.

               "REMIC 1 Overcollateralized Amount": With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8 and REMIC 1 Regular Interest LT1M9, in each case as of such date of determination.

               "REMIC 1 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8, and REMIC 1 Regular Interest LT1M9 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1ZZ.

               "REMIC 1 Regular Interest LT1AA": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AA shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1A1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1A2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance asset forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1A3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance asset forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1M1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1M2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1M3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1M4": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M4 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1M5": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M5 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1M6": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M6 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1M7": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M7 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1M8": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M8 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1M9": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M9 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1XX": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1XX shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interest LT1ZZ": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1ZZ shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               "REMIC 1 Regular Interests": REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8, REMIC 1 Regular Interest LT1M9, REMIC 1 Regular Interest LT1XX and REMIC 1 Regular Interest LT1ZZ.

               "REMIC 1 Sub WAC Allocation Percentage": 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC 1 Regular Interest LT1XX.

               "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

               "REMIC Regular Interest": Any REMIC 1 Regular Interest or any of the Certificates (other than the Class P and Class R Certificates).

               "Remittance Date": With respect to any Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately following such 18th day.

               "Remittance Report": A report prepared by the Master Servicer, based on information provided by the Servicers, and delivered to the Securities Administrator and the NIMS Insurer pursuant to Section 4.07, containing the information attached hereto as Exhibit M.

               "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust.

               "REO Principal Amortization": With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts payable or reimbursable to a Servicer pursuant to the applicable Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

               "REO Property": A Mortgaged Property acquired by a Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure.

               "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

               "Reserve Account": Either of the Class A Reserve Account or the Class M Reserve Account.

               "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

               "Residual Interest": The sole Class of "residual interests" in each REMIC within the meaning of Section 860G(a)(2) of the Code.

               "Responsible Officer": When used with respect to the Trustee or the Securities Administrator, any officer assigned to the Corporate Trust Department of the Trustee or the Securities Administrator, as applicable, including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee or Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

               "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

               "Securities Administrator": Wells Fargo Bank, N.A., and its successors-in-interest and, if a successor securities administrator is appointed hereunder, such successor, as securities administrator.

               "Seller": Bank of America, N.A., or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

               "Senior Certificates": The Class A-1, Class A-2 and Class A-3 Certificates.

               "Senior Enhancement Percentage": For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinated Certificates and (ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the Pool Balance as of the last day of the related Collection Period.

               "Senior Principal Distribution Amount": With respect to any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the lesser of (a) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and (b) the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) 68.00% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the amount by which the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (1) 0.50% and (2) the Cut-off Date Aggregate Principal Balance.

               "Senior Specified Enhancement Percentage": On any date of determination thereof, 32.00%.

               "Servicer": With respect to the Fremont Mortgage Loans, either of Fremont or HomEq and with respect to the Wells Fargo Mortgage Loans, Wells Fargo Bank, N.A., as the context requires, each in their capacity as a servicer of such related Mortgage Loans, or any successor servicer appointed as herein provided.

               "Servicer Modification": A modification to the terms of a Mortgage Loan, in accordance with the terms of the applicable Servicing Agreement.

               "Servicer Prepayment Charge Payment Amount": The amount payable by a Servicer in respect of any waived Prepayment Charges pursuant to the applicable Servicing Agreement, which amount shall be equal to the difference between the amount of Prepayment Charge due by a Mortgagor before any waiver and the actual amount of the Prepayment Charge that was paid by the Mortgagor.

               "Servicing Advances": With respect to each Servicer, the meaning given to such term in the applicable Servicing Agreement.

               "Servicing Agreement": Any of the Fremont Servicing Agreement, the HomEq Servicing Agreement or the Wells Fargo Sale and Servicing Agreement.

               "Servicing Fee": With respect to each Servicer, as defined in the applicable Servicing Agreement.

               "Servicing Fee Rate": With respect to each Mortgage Loan, as defined in the applicable Servicing Agreement.

               "Servicing Officer": With respect to each Servicer, as defined in the related Servicing Agreement.

               "Similar Law": As defined in Section 5.02(d) hereof.

               "Startup Day": As defined in Section 9.01(b) hereof.

               "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in September 2007 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

               "Subordinated Certificates": The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class CE and Class R Certificates.

               "Subsequent Recovery": Any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month.

               "Substitution Adjustment Amount": As defined in Section 2.03(c) hereof.

               "Targeted Overcollateralization Amount": As of any Distribution Date, (x) prior to the Stepdown Date, 0.85% of the Cut-off Date Aggregate Principal Balance and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (A) 1.70% of the Pool Balance as of the last day of the related Collection Period and (B) 0.50% of the Cut-off Date Aggregate Principal Balance and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

               "Tax Matters Person": The tax matters person appointed pursuant to Section 9.01(e) hereof.

               "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each of the two REMICs created pursuant to this Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

               "Telerate Page 3750": The display page currently so designated on the Moneyline Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

               "Termination Price": As defined in Section 10.01(a) hereof.

               "Trigger Event": With respect to any Distribution Date, if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 40.00% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Cut-off Date Aggregate Principal Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

               Distribution Date Occurring In                Percentage
               ------------------------------                ----------
        September 2007 through August 2008                       2.75%
        September 2008 through August 2009                       4.25%
        September 2009 through August 2010                       5.50%
        September 2010 and thereafter                            5.75%

               "Trust": ABFC 2004-HE1 Trust, the trust created hereunder.

               "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which two REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof,
(iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Servicing Agreements, the Fremont Sale Agreements, the Wells Fargo Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) the Securities Administrator's rights under each Yield Maintenance Agreement and (vi) the Master Servicer Custodial Account, the Distribution Account and the Reserve Accounts and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

               "Trustee": Deutsche Bank National Trust Company, a national banking association, or any successor Trustee appointed as herein provided.

               "Uncertificated Accrued Interest": With respect to each REMIC 1 Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated REMIC 1 Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

               "Uncertificated Principal Balance": The amount of any REMIC 1 Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC 1 Regular Interest shall equal the principal amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest shall be reduced by all distributions of principal made on such REMIC 1 Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08(b). The Uncertificated Balance of REMIC 1 Regular Interest LT1ZZ shall be increased by interest deferrals as provided in
Section 4.08(a)(i). The Uncertificated Balance of each REMIC 1 Regular Interest shall never be less than zero.

               "Uncertificated REMIC 1 Pass-Through Rate": With respect to REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8, REMIC 1 Regular Interest LT1M9, REMIC 1 Regular Interest LT1ZZ and REMIC 1 Regular Interest LT1XX, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

               "United States Person" or "U.S. Person": (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person; provided, that for purposes of the definition of a "Permitted Transferee," a U.S. Person shall not include any person whose income is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

               "Unpaid Realized Loss Amount": For any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates and as to any Distribution Date, the excess of (x) the aggregate Applied Realized Loss Amounts allocated to such Class for all prior Distribution Dates over (y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to such Class and (b) the aggregate Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

               "Value": With respect to any Mortgaged Property, the lesser of:
(i) an amount determined by an appraisal done at origination of the Mortgage Loan and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, the value of the Mortgaged Property is based solely upon clause (i) above.

               "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of the Offered Certificates shall be 98%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Offered Certificates then outstanding. The Voting Rights allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of the Master Servicer, the Depositor, the Securities Administrator or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights; provided that only such Certificates as are known by a Responsible Officer of the Securities Administrator to be so registered will be so excluded. 1% of all the Voting Rights will be allocated to the Holders of each of the Class CE and Class P Certificates. The Class R Certificates shall have no Voting Rights.

               "Weighted Average Net Mortgage Rate": The weighted average (based on Principal Balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Cut-off Date) of the Net Mortgage Interest Rates of the Mortgage Loans, expressed for each such Mortgage Loan as an annual rate and calculated on the basis of twelve months consisting of 30 days each and a 360-day year.

               "Wells Fargo Mortgage Loans": The Mortgage Loans purchased by the Seller pursuant to the Wells Fargo Sale and Servicing Agreement or any Eligible Substitute Mortgage Loan substituted for a Wells Fargo Mortgage Loan.

               "Wells Fargo Sale and Servicing Agreement": The Seller's Warranties and Servicing Agreement, dated as of May 1, 2004, between Bank of America, N.A. and Wells Fargo Bank, N.A. (successor by merger to Wells Fargo Home Mortgage, Inc.), as amended by the Assignment, Assumption and Recognition Agreement, dated August 26, 2004, among Bank of America, N.A., the Depositor, the Master Servicer, the Trustee and Wells Fargo Bank, N.A.

               "Written Order to Authenticate": A written order by which the Depositor directs the Securities Administrator to execute, authenticate and deliver the Certificates.

               "Yield Maintenance Agreement": Either of the Class A Yield Maintenance Agreement or the Class M Yield Maintenance Agreement.

               "Yield Maintenance Agreement Payment": Either of the Class A Yield Maintenance Agreement Payment or the Class M Yield Maintenance Agreement Payment.

               "Yield Maintenance Agreement Provider": Either of the Class A Yield Maintenance Agreement Provider or the Class M Yield Maintenance Agreement Provider.

               Section 1.02 Accounting.

               Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

               Section 1.03 Rights of the NIMS Insurer.

               Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) any series of notes issued pursuant to the Indenture remains outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) during the period of time, if any, that (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

               Section 2.01 Conveyance of Mortgage Loans.

               The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all other assets included or to be included in the Trust Fund; (v) all proceeds of any of the foregoing; (vi) the rights of the Depositor under the Consulting Agreement; and (vii) the rights of the Depositor under the Fremont Sale Agreements, the Fremont Servicing Agreements, the HomEq Servicing Agreement, the Wells Fargo Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement. Such assignment includes all interest and principal due to the Depositor after the Cut-off Date with respect to the Mortgage Loans.

               In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Trustee (or Custodians on behalf of the Trustee) the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

      (i) the original Mortgage Note, endorsed in blank or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

      (ii) with respect to the Fremont Mortgage Loans only, the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

      (iii) except with respect to each MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned in blank;

      (iv) with respect to the Fremont Mortgage Loans only, an original copy of any intervening assignment of Mortgage showing a complete chain of assignments and for each Fremont Mortgage Loan that is a MERS Mortgage Loan but is not a MOM Mortgage Loan, the original assignment showing MERS or its designee as the assignee of the Mortgage;

      (v) with respect to the Fremont Mortgage Loans only, the original or a certified copy of lender's title insurance policy; and

      (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

               Following a Document Transfer Event, the Depositor shall, with respect to each Wells Fargo Mortgage Loan, deliver, or cause to be delivered, to the Trustee (or applicable Custodian on behalf of the Trustee) within 60 days copies (which may be in electronic form mutually agreed upon by the Depositor and the Trustee (or applicable Custodian on behalf of the Trustee)) of the following additional documents or instruments to the Mortgage File with respect to each Wells Fargo Mortgage Loan; provided, however, that originals of such documents or instruments shall be delivered to the Trustee (or applicable Custodian on behalf of the Trustee), if originals are required under the law in which the related Mortgaged Property is located in order to exercise all remedies available to the Trust under applicable law following default by the related Mortgagor:

      (i) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments and for each MERS Mortgage Loan that is not a MOM Mortgage Loan, the original assignment showing MERS or its designee as the assignee of the Mortgage;

      (ii) the original or a certified copy of lender's title insurance policy; and

      (iii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording.

               The Trustee (or Custodians on behalf of the Trustee) agrees to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

               If any of the documents referred to above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee (or Custodians on behalf of the Trustee), no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee (or Custodians on behalf of the Trustee) promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Depositor shall deliver or cause to be delivered to the Trustee (or Custodians on behalf of the Trustee) promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

               With respect to any MERS Mortgage Loan, the Master Servicer shall cause the applicable Servicer to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

               Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or deliver such missing document to the Trustee (or Custodians on behalf of the Trustee). If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with
Section 2.03.

               The Depositor herewith delivers to the Trustee (or Custodians on behalf of the Trustee), executed copies of the Fremont Sale Agreements, the Fremont Servicing Agreements, the HomEq Servicing Agreement, the Wells Fargo Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement.

               Section 2.02 Acceptance by Trustee.

               The Trustee acknowledges the receipt (or receipt by the Custodian on its behalf) of, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents required to be delivered pursuant to Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

               The Trustee (or Custodians on behalf of the Trustee) agrees, for the benefit of the Certificateholders, to review each Mortgage File within 60 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 60 days of receipt and with respect to any Qualified Substitute Mortgage, within 60 days after the assignment thereof) and to certify in substantially the form attached hereto as Exhibit F-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(iv) or (vi)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items
(1), (2), (10) and (22) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or Custodians on behalf of the Trustee) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

               Prior to the first anniversary date of this Agreement, the Trustee (or Custodians on behalf of the Trustee) shall deliver to the Depositor, the Master Servicer, the applicable Servicer, the Securities Administrator and the NIMS Insurer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

               If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or Custodians on behalf of the Trustee) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee (or Custodians on behalf of the Trustee) shall so notify the Seller, the Depositor, the NIMS Insurer, the Master Servicer and the Securities Administrator. In addition, upon the discovery by the applicable Originator, the Seller, the Depositor, the NIMS Insurer, the Custodians, the Trustee, the Securities Administrator or the Master Servicer (or upon receipt by the Trustee or a Custodian of written notification of such breach) of a breach of any of the representations and warranties made by an Originator in the Fremont Sale Agreements or Wells Fargo Sale and Servicing Agreement or the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

               The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

               The Securities Administrator is hereby directed to execute and deliver, on behalf of the Trust, the Class A Yield Maintenance Agreement and Class M Yield Maintenance Agreement.

               Section 2.03 Repurchase or Substitution of Mortgage Loans by an Originator or the Seller.

               (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by an Originator or the Seller of any representation or warranty under the Fremont Sale Agreements, Wells Fargo Sale and Servicing Agreement or the Mortgage Loan Purchase Agreement, as applicable, in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan, Prepayment Charge or the interest therein of the Certificateholders, the Trustee shall promptly notify the applicable Originator or the Seller, as the case may be, the Master Servicer, the applicable Servicer and the NIMS Insurer of such defect, missing document or breach and request that, in the case of a defective or missing document, the Seller cure such defect or deliver such missing document within 120 days from the date the Seller was notified of such missing document or defect or, in the case of a breach of a representation or warranty, request the applicable Originator or the Seller, as applicable, cure such breach within 90 days from the date the applicable Originator or the Seller, as the case may be, was notified of such breach. If the Seller does not deliver such missing document or cure such defect or if the applicable Originator or the Seller, as the case may be, does not cure such breach in all material respects during such period, the Trustee shall enforce the applicable Originator's or the Seller's obligation, as the case may be, under the applicable Fremont Sale Agreement, the Wells Fargo Sale and Servicing Agreement or the Mortgage Loan Purchase Agreement, as applicable, and cause the applicable Originator or the Seller, as the case may be, to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such period (subject to Section 2.03(d)). The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Master Servicer Custodial Account, and the Trustee (or applicable Custodian on behalf of the Trustee), upon receipt of written notice from the Master Servicer of such deposit, shall release to the applicable Originator or the Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the applicable Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in such Originator or the Seller, as the case may be, any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, the applicable Originator or the Seller, as the case may be, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c).

               With respect to the representations and warranties set forth in the Fremont Sale Agreements, the Wells Fargo Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement that are made to the best of the applicable Originator's or the Seller's knowledge, as the case may be, or as to which the applicable Originator or the Seller, as the case may be, has no knowledge, if it is discovered by the Depositor, the Master Servicer, the NIMS Insurer, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, Prepayment Charge or the interest therein of the Certificateholders then, notwithstanding the applicable Originator's or the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

               It is understood and agreed that the representations and warranties set forth in the Fremont Sale Agreements, the Wells Fargo Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee (or Custodians on behalf of the Trustee) and the Closing Date and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Originators and the Seller set forth in this Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan pursuant to the Fremont Sale Agreements, the Wells Fargo Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement, as applicable, and to pay the Reimbursement Amount constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the Fremont Sale Agreements, the Wells Fargo Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement.

               The representations and warranties of the Originators with respect to the Mortgage Loans in the Fremont Sale Agreements and the Wells Fargo Sale and Servicing Agreement, which have been assigned to the Trustee hereunder, were made as of the dates specified in the applicable Fremont Sale Agreement or the Wells Fargo Sale and Servicing Agreement, as the case may be. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Originator under the applicable Fremont Sale Agreement or the Wells Fargo Sale and Servicing Agreement, as the case may be, and (ii) a representation or warranty of the Seller under the Mortgage Loan Purchase Agreement (other than Seller's representations with respect to predatory and abusive lending laws in Section 3.01(k) and 3.01(t) of the Mortgage Loan Purchase Agreement), the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the applicable Originator under any applicable representation or warranty made by it. The Trustee acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans (except as otherwise set forth in this paragraph) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by an Originator in the applicable Fremont Sale Agreement or the Wells Fargo Sale and Servicing Agreement, as the case may be, without regard to whether the applicable Originator fulfills its contractual obligations in respect of such representation or warranty. In addition, the related Originator shall be obligated to pay the Reimbursement Amount relating to such Mortgage Loan, and, to the extent such Originator fails to do so, the Trustee shall be entitled to enforce the Seller's obligation to pay such Reimbursement Amount.

               (b) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section
2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

               (c) Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Defective Mortgage Loan for which an Originator or the Seller substitutes an Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by such Originator or the Seller, as applicable, delivering to the Trustee (or applicable Custodian on behalf of the Trustee) for such Eligible Substitute Mortgage Loan or Loans, the documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate of the Seller providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Trustee (or applicable Custodian on behalf of the Trustee) shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Master Servicer, the applicable Servicer and the NIMS Insurer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee (or applicable Custodian on behalf of the Trustee) shall deliver to the Master Servicer, the applicable Servicer and the NIMS Insurer a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by applicable Originator or the Seller, as the case may be. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Collection Period or Prepayment Period, as applicable, preceding the date of substitution and the Depositor, the applicable Originator or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders and the NIMS Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee, the Master Servicer, the Custodians and the NIMS Insurer. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by an Originator or the Seller, the applicable Fremont Sale Agreement, the Wells Fargo Sale and Servicing Agreement or the Mortgage Loan Purchase Agreement, as the case may be, including, in the case of a substitution effected by an Originator or the Seller, all applicable representations and warranties thereof included in the applicable Fremont Sale Agreement, the Wells Fargo Sale and Servicing Agreement or the Mortgage Loan Purchase Agreement, as the case may be, as of the date of substitution.

               For any month in which an Originator or the Seller substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Interest Rate. On the date of such substitution, an Originator or the Seller, as the case may be, will deliver or cause to be delivered to the Master Servicer for deposit in the Master Servicer Custodial Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee (or the applicable Custodian on behalf of the Trustee), upon receipt of the related Eligible Substitute Mortgage Loan or Loans and notice by the Master Servicer of such deposit, shall release to the applicable Originator or the Seller, as the case may be, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as such Originator or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

               In addition, the related Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee and the NIMS Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

               (d) Upon discovery by the Seller, the Master Servicer, the NIMS Insurer, the Securities Administrator, the Custodians or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the related Originator or the Seller, as applicable, shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury Regulations relating to REMICs, the related Originator or the Seller, as the case may be, shall cure the defect or make the required purchase or substitution no later than 90 days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee (or applicable Custodian on behalf of the Trustee) shall reconvey to the related Originator or the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

               Section 2.04 [Reserved].

               Section 2.05 Representations, Warranties and Covenants of the Master Servicer.

               The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor, the Securities Administrator and the NIMS Insurer that as of the Closing Date or as of such date specifically provided herein:

               (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted. The Master Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Master Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms;

               (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Master Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained;

               (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the articles of incorporation or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

               (iv) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Master Servicer, threatened against the Master Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer, or in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would materially impair the ability of the Master Servicer to perform under the terms of this Agreement;

               (v) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement; and

               (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Master Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer, or in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Master Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or that would be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement.

               It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee (or Custodians on behalf of the Trustee) and shall inure to the benefit of the Trustee, the Depositor, the Securities Administrator, the NIMS Insurer and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer, the NIMS Insurer, the Securities Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

               Section 2.06 Representations and Warranties of the Depositor.

               The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders and to the Securities Administrator, the Master Servicer and the NIMS Insurer as follows:

               (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

               (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

               (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

               (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

               (vi) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

               (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

               (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

               (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor;
      (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

               Section 2.07 Issuance of Certificates and the Uncertificated Regular Interests.

               The Trustee acknowledges the assignment to it of the Mortgage Loans and the Trustee acknowledges the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the Written Order to Authenticate executed by an officer of the Depositor, has executed, and the Certificate Registrar has authenticated and delivered to or upon the order of the Depositor, the Certificates (other than the Class CE, Class P and Class R Certificates) in minimum dollar denominations or $25,000 and integral dollar multiples of $1 in excess. The Class CE and Class P and Class R Certificates are issuable only in minimum Percentage Interests of 10%. The Class R Certificate is issuable only as a single certificate. The Trustee acknowledges the issuance of the uncertificated REMIC 1 Regular Interests and declares that it hold such regular interests as assets of REMIC 2. The Trustee acknowledges the obligation of the Class CE Certificates to pay Cap Carryover Amounts, and declares that it hold the same as assets of the Grantor Trust on behalf of the Holders of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, respectively, which shall be treated as beneficially owning the right to receive the Cap Carryover Amounts from the Grantor Trust. In addition to the assets described in the preceding sentence, the assets of the Grantor Trust shall also include (i) Prepayment Charges, any Originator Prepayment Charge Payment Amounts, any Servicer Prepayment Charge Payment Amounts and the beneficial interest of the Class P Certificates with respect thereto and (ii) the Yield Maintenance Agreements, the Reserve Accounts and the beneficial interest of the Class CE Certificates with respect thereto, subject to the obligation to pay Cap Carryover Amounts. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                                  ARTICLE III

                       ADMINISTRATION AND MASTER SERVICING
                                OF THE TRUST FUND

               Section 3.01 Master Servicer to Act as Master Servicer.

               For and on behalf of the Certificateholders, the Master Servicer shall supervise, monitor and oversee the obligations of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior sentence, and with customary and usual standards of practice of prudent mortgage loan master servicers. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time to time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, prepare the Remittance Reports and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Master Servicer Custodial Account pursuant to the applicable Servicing Agreements.

               The relationship of the Master Servicer (and of any successor to the Master Servicer as master servicer under this Agreement) to the Trustee and the Securities Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

               Section 3.02 Monitoring of Servicers.

               (a) The Master Servicer shall be responsible for reporting to the Trustee, the Securities Administrator and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of such Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Securities Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

               (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and, other than with respect to Wells Fargo Bank, N.A. as Servicer, act as successor Servicer of the related Mortgage Loans under the applicable Servicing Agreement or enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, if the Master Servicer terminates the rights and obligations of Wells Fargo Bank, N.A., as servicer under the Wells Fargo Sale and Servicing Agreement, the Trustee shall act as successor Servicer of the related Mortgage Loans under the Wells Fargo Sale and Servicing Agreement or shall enter into a new Servicing Agreement as successor Servicer or with a different successor Servicer selected by the Trustee; provided, further, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

               (c) To the extent that the costs and expenses of the Master Servicer or the Trustee, as the case may be, related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, as the case may be, shall be entitled to reimbursement of such costs and expenses from the Certificate Account.

               (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

               (e) If the Master Servicer or the Trustee acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

               Section 3.03 Maintenance of Primary Mortgage Insurance Policy; Claims.

               (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable primary mortgage insurance policy or lender-paid primary mortgage insurance policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer to pay all premiums and charges in connection with any lender-paid primary mortgage insurance (to the extent required under the related Servicing Agreement) and (if so obligated pursuant to the terms of the related Servicing Agreement), to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of related Servicing Agreement. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of the related Servicing Agreement.

               (b) The Master Servicer agrees to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans. Pursuant to Sections 3.07 and 3.08, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Custodial Account, subject to withdrawal pursuant to Sections 3.07 and 3.08.

               Section 3.04 Rights of the Depositor, the Securities Administrator and the Trustee in Respect of the Master Servicer.

               The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. None of the Securities Administrator, the Trustee or the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer nor shall the Securities Administrator, the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

               Section 3.05 Trustee to Act as Master Servicer.

               If the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Master Servicer to assume, all of the rights and obligations of the Master Servicer hereunder arising thereafter.

               The predecessor Master Servicer shall, upon request of the Trustee, but at the expense of the predecessor Master Servicer, deliver to the assuming party all master servicing documents and records and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute documentation and records to the assuming party. The Trustee shall be entitled to be reimbursed from the Master Servicer (or the Trust if the Master Servicer is unable to fulfill its obligations hereunder) for all Master Servicing Transfer Costs.

               Section 3.06 Collection Accounts.

               The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Collection Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Prepayment Charges, Originator Prepayment Charge Payment Amounts, Servicer Prepayment Charge Payment Amounts, Reimbursement Amounts and Advances and payments of Compensating Interest made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement) and all other amounts to be deposited in the applicable Collection Account. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Collection Account for purposes required or permitted by this Agreement.

               Section 3.07 Master Servicer Custodial Account, Distribution Account and Reserve Accounts.

               (a) The Master Servicer shall establish and maintain the Master Servicer Custodial Account, which shall be an Eligible Account. The Master Servicer shall, promptly upon receipt, deposit in the Master Servicer Custodial Account and retain therein any amounts which are required to be deposited in the Master Servicer Custodial Account by the Master Servicer.

               (b) The Master Servicer shall deposit or cause to be deposited into the Master Servicer Custodial Account, on the same Business Day of receipt (except as otherwise specifically provided herein), the following payments and collections remitted by the Servicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

            (iii) all Liquidation Proceeds and any Subsequent Recoveries;

            (iv) (A) all Insurance Proceeds, other than Insurance Proceeds to be
      (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to the applicable Servicing Agreement and (B) any Insurance Proceeds released from an Escrow Account;

            (v) any amount required to be deposited by the Master Servicer pursuant to Section 3.07(c) in connection with any losses on Eligible Investments with respect to the Master Servicer Custodial Account;

            (vi) any amounts relating to REO Property required to be remitted by the applicable Servicer;

            (vii) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures, the loan documents or applicable law;

            (viii) Advances made by the applicable Servicer pursuant to the related Servicing Agreement and any Compensating Interest paid by the applicable Servicer pursuant to the related Servicing Agreement;

            (ix) all Purchase Prices, Reimbursement Amounts and Substitution Adjustment Amounts paid by a Servicer or an Originator, as the case may be;

            (x) all Prepayment Charges collected by the Servicers in connection with the voluntary Principal Prepayment in full of any Mortgage Loan, all Originator Prepayment Charge Payment Amounts paid by an Originator and all Servicer Prepayment Charge Payment Amounts required to be paid by the applicable Servicer pursuant to the related Servicing Agreement; and

            (xi) any other amounts required to be deposited hereunder.

               If the Master Servicer shall remit any amount not required to be remitted, it may at any time withdraw such amount from the Master Servicer Custodial Account, any provision herein to the contrary notwithstanding. All funds required to be deposited in the Master Servicer Custodial Account shall be held by the Master Servicer in trust for the Certificateholders until remitted to the Securities Administrator in accordance with this Section 3.07(b) hereof or withdrawn in accordance with Section 3.09.

               (c) Each institution at which the Master Servicer Custodial Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Eligible Investments, which shall mature not later than the Business Day next preceding the Distribution Date (except that if such Eligible Investment is managed or advised by the Master Servicer or an Affiliate thereof, then such Eligible Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Master Servicer Custodial Account Reinvestment Income shall be for the benefit of the Master Servicer as part of its master servicing compensation and shall be remitted to the Master Servicer monthly as provided herein. The amount of any losses realized in the Master Servicer Custodial Account in respect of any such investments shall promptly be deposited by the Master Servicer in the Master Servicer Custodial Account.

               (d) The Securities Administrator will establish the Distribution Account into which the Master Servicer will deposit, on or prior to 11:00 A.M. New York time, on each Distribution Date (or if the Securities Administrator is no longer the same Person as, or an Affiliate of, the Master Servicer, the Business Day preceding each Distribution Date), all amounts on deposit in the Master Servicer Custodial Account for distribution to Certificateholders. The Distribution Account will be an Eligible Account.

               (e) Each institution at which the Distribution Account is maintained shall invest the funds therein as directed in writing by the Securities Administrator in Eligible Investments, which shall mature not later than the Business Day next preceding the Distribution Date (except that if such Eligible Investment is managed or advised by the Securities Administrator or an Affiliate thereof, then such Eligible Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gains net of any losses realized since the preceding Distribution Date from Eligible Investments of funds in the Distribution Account shall be for the benefit of the Securities Administrator as additional compensation and the amount of any losses realized in the Distribution Account in respect of any such Eligible Investments shall promptly be deposited by the Securities Administrator in the Distribution Account.

               (f) The Master Servicer shall give notice to the Depositor, the Trustee, the Securities Administrator, the Rating Agencies and the NIMS Insurer of any proposed change of the location of the Master Servicer Custodial Account maintained by the Master Servicer not later than 30 days after and not more than 45 days prior to any change thereof. The Securities Administrator shall give notice to the Depositor, the Trustee, the Master Servicer, the Rating Agencies and the NIMS Insurer of any proposed change of the location of the Distribution Account maintained by the Securities Administrator not later than 30 days after and not more than 45 days prior to any change thereof.

               (g) Amounts in the Distribution Account shall be deemed to be held on behalf of the related REMICs and the Grantor Trust in accordance with the REMIC distributions set forth in Section 4.08.

               (h) Any Prepayment Charges, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts deposited pursuant to
Section 3.07(b)(x) shall not be assets of any REMIC created hereunder, but shall be considered assets of the Grantor Trust held by the Trustee for the benefit of the Class P Certificateholders.

               (i) (i) The Securities Administrator shall establish and maintain the Class A Reserve Account, held in trust for the benefit of the Holders of the Class A Certificates. The Securities Administrator shall deposit in the Class A Reserve Account on the date received by it, any Class A Yield Maintenance Agreement Payment received from the Class A Yield Maintenance Agreement Provider for the related Distribution Date. The Securities Administrator shall establish and maintain the Class M Reserve Account, held in trust for the benefit of the Holders of the Class M Certificates. The Securities Administrator shall deposit in the Class M Reserve Account on the date received by it, any Class M Yield Maintenance Agreement Payment received from the Class M Yield Maintenance Agreement Provider for the related Distribution Date. On each Distribution Date, the Securities Administrator shall withdraw from the Class A Reserve Account any Class A Yield Maintenance Agreement Payment and shall withdraw from the Class M Reserve Account any Class M Yield Maintenance Agreement Payment and apply them in the following order of priority:

                     (A) concurrently, to the Class A Certificates from the
               Class A Reserve Account, pro rata, based on the related unpaid Cap Carryover Amount (after distributions to the Class A Certificates pursuant to Section 4.02(b)(xxx) hereof);

                     (B) to the Class M Certificates from the Class M Reserve
               Account, in each case only up to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions to the Class M Certificates pursuant to Section 4.02(b)(xxx) hereof), distributed sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order;

                     (C) to the Class M Certificates, without regard to the Cap
               Amount for any such Class, from the Class M Reserve Account, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions to the Class M Certificates pursuant to Section 4.02(b)(xxx) hereof and clause
               (B) above) distributed sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, and

                     (D) to the Class CE Certificates, any remaining amount on
               deposit in the Reserve Accounts.

               (ii) The Securities Administrator shall account for each Reserve Account as an asset of a grantor trust under subpart E, part I of subchapter J of the Code and not an asset of any REMIC created pursuant to this Agreement. The beneficial owner of each Reserve Account is the Class CE Certificateholder. For all federal tax purposes, amounts transferred or reimbursed by REMIC 2 to either Reserve Account shall be treated as distributions by the Securities Administrator to the Class CE Certificateholder.

               (iii) Any Cap Carryover Amounts paid by the Securities Administrator pursuant to this Section 3.07(i) to the Offered Certificates shall be accounted for by the Securities Administrator as amounts paid first to the Class CE Certificates and then to the respective Class or Classes of Offered Certificates from the Grantor Trust. In addition, the Securities Administrator shall account for the Offered Certificates' rights to receive payments of Cap Carryover Amounts as rights in limited recourse interest rate cap contracts written by the Class CE Certificates in favor of each Class of Offered Certificates.

               (iv) For federal tax return and information reporting, the right of the Holders of the Offered Certificates to receive payments under the Class A Yield Maintenance Agreement and Class M Yield Maintenance Agreement in respect of any related Yield Maintenance Agreement Payments shall be assigned a value of zero.

               Section 3.08 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

               To the extent required by the related Servicing Agreement and by the related Mortgage Note and not violative of current law, the Master Servicer shall require each Servicer to establish and maintain one or more escrow accounts (for each Servicer, collectively, the "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Servicer to establish an Escrow Account in violation of applicable law.

               Section 3.09 Permitted Withdrawals from the Master Servicer Custodial Account and the Distribution Account.

               (a) The Master Servicer may from time to time make withdrawals from the Master Servicer Custodial Account for the following purposes:

               (i) to pay to the Servicers (to the extent not previously retained by them), the Servicing Fee to which they are entitled pursuant to the Servicing Agreements and to pay itself any Master Servicer Custodial Account Reinvestment Income;

               (ii) to pay the Securities Administrator and the Trustee any amounts due to the Securities Administrator and the Trustee under this Agreement (including all amounts provided for under Section 8.05, other than the amounts provided for in the first sentence of Section 8.05);

               (iii) to reimburse the Servicers for unreimbursed Advances made by them;

               (iv) to reimburse the Servicers for any nonrecoverable Advance previously made;

               (v) to reimburse the Servicers for unreimbursed Servicing Advances made by them;

               (vi) to reimburse the Servicers for Insured Expenses from the related Insurance Proceeds;

               (vii) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Sections 2.01 and 2.03, all amounts received thereon after the date of such purchase;

               (viii) to reimburse itself, the Depositor or HomEq for losses, liabilities and expenses incurred by any of them and reimbursable pursuant to this Agreement, including but not limited to, Section 3.20;

               (ix) to withdraw any amount deposited in the Master Servicer Custodial Account and not required to be deposited therein; and

               (x) to clear and terminate the Master Servicer Custodial Account upon termination of the Agreement pursuant to Section 10.01.

               (b) The Securities Administrator shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement.

               Section 3.10 Maintenance of Hazard Insurance.

               For each Mortgage Loan, the Master Servicer shall enforce any obligation of the related Servicer under the applicable Servicing Agreement to maintain or cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in accordance with such Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

               Pursuant to Sections 3.07 and 3.08, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Custodial Account, subject to withdrawal pursuant to Section 3.09. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 3.09.

               Section 3.11 Presentment of Claims and Collection of Proceeds.

               The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

               Section 3.12 Realization Upon Defaulted Mortgage Loans; REO Property.

               (a) The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans serviced by such Servicer as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

               (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Master Servicer shall enforce the obligation of each Servicer, to the extent provided in the applicable Servicing Agreement, to (i) cause the Trust to be placed on the title to such REO Property and (ii) ensure that the title to such REO Property references this Agreement. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions.

               (c) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Collection Account.

               (d) The applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and Servicing Advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Advances or Servicing Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

               (e) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the applicable Servicer as provided above shall be deposited in the related Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Master Servicer Custodial Account.

               (f) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall enforce the obligation of the related Servicer to dispose of such REO Property before the end of the third taxable year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code unless such Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Fund may continue to hold such REO Property for the period of such extension. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or (ii) subject either created REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.

               Section 3.13 Due-on-Sale Clauses; Assumption and Substitution Agreements.

               To the extent provided in the applicable Servicing Agreement and to the extent Mortgage Loans contain enforceable due on sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due on sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

               Section 3.14 Trustee to Cooperate; Release of Files.

               (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the related Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or the related Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the related Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee (or the related Custodian) and the Master Servicer or the related Servicer). Upon receipt of such request, the Trustee or the related Custodian, as applicable, shall within three Business Days release the related Mortgage File to the Master Servicer or the related Servicer. The Trustee shall at the Master Servicer's or the related Servicer's direction execute and deliver to the Master Servicer or the related Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Master Servicer or the related Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall enforce the applicable Servicer's obligation under the related Servicing Agreement take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

               (b) From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the applicable Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the applicable Custodian) of a Request for Release signed by a Master Servicing Officer or a Servicing Officer, release the Mortgage File within three Business Days to the Master Servicer or the related Servicer. Subject to the further limitations set forth below, the Master Servicer or the applicable Servicer shall cause the Mortgage Files so released to be returned to the Trustee (or the applicable Custodian on behalf of the Trustee) when the need therefor no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the applicable Collection Account, in which case such Servicer shall deliver to the Trustee (or the applicable Custodian on behalf of the Trustee) a Request for Release, signed by a Servicing Officer.

               (c) If the Master Servicer or any related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the applicable Servicing Agreement, the Master Servicer or any related Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

               Section 3.15 Master Servicing Compensation.

               Master servicing compensation in the form of Master Servicer Custodial Account Reinvestment Income shall be remitted to the Master Servicer pursuant to Section 3.09. The Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

               Section 3.16 Annual Statement as to Compliance.

               (a) Beginning in 2005, the Master Servicer shall deliver to the Securities Administrator (and the Securities Administrator will forward to the Trustee, the NIMS Insurer and each Rating Agency), no later than March 10th of each calendar year, an Officer's Certificate, signed by two officers of the Master Servicer, stating, as to the signers thereof, that (a) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement or similar agreements has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

               (b) In addition, the Master Servicer shall enforce each Servicer's obligation under the related Servicing Agreement to provide a similar statement relating to compliance with the related Servicing Agreement.

               Section 3.17 Annual Independent Certified Public Accountants' Reports.

               The Master Servicer shall enforce each Servicer's obligation to provide the report required to be provided each year pursuant to Section 6.05 of each Servicing Agreement.

               Section 3.18 Access to Certain Documentation and Information Regarding the Mortgage Loans.

(a) The Master Servicer shall provide and cause each Servicer to provide in accordance with the related Servicing Agreement to the Office of Thrift Supervision and the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the Office of Thrift Supervision, the FDIC and such other authorities, access to the documentation required by applicable regulations of the Office of Thrift Supervision and the FDIC with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer and the related Servicer. In fulfilling such request for access, the Master Servicer shall not be responsible to determine the sufficiency of any information provided by such Servicer. Nothing in this Section 3.18 shall limit the obligation of the Master Servicer and the related Servicer to observe any applicable law and the failure of the Master Servicer or the related Servicer to provide access as provided in this Section 3.18 as a result of such obligation shall not constitute a breach of this Section 3.18.

               (b) The Master Servicer shall afford the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

               Section 3.19 Duties of Credit Risk Manager.

               For and on behalf of the Depositor, the Credit Risk Manager shall provide reports and recommendations as to loss mitigation activities concerning Mortgage Loans that are past due, are in default, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies, as to which any obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or which have become REO Properties. Such reports and recommendations will be based upon information provided pursuant to the Credit Risk Management Agreements. The Credit Risk Manager shall look solely to the Servicers for all information and data (including loss and delinquency information and data) and loan-level information and data relating to the servicing of the Mortgage Loans.

               The Credit Risk Manager may be removed at any time by a vote of Certificateholders holding Certificates evidencing at least 66 2/3% of the aggregate Voting Rights of the Certificates. After any such termination, the Credit Risk Manager shall have no further obligations hereunder, and shall no longer be entitled to the Credit Risk Manager Fee.

               Section 3.20 Liability of Master Servicer; Indemnification.

               (a) Subject to clause (b) below, the Master Servicer (except the Trustee if it is required to succeed the Master Servicer hereunder) indemnifies and holds the Trustee, the Securities Administrator, the Depositor, the NIMS Insurer and the Trust Fund harmless against any and all third party claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Securities Administrator, the Depositor, the NIMS Insurer and the Trust Fund may sustain in any way related to the failure of the Master Servicer to perform its duties in compliance with this Agreement. The Master Servicer shall immediately notify the Trustee, the Securities Administrator, the NIMS Insurer and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the Trustee, the Securities Administrator, the Depositor, the NIMS Insurer and/or the Trust Fund in respect of such claim. The provisions of this Section
3.20 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

               (b) None of the Depositor, the Master Servicer, or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer or any such Person against any breach of warranties or representations made by such party herein, or against any specific liability imposed on the Master Servicer for a breach of its duties under this Agreement, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

               The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the NIMS Insurer and any director, officer, employee or agent of the Depositor or the NIMS Insurer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty made by such party hereunder. In addition, the Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Master Servicer in the ordinary course of the Master Servicer's performance in accordance with the provisions hereof) the Master Servicer incurs arising out of or in connection with the acceptance or administration of its obligations and duties hereunder, other than any loss, liability or expense (i) that constitutes a specific liability of the Master Servicer hereunder or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Master Servicer's duties hereunder or by reason of reckless disregard of the Master Servicer's obligations and duties hereunder. Further, HomEq shall be indemnified and held harmless by the Trust from any loss, liability or expense incurred by HomEq in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties under the HomEq Servicing Agreement or by reason of its reckless disregard of obligations and duties thereunder, and HomEq shall be entitled to be reimbursed therefor pursuant to Section 3.09 hereof upon presentation to the Master Servicer of documentation of such expenses, costs and liabilities. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Master Servicer may in their discretion undertake any action related to their obligations hereunder which they may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The Master Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to Section 6.03 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

               Section 3.21 Limitation of Liability of the Credit Risk Manager.

               Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicers under the Credit Risk Management Agreements or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the applicable Credit Risk Management Agreements. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicers pursuant to the applicable Credit Risk Management Agreements in the performance of its duties thereunder and hereunder.

               Section 3.22 No Personal Solicitation.

               From and after the Closing Date, the Master Servicer agrees that it will not take any action or knowingly permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Master Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, however, it is understood and agreed that promotions undertaken by the Master Servicer or any of its Affiliates which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section.

               Section 3.23 Periodic Filings.

               (a) The Securities Administrator, the Trustee and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the Securities Administrator shall prepare on behalf of the Trust any monthly Current Reports on Form 8-K (each, a "Monthly Form 8-K") and Annual Reports on Form 10-K (each, a "Form 10-K") customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, and the Securities Administrator shall sign (other than any Form 10-K) and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Trust. The Master Servicer shall sign any Form 10-K.

               (b) Each Monthly Form 8-K shall be filed by the Securities Administrator within 15 days after each Distribution Date, including a copy of the Distribution Date Statement for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission), the Securities Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's and the Servicers' annual statement of compliance described under Section 3.16 and the accountant's report referenced under Section 3.17, in each case, to the extent they have been timely delivered to the Securities Administrator. If they are not so timely delivered, the Securities Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Securities Administrator. The Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Securities Administrator's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit O (the "Certification"), which shall be signed by a senior officer of the Master Servicer in charge of master servicing. The Master Servicer shall deliver the Certification to the Securities Administrator three (3) Business Days prior to the latest date on which the Form 10-K may be timely filed. The Securities Administrator, the Depositor, the Trustee and the Master Servicer shall reasonably cooperate to enable the Securities and Exchange Commission requirements with respect to the Trust to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.23, to be conducted or allocated in a different manner.

               (c) Prior to the latest date on which the Form 10-K may be timely filed each year, the Securities Administrator shall sign and deliver to the Master Servicer a certification (in the form attached hereto as Exhibit P) for the benefit of the Master Servicer and its officers, directors and Affiliates (provided, however, that the Securities Administrator shall not undertake an analysis of the accountant's reports attached as an exhibit to the Form 10-K). In addition, the Securities Administrator shall also indemnify and hold harmless the Master Servicer and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the Securities Administrator pursuant to this Section 3.23(c), any breach of the Securities Administrator's obligations under this Section 3.23(c) or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer and its officers, directors and Affiliates, then the Securities Administrator agrees that it shall contribute to the amount paid or payable by the Master Servicer, its officers, directors or Affiliates as a result of the losses, claims, damages or liabilities of the Master Servicer, its officers, directors or Affiliates in such proportion as is appropriate to reflect the relative fault of the Master Servicer and its officers, directors and Affiliates on the one hand and the Securities Administrator on the other in connection with a breach of the Securities Administrator's obligations under this Section 3.23(c) or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith.

               (d) Upon any filing with the Securities and Exchange Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

               (e) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which the Securities Administrator is obligated to file reports on Form 8-K or 10-K pursuant to paragraph (b) of this Section. Upon request of the Depositor, the Securities Administrator shall prepare, execute and file with the Securities and Exchange Commission a Form 15 Suspension Notification with respect to the Trust, and thereafter there shall be no further obligations under paragraphs (a) through
(d) of this Section commencing with the calendar year in which the Form 15 is filed (other than the obligations to be performed in such calendar year that relate back to the prior calendar year).

               Section 3.24 Fidelity Bond; Errors and Omissions Insurance.

               The Master Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons involved in the performance of its obligations as Master Servicer hereunder. These policies must insure the Master Servicer against losses resulting from dishonest or fraudulent acts committed by the Master Servicer's personnel, any employees of outside firms that provide data processing services for the Master Servicer, and temporary contract employees or student interns. No provision of this Section 3.24 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be consistent with what is customary for a prudent master servicer. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

                                   ARTICLE IV

                                  FLOW OF FUNDS

               Section 4.01 Interest Distributions.

               On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Interest Remittance Amount and apply it in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report, upon which the Securities Administrator may conclusively rely), and the calculations required to be made by the Securities Administrator, to the extent available:

               (i) to the Credit Risk Manager, the Credit Risk Manager Fee;

               (ii) concurrently, to the Class A Certificates, pro rata, the Accrued Certificate Interest thereon for such Distribution Date;

               (iii) concurrently, to the Class A Certificates, pro rata, the Interest Carry Forward Amount thereon for such Distribution Date;

               (iv) to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (v) to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (vi) to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (vii) to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (viii) to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (ix) to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (x) to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xi) to the Class M-8 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xii) to the Class M-9 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

               (xiii) the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 4.02(b) hereof.

               Section 4.02 Distributions of Principal and Monthly Excess Cashflow Amounts.

               (a) On each Distribution Date, the Securities Administrator shall make the following distributions in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report and the calculations required to be made by the Securities Administrator), to the extent of the Principal Distribution Amount:

               (i) before the Stepdown Date or with respect to which a Trigger Event is in effect, sequentially, as follows:

                      first, sequentially, to the Class A-1, Class A-2 and Class
               A-3 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

                      second, to the Class M-1 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                      third, to the Class M-2 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                      fourth, to the Class M-3 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                      fifth, to the Class M-4 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                      sixth, to the Class M-5 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                      seventh, to the Class M-6 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                      eighth, to the Class M-7 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                      ninth, to the Class M-8 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;

                      tenth, to the Class M-9 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;
               and

                      eleventh, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 4.02(b).

               (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect:

                      first, sequentially, to the Class A-1, Class A-2 and Class
               A-3 Certificates, in that order, up to the Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

                      second, to the Class M-1 Certificates, up to the Class M-1
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      third, to the Class M-2 Certificates, up to the Class M-2
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      fourth, to the Class M-3 Certificates, up to the Class M-3
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      fifth, to the Class M-4 Certificates, up to the Class M-4
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      sixth, to the Class M-5 Certificates, up to the Class M-5
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      seventh, to the Class M-6 Certificates, up to the Class
               M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      eighth, to the Class M-7 Certificates, up to the Class M-7
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      ninth, to the Class M-8 Certificates, up to the Class M-8
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      tenth, to the Class M-9 Certificates, up to the Class M-9
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                      eleventh, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 4.02(b).

               (b) On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

            (i) to pay any remaining Accrued Certificate Interest for such Distribution Date, pro rata, for the Class A Certificates;

            (ii) to pay any Interest Carry Forward Amounts for such Distribution Date, pro rata, for the Class A Certificates;

            (iii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-1 Certificates;

            (iv) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-1 Certificates;

            (v) to pay the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

            (vi) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-2 Certificates;

            (vii) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-2 Certificates;

            (viii) to pay the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

            (ix) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-3 Certificates;

            (x) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-3 Certificates;

            (xi) to pay the Class M-3 Realized Loss Amortization Amount for such Distribution Date;

            (xii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-4 Certificates;

            (xiii) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-4 Certificates;

            (xiv) to pay the Class M-4 Realized Loss Amortization Amount for such Distribution Date;

            (xv) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-5 Certificates;

            (xvi) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-5 Certificates;

            (xvii) to pay the Class M-5 Realized Loss Amortization Amount for such Distribution Date;

            (xviii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-6 Certificates;

            (xix) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-6 Certificates;

            (xx) to pay the Class M-6 Realized Loss Amortization Amount for such Distribution Date;

            (xxi) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-7 Certificates;

            (xxii) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-7 Certificates;

            (xxiii) to pay the Class M-7 Realized Loss Amortization Amount for such Distribution Date;

            (xxiv) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-8 Certificates;

            (xxv) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-8 Certificates;

            (xxvi) to pay the Class M-8 Realized Loss Amortization Amount for such Distribution Date;

            (xxvii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-9 Certificates;

            (xxviii) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-9 Certificates;

            (xxix) to pay the Class M-9 Realized Loss Amortization Amount for such Distribution Date;

            (xxx) first, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, and then sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Cap Carryover Amount for each such Class; and

            (xxxi) to the Class CE Certificates, up to the Class CE Distributable Amount for such Distribution Date.

               On each Distribution Date, there shall be distributed to the Holder of the Class R Certificate in respect of the Class R-1 Interest, any remaining amount in the Distribution Account on such date after the application pursuant to Sections 4.01, 4.02(a) and 4.02(b)(i)-(xxxi).

               (c) On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Servicers in connection with the Principal Prepayment in full of any of the Mortgage Loans, any Originator Prepayment Charge Payment Amounts or Servicer Prepayment Charge Payment Amounts and shall distribute such amounts to the Holders of the Class P Certificates. Such amounts shall be treated as having been distributed to the Holders of the Class P Certificates from the Grantor Trust.

               (d) Any amounts distributed to the Offered Certificates in respect of interest pursuant to Sections 4.01(b)(xxx) which constitute Cap Carryover Amounts shall first be deemed distributed by REMIC 2 as a distribution to the Class CE Certificates, and then distributed to the Offered Certificates from the Grantor Trust as payments on notional principal contracts in the nature of cap contracts. Any remaining amount with respect to the Class CE Certificates or any remaining Yield Maintenance Agreement Payment shall be treated as having been distributed to the Holders of the Class CE Certificates from the Grantor Trust.

               (e) On each Distribution Date, Unpaid Realized Loss Amounts on the Offered Certificates will be reduced by the amount of any Subsequent Recoveries received during the related Prepayment Period in the same order as Realized Loss Amortization Amounts are paid to the Offered Certificates pursuant to Section 4.02(b) above.

               Section 4.03 Allocation of Losses.

               Any Applied Realized Loss Amount for a Distribution Date will be allocated against the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order and until the respective Certificate Principal Balances thereof are reduced to zero.

               Section 4.04 Method of Distribution.

               The Securities Administrator shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Certificates, by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Securities Administrator may deduct a reasonable wire transfer fee from any payment made by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

               Section 4.05 Distributions on Book-Entry Certificates.

               Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Securities Administrator, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

               Section 4.06 Statements.

               (a) On each Distribution Date, based on the Mortgage Loan information contained in the Remittance Report, the Securities Administrator shall prepare a statement (the "Distribution Date Statement") as to the distributions made on such Distribution Date:

            (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal, separately identified and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts;

            (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest or Class CE Distributable Amount, separately identified;

            (iii) the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency and the Targeted Overcollateralization Amount as of such Distribution Date and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount for such Distribution Date;

            (iv) the aggregate amount of servicing compensation received by the Servicers during the related Collection Period;

            (v) the aggregate amount of Advances for the related Collection Period, cumulative unreimbursed Advances and Servicing Advances and cumulative nonrecoverable Advances;

            (vi) the Pool Balance, at the close of business at the end of the related Collection Period;

            (vii) the number, weighted average remaining term to maturity and weighted average Mortgage Interest Rate of the Mortgage Loans as of the related Due Date;

            (viii) the number and aggregate unpaid principal balance of Mortgage Loans (a) 30 to 59 days past due on a contractual basis, (b) 60 to 89 days past due on a contractual basis, (c) 90 or more days past due on a contractual basis, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (ix) the aggregate number of Mortgage Loans that became REO Properties during the preceding calendar month and the aggregate Principal Balance of such Mortgage Loans (calculated as of the date each such Mortgage Loan became an REO Property);

            (x) the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Collection Period;

            (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

            (xii) the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses;

            (xiii) the Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses or Applied Realized Loss Amounts, as applicable, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses or Applied Realized Loss Amounts;

            (xiv) the Accrued Certificate Interest in respect of each Class of Certificates for such Distribution Date and any related Cap Carryover Amounts, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

            (xv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicers pursuant to the related Servicing Agreements;

            (xvi) the Cap Carryover Amounts distributed on such Distribution Date, the amounts remaining after giving effect to distributions thereof on such Distribution Date, the amount of all Cap Carryover Amounts covered by withdrawals from the Class A Reserve Account and Class M Reserve Account on such Distribution Date and the amount distributed from the Class A Reserve Account and Class M Reserve Account on such Distribution Date to the Class CE Certificates;

            (xvii) any Overcollateralization Deficiency after giving effect to the distribution of principal on such Distribution Date;

            (xviii) whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original Pool Balance;

            (xix) the Available Funds;

            (xx) the rate at which interest accrues for each Class of Certificates for such Distribution Date;

            (xxi) the aggregate amount of Net Liquidation Proceeds for the related Collection Period;

            (xxii) the aggregate Principal Balance of Mortgage Loans purchased by the Originators or the Seller during the related Prepayment Period and indicating the section of this Agreement requiring the purchase of each such Mortgage Loan;

            (xxiii) the amount of the Credit Risk Manager Fee paid;

            (xxiv) the number and aggregate Principal Balance of Mortgage Loans that were the subject of a Principal Prepayment in full during the related Prepayment Period, the aggregate Prepayment Charges collected, the Servicer Prepayment Charge Payment Amounts paid by the Servicers or the Originator Prepayment Charge Payment Amounts paid by the Originators; and

            (xxv) the amount of Subsequent Recoveries received during the related Prepayment Period.

               The Securities Administrator may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the Master Servicer.

               In the case of information furnished pursuant to subclauses (i),
(ii) and (xiii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

               The Securities Administrator will make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to this Agreement via the Securities Administrator's Internet website. The Securities Administrator's Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

               (b) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii), (xiv) and (xvi) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Securities Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

               (c) On each Distribution Date, the Securities Administrator shall forward to the Class R Certificateholder a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Securities Administrator deems necessary or appropriate. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Class R Certificateholder by the Securities Administrator pursuant to any requirements of the Code as from time to time in force.

               Section 4.07 Remittance Reports.

               No later than the 24th day of each month (or if such 24th day is not a Business Day, the preceding Business Day), the Master Servicer shall deliver to the Securities Administrator, Trustee and the NIMS Insurer by telecopy (or by such other means as the Master Servicer, the NIMS Insurer, the Trustee and the Securities Administrator may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Master Servicer shall electronically forward to the Securities Administrator in such medium as may be agreed between the Master Servicer and the Securities Administrator the information set forth in such Remittance Report with respect to the related Distribution Date and such information reasonably available to the Master Servicer necessary in order for the Securities Administrator to perform the calculations necessary to make the distributions contemplated by Section 4.01, 4.02 and 4.03 and to prepare the Distribution Date Statement. The Securities Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

               Section 4.08 REMIC Distributions.

               (a) On each Distribution Date, the Securities Administrator shall cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

               (i) to Holders of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1ZZ, pro rata, in an amount equal to
      (A) the Uncertificated Accrued Interest for such Distribution Date, plus
      (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LT1ZZ shall be reduced and deferred when the REMIC 1 Overcollateralized Amount is less than the REMIC 1 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8 and REMIC 1 Regular Interest LT1M9 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates;

               (ii) to Holder of REMIC 1 Regular Interest LT1XX, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

               (iii) to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the REMIC 1 Marker Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                            (1) to REMIC 1 Regular Interest LT1AA, 98.00% of
                      such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest is reduced to zero;

                            (2) to REMIC 1 Regular Interest LT1A1, REMIC 1
                      Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8 and REMIC 1 Regular Interest LT1M9, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero; then

                            (3) to REMIC 1 Regular Interest LT1ZZ, 1.00% of such
                      remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero;

                      provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Aggregate Overcollateralization Release Amount shall be allocated to
                      (i) REMIC 1 Regular Interest LT1AA and (ii) REMIC 1 Regular Interest LT1ZZ, respectively; and

               (iv) to the Holders of REMIC 1 Regular Interests, in an amount equal to the REMIC 1 Sub WAC Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, such that distributions of principal shall be deemed to be made to the REMIC 1 Regular Interest LT1XX.

               (b) The Securities Administrator shall cause the following allocation of losses:

               (i) The REMIC 1 Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and the REMIC 1 Marker Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1A3, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, REMIC 1 Regular Interest LT1M8, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1ZZ, pro rata, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest;

               (ii) The REMIC 1 Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and the REMIC 1 Sub WAC Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to the REMIC 1 Regular Interest LT1XX;

               (iii) The REMIC 1 Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date to the following REMIC 1 Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M9 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M9 has been reduced to zero, fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M8 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M8 has been reduced to zero, fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M7 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M7 has been reduced to zero, sixth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M6 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M6 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M5 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M5 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M4 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M4 has been reduced to zero; ninth to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M3 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M3 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M2 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M2 has been reduced to zero; and eleventh, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M1 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1M1 has been reduced to zero; and

               (iv) The REMIC 1 Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date shall be allocated to REMIC 1 Regular Interest LT1XX.

               (c) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 4.08 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

                                   ARTICLE V

                                THE CERTIFICATES

               Section 5.01 The Certificates.
                            -----------------

               Each of the Class A-1, Class A-2, Class A-3. Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class CE, Class P and Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Securities Administrator of the Trust Fund. Each Class of the Offered Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral multiples of $1 in excess thereof. The Class CE and Class P Certificates are issuable only in minimum Percentage Interests of 10%. The Class R Certificate is issuable only as a single certificate.

               The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Securities Administrator by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Offered Certificates shall be Book-Entry Certificates. The Class CE, Class P and Class R Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

               Section 5.02 Registration of Transfer and Exchange of
Certificates.

               (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office of the Securities Administrator a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Securities Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Securities Administrator as Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Securities Administrator, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Certificate Registrar to the same extent as they apply to the Securities Administrator. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Securities Administrator, the Trustee, the Master Servicer and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

               Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of the Class R Certificate, upon satisfaction of the conditions set forth below, the Securities Administrator on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

               At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Securities Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

               (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the initial Depository by, or on behalf of, the Depositor; or to, and deposited with the Certificate Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph
(c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Securities Administrator and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

               All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

               (c) If the Depository advises the Securities Administrator in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and neither the Securities Administrator nor the Depositor is able to locate a qualified successor, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall, at the Trust's expense, execute on behalf of the Trust and the Certificate Registrar shall authenticate definitive, fully registered certificates (the "Definitive Certificates"). None of the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Securities Administrator, the Certificate Registrar, the Trustee, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

               (d) Except with respect to a transfer of the Private Certificates between or among the Depositor, the Seller, their affiliates or both, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Certificate Registrar and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Certificate Registrar or the Depositor or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Certificate Registrar or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               No transfer of an ERISA-Restricted Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) (except in the case of the Class R Certificate) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Certificate Registrar, to the effect that the purchase or holding of such ERISA Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the NIMS Insurer or the Certificate Registrar to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

               Each Person who has or who acquires any Ownership Interest in the Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in the Class R Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in the Class R Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in the Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in the Class R Certificate, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

               A. an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

               B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificate.

            (iv) Any attempted or purported transfer of any Ownership Interest in the Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become the Holder of the Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of the Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause
      (iii). The Securities Administrator shall be entitled to recover from any Holder of the Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the Securities Administrator to the prior Holder of such Class R Certificate that is a Permitted Transferee.

            (v) If any Person other than a Disqualified Organization acquires any Ownership Interest in the Class R Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of the Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of the Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Securities Administrator to the previous Holder of the Class R Certificate that is a Permitted Transferee, except that in the event that the Securities Administrator determines that the Holder of the Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Securities Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Securities Administrator and it shall not be liable to any Person having an Ownership Interest in the Class R Certificate as a result of its exercise of such discretion.

            (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in the Class R Certificate in violation of the restrictions in this Section, then the Securities Administrator will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Securities Administrator shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

               (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

               Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

               If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Securities Administrator, the Trustee, the Depositor, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Securities Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               Section 5.04 Persons Deemed Owners.

               The Master Servicer, the Depositor, the NIMS Insurer, the Securities Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the NIMS Insurer, the Securities Administrator, the Trustee, the Certificate Registrar or any Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and 4.02 and for all other purposes whatsoever, and none of the Master Servicer, the Trust, the NIMS Insurer, the Securities Administrator, the Trustee or any agent of any of them shall be affected by notice to the contrary.

               Section 5.05 Appointment of Paying Agent.

               The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and 4.02 and shall report the amounts of such distributions to the Securities Administrator. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Securities Administrator. The Securities Administrator may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor, the NIMS Insurer and the Rating Agencies. The Securities Administrator as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Securities Administrator, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Paying Agent to the same extent as they apply to the Securities Administrator. Any Paying Agent appointed in accordance with this Section 5.05 may at any time resign by giving at least 30 days' advance written notice of resignation to the Securities Administrator, the Trustee, the Master Servicer, the NIMS Insurer and the Depositor, such resignation to become effective upon appointment of a successor Paying Agent.

                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

               Section 6.01 Liability of the Master Servicer and the Depositor.

               The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

               Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer or the Depositor.

               Any entity into which the Master Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Master Servicer or the Depositor shall be a party, or any organization succeeding to the business of the Master Servicer or the Depositor, shall be the successor of the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the that the successor or surviving Person to the Master Servicer shall satisfy all the requirements of
Section 7.02 with respect to the qualifications of a successor servicer.

               Section 6.03 Master Servicer Not to Resign.

               Subject to the provisions of Section 7.02, the Master Servicer shall not resign from its obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Securities Administrator, the Trustee and the NIMS Insurer. No such resignation by the Master Servicer shall become effective until the Securities Administrator, the Trustee or a successor master servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section
8.05 hereof.

                                   ARTICLE VII

                                     DEFAULT

               Section 7.01 Master Servicer Event of Termination.

               (a) If any one of the following events (a "Master Servicer Event of Termination") shall occur and be continuing:

            (i) any failure by the Master Servicer to deposit amounts in the Distribution Account in the amount and manner provided herein so as to enable the Securities Administrator to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement which continues unremedied by 3:00 P.M. New York time on the required date of deposit; or

            (ii) failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator, the Trustee or the Depositor, or to the Master Servicer, the Depositor, the Securities Administrator and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (iii) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Master Servicer, or for the winding up or liquidation of the Master Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (iv) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

               (b) Then, and in each and every such case, so long as a Master Servicer Event of Termination shall not have been remedied within the applicable grace period, the Trustee shall, at the direction of the NIMS Insurer or Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Master Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Master Servicer as master servicer under this Agreement. Any such notice to the Master Servicer shall also be given to the Securities Administrator, the Servicers, each Rating Agency, the NIMS Insurer and the Depositor. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee as successor Master Servicer pursuant to and under this Section 7.01 and Section 7.05(a), unless and until such time as the Trustee shall appoint a successor Master Servicer pursuant to Section 7.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Master Servicer in the Master Servicer Custodial Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. Upon obtaining written notice or actual knowledge of the occurrence of any Master Servicer Event of Termination, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer. Notwithstanding the termination of the Master Servicer pursuant hereto, the Master Servicer shall remain liable for any causes of action arising out of any Master Servicer Event of Termination occurring prior to such termination.

               Section 7.02 Remedies of Trustee.

               (a) During the continuance of any Master Servicer Event of Termination, so long as such Master Servicer Event of Termination shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Master Servicer Event of Termination.

               Section 7.03 Directions by Certificateholders and Duties of Trustee During Master Servicer Event of Termination.

               During the continuance of any Master Servicer Event of Termination, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Master Servicer or any successor Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would subject the Trustee to a risk of personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

               Section 7.04 Action upon Certain Failures of the Master Servicer and upon Master Servicer Event of Termination.

               In the event that a Responsible Officer of the Trustee shall have actual knowledge of any failure of the Master Servicer specified in Section 7.01(a)(i) or (ii) which would become an Master Servicer Event of Termination upon the Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer. If a Responsible Officer of the Trustee shall have actual knowledge of a Master Servicer Event of Termination, the Trustee shall give prompt written notice thereof to the Certificateholders.

               Section 7.05 Trustee to Act; Appointment of Successor.

               (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01, the Trustee (or other named successor) shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof or shall appoint a successor pursuant to this Section 7.05 and the transition to such successor Master Servicer shall be fully effected within 90 days following the termination of the prior Master Servicer. Notwithstanding the foregoing, (i) the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer under this Agreement, (ii) the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Master Servicer in its obligation to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 7.05(b), as compensation therefor, the Trustee, as successor Master Servicer, shall be entitled to such compensation as the terminated Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that any such institution appointed as successor Master Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Master Servicer. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by the Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Master Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

               (b) In connection with the appointment of a successor Master Servicer or the assumption of the duties of the Master Servicer, as specified in
Section 7.05(a), the Trustee may make such arrangements for the compensation of such successor as it and such successor agree.

               (c) Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and
(ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.24.

               Section 7.06 Notification to Certificateholders.

               Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VII, the Securities Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency, the Servicers and the NIMS Insurer.

                                  ARTICLE VIII

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

               Section 8.01 Duties of Trustee and Securities Administrator.

               (a) The Trustee and the Securities Administrator, prior to the occurrence of a Master Servicer Event of Termination of which a Responsible Officer of the Trustee or the Securities Administrator, as applicable, shall have actual knowledge and after the curing of all Master Servicer Events of Termination which may have occurred, undertake to perform such duties and only such duties as are specifically set forth in this Agreement, respectively. In case a Master Servicer Event of Termination has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. In case a Master Servicer Event of Termination has occurred of which a Responsible Officer of the Securities Administrator shall have actual knowledge (which has not been cured or waived), the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

               The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, the Seller, the NIMS Insurer or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee or the Securities Administrator, as the case may be, shall notify the Certificateholders of such instrument in the event that the Trustee or the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

               (b) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of a Master Servicer Event of Termination, and after the curing or waiver of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, as the case may be, the Trustee or the Securities Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to it by the Depositor or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee and the Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders or the NIMS Insurer as provided in Section 7.03;

            (iv) The Trustee shall not be charged with knowledge of a Master Servicer Event of Termination under clauses (a)(i) through (a)(iv) of
      Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office of the Trustee obtains actual knowledge of such failure or event or any Responsible Officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Securities Administrator, the Depositor, the NIMS Insurer or any Certificateholder. The Securities Administrator shall not be charged with knowledge of any default specified in clauses (a)(i) and (a)(ii) of Section 7.01 or an Event of Default under clauses (a)(iii) and (a)(iv) of Section 7.01 unless a Responsible Officer of the Securities Administrator assigned to and working in the Corporate Trust Office of the Securities Administrator obtains actual knowledge of such failure or event or any Responsible Officer of the Securities Administrator receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Trustee, the Depositor, the NIMS Insurer or any Certificateholder; and

            (v) Except to the extent provided in Section 7.05 in respect of the Trustee as successor Master Servicer, no provision in this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee or Securities Administrator hereunder, or in the exercise of any of its rights or powers, if the Trustee or the Securities Administrator shall have reasonable grounds for believing that repayment of funds or adequate indemnity or security satisfactory to it against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement.

               Section 8.02 Certain Matters Affecting the Trustee and the Securities Administrator.

               (a) Except as otherwise provided in Section 8.01:

            (i) the Trustee and the Securities Administrator may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee and the Securities Administrator may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders or the NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee or the Securities Administrator, as the case may be, to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act;

            (iv) neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholders or the NIMS Insurer; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as the case may be, may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding;

            (vi) the Trustee shall not be accountable, have any liability or make any representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02;

            (vii) the Trustee and the Securities Administrator may each execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and neither the Trustee nor the Securities Administrator shall be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care; and

            (viii) the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act.

               Section 8.03 Neither the Trustee nor the Securities Administrator Liable for Certificates or Mortgage Loans.

               The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator assumes any responsibility for the correctness of the same. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature of the Securities Administrator on the Certificates) or of any Mortgage Loan or Related Document. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Distribution Account by the Master Servicer. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the compliance by the Depositor or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's or Securities Administrator's receipt of written notice or actual knowledge of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee and the Securities Administrator shall remain responsible for any Trust property that they may hold in their individual capacity; the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), taken in the name of the Trustee or the Securities Administrator; the failure of the Master Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee or the Securities Administrator taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee and the Securities Administrator of their obligation to perform their respective duties under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to them hereunder.

               Section 8.04 Trustee and Securities Administrator May Own Certificates.

               The Trustee and the Securities Administrator in their individual or any other capacity may become the owner or pledgee of Certificates with the same rights as they would have if they were not Trustee or Securities Administrator, respectively, and may transact any banking and trust business with the Master Servicer, the Depositor or their Affiliates.

               Section 8.05 Securities Administrator's Fees and Expenses and Trustee Fees and Expenses.

               The Securities Administrator and the Trustee, as compensation for their respective services hereunder, shall each be entitled to a fee in an amount agreed upon between the Master Servicer and either the Securities Administrator or the Trustee, as applicable, payable by the Master Servicer out of its own funds and not out of any funds of the Trust Fund. The Trust shall reimburse the Trustee and the Securities Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator, as the case may be, in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of their counsel and of all persons not regularly in their employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee or Securities Administrator, as the case may be, hereunder. In addition, the Trustee and the Securities Administrator and their officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses arising out of or in connection with any claim or legal action relating to the acceptance or administration of their respective obligations and duties under this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee or the Securities Administrator, as the case may be, in the performance of its duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. Further, each Custodian and their officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses arising out of or in connection with any claim or legal action relating to the acceptance or administration of their respective obligations and duties under this Agreement or any Custodial Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of such Custodian in the performance of its duties hereunder or under the applicable Custodial Agreement or by reason of its reckless disregard of obligations and duties hereunder or under the applicable Custodial Agreement. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee, Securities Administrator or Custodian hereunder.

               Section 8.06 Eligibility Requirements for Trustee and the Securities Administrator.

               The Trustee and the Securities Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of "BBB" by S&P and a long term debt rating of at least "A1" or better by Moody's and subject to supervision or examination by federal or state authority. The Trustee shall not be an affiliate of the Depositor or the Master Servicer. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee and the Securities Administrator (other than the initial Trustee or Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee or Securities Administrator is appointed Trustee or Securities Administrator to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provision of this Section 8.06, the Trustee or the Securities Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07.

               Section 8.07 Resignation or Removal of Trustee and the Securities Administrator.

               The Trustee or the Securities Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Servicers, the NIMS Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Securities Administrator, as applicable, reasonably acceptable to the NIMS Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and one copy to the successor Trustee or Securities Administrator, as the case may be. If no successor Trustee or Securities Administrator, as applicable, shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator, as applicable.

               If at any time the Trustee or Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.05 and shall fail to resign after written request therefor by the Master Servicer or the NIMS Insurer, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of their respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer or the NIMS Insurer may remove the Trustee or the Securities Administrator, as the case may be, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator, as applicable, so removed and one copy to the successor Trustee or the Securities Administrator, as applicable.

               The Majority Certificateholders or the NIMS Insurer may at any time remove the Trustee or Securities Administrator by written instrument or instruments delivered to the Master Servicer, the Depositor, the NIMS Insurer, the Securities Administrator and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or Securities Administrator, as the case may be, reasonably acceptable to the NIMS Insurer in accordance with this Section.

               Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor Trustee or Securities Administrator, as the case may be, as provided in Section 8.08

               Section 8.08 Successor Trustee or Securities Administrator.

               Any successor Trustee or Securities Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the NIMS Insurer, the Rating Agencies, the Master Servicer, the Servicers and to its predecessor Trustee or Securities Administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities Administrator shall become effective, and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator, as the case may be. The Depositor, the Master Servicer and the predecessor Trustee or Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as the case may be, all such rights, powers, duties and obligations.

               No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Securities Administrator, as the case may be, shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Securities Administrator, as applicable, shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

               Upon acceptance of appointment by a successor Trustee or Securities Administrator, as applicable, as provided in this Section 8.08, the Master Servicer shall cooperate to mail notice of the succession of such Trustee or Securities Administrator, as the case may be, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to the NIMS Insurer and to each Rating Agency. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee or Securities Administrator, the successor Trustee or Securities Administrator, as the case may be, shall cause such notice to be mailed at the expense of the Master Servicer.

               Section 8.09 Merger or Consolidation of Trustee or Securities Administrator.

               Any entity into which the Trustee or Securities Administrator, as applicable, may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator, as applicable, shall be a party, or any entity succeeding to the business of the Trustee or Securities Administrator, as the case may be, shall be the successor of the hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               Section 8.10 Appointment of Co-Trustee or Separate Trustee.

               Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer and the NIMS Insurer. If the Master Servicer and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

               Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Master Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Master Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

               Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the NIMS Insurer, the Rating Agencies and the Master Servicer.

               Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

               Section 8.11 Limitation of Liability.

               The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as Securities Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust.

               Section 8.12 Trustee or Securities Administrator May Enforce Claims Without Possession of Certificates.

               (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Securities Administrator without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee or the Securities Administrator shall be brought in its own name or in its capacity as Trustee or Securities Administrator. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee or Securities Administrator, as the case may be, or their agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

               (b) The Trustee shall afford the Depositor, the Master Servicer, the Securities Administrator, the NIMS Insurer and each Certificateholder upon reasonable notice during the Trustee's normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Master Servicer, the Securities Administrator, the NIMS Insurer, the Depositor and such Certificateholder and shall make available to the Master Servicer, the Securities Administrator, the NIMS Insurer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Depositor, the Master Servicer, the Securities Administrator, the NIMS Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

               (c) The Securities Administrator shall afford the Depositor, the Trustee, the Master Servicer, the NIMS Insurer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties. The Securities Administrator shall cooperate fully with the Master Servicer, the Trustee, the NIMS Insurer, the Depositor and such Certificateholder and shall make available to the Master Servicer, the Trustee, the NIMS Insurer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Securities Administrator's duties hereunder. The Depositor, the Trustee, the Master Servicer, the NIMS Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and are not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

               Section 8.13 Suits for Enforcement.

               In case a Master Servicer Event of Termination or other default by the Master Servicer hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

               Section 8.14 Waiver of Bond Requirement.

               The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

               Section 8.15 Waiver of Inventory, Accounting and Appraisal Requirement.

               The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

               Section 8.16 Appointment of Custodian.

               Each of the Custodians are hereby appointed to act in their respective custodial capacities and the Trustee shall have no responsibility or liability for any act or omission of Wells Fargo Bank, N.A., as a Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor, the Securities Administrator and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into one or more custodial agreements in a form acceptable to the Depositor, the Securities Administrator and the Master Servicer. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodians for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

               Section 9.01 REMIC Administration.

               (a) The Securities Administrator shall make or cause to be made REMIC elections for each of REMIC 1 and REMIC 2 as set forth in the Preliminary Statement on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

               (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

               (c) The Securities Administrator shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder. The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Trust.

               (d) The Securities Administrator shall prepare or cause to be prepared, the Trustee shall sign and the Securities Administrator shall file or cause to be filed, each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator.

               (e) The Holder of the Class R Certificate shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each REMIC, and the Securities Administrator is irrevocably designated as and shall act as attorney-in-fact and agent for such Tax Matters Person for each REMIC. The Securities Administrator, as agent for the Tax Matters Person, shall perform, on behalf of each REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Class R Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

               (f) The Securities Administrator, the Trustee, the Master Servicer, and the Holders of Certificates shall take any action or cause any REMIC formed under this Agreement to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Securities Administrator, the Master Servicer or the Holder of the Class R Certificate shall take any action or cause any REMIC formed under this Agreement to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Securities Administrator, the Trustee, the NIMS Insurer and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC formed under this Agreement or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of the Class R Certificate will consult with the Securities Administrator, the Trustee, the NIMS Insurer and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Securities Administrator, the Trustee, the NIMS Insurer or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

               (g) The Holder of the Class R Certificate shall pay when due any and all taxes imposed on any REMIC formed under this Agreement by federal or state governmental authorities, but only from amounts, if any, distributable thereon. To the extent that such REMIC taxes are not paid by the Class R Certificateholder, the Securities Administrator e shall pay any remaining REMIC taxes out of future amounts otherwise distributable to the Holder of the Class R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of the REMIC Regular Interests or the Certificates, as the case may be.

               (h) The Securities Administrator, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC formed under this Agreement on a calendar year and on an accrual basis.

               (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Loans.

               (j) None of the Securities Administrator, the Trustee or the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

               (k) On or before April 15 of each calendar year, beginning in 2005, the Securities Administrator shall deliver to each Rating Agency and the NIMS Insurer an Officer's Certificate stating the Securities Administrator's compliance with the provisions of this Section 9.01.

               (l) The Securities Administrator shall treat (i) the rights of the Offered Certificates to receive Cap Carryover Amounts as a right in interest rate cap contracts written by the Class CE Certificateholders in favor of the Holders of the Offered Certificates and (ii) the rights of the Class CE Certificates under the Class A Yield Maintenance Agreement and Class M Yield Maintenance Agreement in accordance with the terms thereof and shall assign such rights for federal tax return and information reporting a value of zero. The Securities Administrator shall account for such as property held separate and apart from the regular interests it holds in each of the REMICs created hereunder. The provisions of this paragraph are intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistent with such regulation. On each Distribution Date, to the extent the Offered Certificates receive interest in excess of their Certificate Interest Rate, such interest will be treated as distributed to the Class CE Certificates, together with any amounts deposited in the Class A Reserve Account in respect of the Class A Yield Maintenance Agreement and the Class M Reserve Account in respect of the Class M Yield Maintenance Agreement, and then paid to the respective Classes of Offered Certificates pursuant to the related interest rate cap agreement.

               Section 9.02 Prohibited Transactions and Activities.

               None of the Depositor, the Master Servicer, the Securities Administrator or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC constituting part of the Trust Fund, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC constituting part of the Trust Fund after the Closing Date, unless such party and the NIMS Insurer has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than the Class R Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

               Section 9.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

               In the event that any REMIC formed hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the Holder of the Class R Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Securities Administrator, the Depositor, the Servicers or the Holder of the Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Class R Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

               Section 9.04 Grantor Trust Administration.

               The parties intend that the portions of the Trust Fund consisting of the right of the Class P Certificates to receive Prepayment Charges, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts, the right of the Offered Certificates to receive Cap Carryover Amounts, the Reserve Accounts and the right of the Class CE Certificates to receive Yield Maintenance Agreement Payments subject to the obligation of the Class CE Certificates to pay Cap Carryover Amounts, shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall furnish or cause to be furnished (i) to the Holders of the Offered Certificates, (ii) to the Holders of the Class P Certificates and (iii) to the Holder of the Class CE Certificates and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, their allocable shares of income and expenses with respect to the property held by the Grantor Trust, at the time or times and in the manner required by the Code.

                                    ARTICLE X

                                   TERMINATION

               Section 10.01 Termination.

               (a) The respective obligations and responsibilities of the Master Servicer, the Depositor, the Securities Administrator, the Trustee and the Certificate Registrar created hereby (other than the obligation of the Securities Administrator to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Securities Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE Certificateholders or, if such holder is the Seller or is affiliated with the Seller or there is no Majority Class CE Certificateholders, the Master Servicer, or if the Master Servicer fails to act, HomEq, as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

               The NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the Majority Class CE Certificateholders (and, if such holder is the Seller or an affiliate of the Seller, the Master Servicer of the Mortgage Loans, or if the Master Servicer fails to act, HomEq) may, at its option, terminate the Trust Fund and retire the Certificates on the next succeeding Distribution Date upon which the aggregate current Pool Balance is less than 10% of the aggregate Pool Balance of the Mortgage Loans as of the Cut-off Date by purchasing all of the outstanding (i) Mortgage Loans in the Trust Fund at a price equal to the sum of the outstanding Principal Balance of the Mortgage Loans and except to the extent previously advanced by the Master Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Collection Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and (ii) REO Properties in the Trust Fund at a price equal to their fair market value as determined in good faith by the Master Servicer (the "Termination Price"). If the NIMS Insurer or the Majority Class CE Certificateholders (or, if the Majority Class CE Certificateholder is the Seller or an affiliate of the Seller, the Master Servicer, or if the Master Servicer fails to act, HomEq) is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, however, the option may not be exercised unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. Notwithstanding the foregoing, no party may exercise this optional purchase right unless any Reimbursement Amount owed to the Trust pursuant to Section 2.03 hereof has been paid.

               Any such purchase shall be accomplished by delivery on the Determination Date before such Distribution Date of the Termination Price to the Securities Administrator for deposit into the Distribution Account as part of Available Funds.

               (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator upon the Securities Administrator receiving notice of such date from the NIMS Insurer, the Majority Class CE Certificateholders, the Master Servicer or HomEq, as applicable, by letter to the Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Securities Administrator therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Securities Administrator therein specified. Not less than five (5) Business Days prior to such Determination Date relating to such Distribution Date, the Securities Administrator shall notify the Originator and the Seller of the amount of any unpaid Reimbursement Amount owed to the Trust.

               (c) Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Sections
4.01 and 4.02 for such Distribution Date.

               (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Securities Administrator shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto (except with respect to the Class CE and Class P Certificates) and the Securities Administrator upon transfer of such funds shall be discharged of any responsibility for such funds, and all other Certificateholders shall look to the Class R Certificateholder for payment.

               Section 10.02 Additional Termination Requirements.

               (a) In the event that the NIMS Insurer, the Majority Class CE Certificateholders, the Master Servicer or HomEq, as applicable, exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Securities Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates (other than the Class P Certificates) are outstanding:

            (i) The Securities Administrator shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each of REMIC 1 and REMIC 2 and shall specify such date in the final federal income tax return of each REMIC;

            (ii) After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Securities Administrator shall sell all of the assets of the Trust to the Majority Class CE Certificateholders or the Master Servicer, as applicable, for cash; and

            (iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited in the following order of priority (A)
      (i) to the Holders of each of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, and (ii) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, the related Certificate Principal Balance, as applicable, plus one month's interest thereon at the applicable Certificate Interest Rate, (B) to the Class CE Certificates, the amount of any remaining Monthly Excess Cashflow Amounts not previously distributed thereon, (C) to the remaining REMIC 1 Regular Interests the amounts allocable thereto pursuant to Section 4.08 and (D) to the Class R Certificateholder, all cash on hand in respect of the REMICs after such payment (other than cash retained to meet claims) and the Trust shall terminate at such time.

               (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Securities Administrator as their attorney in fact to: (i) designate such date of adoption of plans of complete liquidation and
(ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

               Section 11.01 Amendment.

               This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee; with the consent of the NIMS Insurer and without the consent of the Certificateholders,
(i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, (iv) to comply with any requirements imposed by the Code or (v) to provide for the rights of the NIMS Insurer; provided, however, that any such action listed in clause (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Master Servicer, the Securities Administrator and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Master Servicer, the Securities Administrator and the Trustee.

               In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the NIMS Insurer and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a majority of the Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee and the Securities Administrator shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. Each of the Securities Administrator and Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or Securities Administrator's, as the case may be, own rights, duties or immunities under this Agreement.

               Notwithstanding any provision of this Agreement to the contrary, none of the Securities Administrator, the Trustee or the NIMS Insurer shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

               Promptly after the execution of any such amendment the Securities Administrator shall furnish, at the expense of the Person that requested the amendment if such Person is the Master Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer and each Rating Agency.

               It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

               Section 11.02 Recordation of Agreement; Counterparts.

               To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

               Section 11.03 Limitation on Rights of Certificateholders.

               The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               Section 11.04 Governing Law; Jurisdiction.

               This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

               Section 11.05 Notices.

               All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - BA04H1, (b) in the case of the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services - ABFC 2004-HE1 with a copy to: (i) Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services - ABFC 2004-HE1 and (ii) Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - ABFC 2004-HE1, or such other address as may hereafter be furnished to the Depositor, the Trustee, the NIMS Insurer and the Master Servicer in writing by the Trustee,
(c) in the case of the Master Servicer, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other address as may be furnished to the Depositor, the Securities Administrator, the NIMS Insurer and the Trustee in writing by the Master Servicer, (d) in the case of the Depositor, Asset Backed Funding Corporation, 214 North Tryon Street, 21st Floor, Charlotte, North Carolina 28255, Attention: ABFC Asset-Backed Certificates, Series 2004-HE1, or such other address as may be furnished to the Master Servicer, the Securities Administrator, the NIMS Insurer and the Trustee in writing by the Depositor and (e) in the case of the NIMS Insurer, such address furnished to the Depositor, the Master Servicer, the Securities Administrator and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

               Section 11.06 Severability of Provisions.

               If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

               Section 11.07 Article and Section References.

               All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

               Section 11.08 Notice to the Rating Agencies and the NIMS Insurer.

               (a) Each of the Trustee and the Master Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which a Responsible Officer of the Trustee, the Securities Administrator or the Master Servicer, as the case may be, has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Master Servicer Event of Termination that has not been cured or waived;

               (iii) the resignation or termination of the Master Servicer, the Securities Administrator or the Trustee;

               (iv) the final payment to Holders of the Certificates of any Class; and

               (v) any change in the location of any Account.

               (vi) In addition, the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                      (A) each annual statement as to compliance described in
               Section 3.16 hereof; and

                      (B) each annual independent public accountants' servicing
               report described in Section 3.17 hereof; and

               Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to:
Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Attention: Managing Director, Residential Mortgage-Backed Securities; and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group.

               Section 11.09 Further Assurances.

               Notwithstanding any other provision of this Agreement, none of the Regular Certificateholders, the Securities Administrator nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

               Section 11.10 Third Party Beneficiary.

               Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the parties hereto, the NIMS Insurer, HomEq (solely for purposes of Section 3.20) and each Custodian (solely for purposes of Section 8.05) and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

               The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

               In addition, the HomEq shall be deemed a intended third party beneficiary with respect to Section 3.20 hereof and shall be entitled to enforce the Trust's obligations thereunder.

               Further, each Custodian shall be deemed a intended third party beneficiary with respect to Section 8.05 hereof and shall be entitled to enforce the Trust's obligations thereunder.

               Section 11.11 Acts of Certificateholders.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Securities Administrator and the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Securities Administrator, the Trustee and the Trust, if made in the manner provided in this Section 11.11.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

               (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Administrator or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

               IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      ASSET BACKED FUNDING
                                         CORPORATION, as Depositor

                                      By:_______________________________________
                                         Name: Kirk B. Meyers
                                         Title: Vice President

                                      WELLS FARGO BANK, N.A., as Master
                                         Servicer

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      WELLS FARGO BANK, N.A., as Securities
                                          Administrator

                                      By:_______________________________________
                                         Name: Amy Doyle
                                         Title: Vice President

                                      DEUTSCHE BANK NATIONAL TRUST
                                         COMPANY, as Trustee

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      By:_______________________________________
                                         Name:
                                         Title:

STATE OF NORTH CAROLINA       )
                              ) ss.:
COUNTY OF MECKLENBURG         )

               On the 26th day of August, 2004 before me, a notary public in and for said State, personally appeared Kirk B. Meyers, known to me to be a Vice President of Asset Backed Funding Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               Notary Public

STATE OF MARYLAND            )
                             ) ss.:
COUNTY OF                    )

               On the 26th day of August, 2004 before me, a notary public in and for said State, personally appeared __________, known to me to be a __________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               Notary Public

STATE OF MARYLAND            )
                             ) ss.:
COUNTY OF                    )

               On the 26th day of August, 2004 before me, a notary public in and for said State, personally appeared Amy Doyle, known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               Notary Public

STATE OF CALIFORNIA          )
                             ) ss.:
COUNTY OF                    )

               On the 26th day of August, 2004 before me, a notary public in and for said State, personally appeared _____________, known to me to be a ____________ of Deutsche Bank National Trust Company, a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such association executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               Notary Public

                                   EXHIBIT A-1

                       [FORM OF THE CLASS A-1 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-HE1, CLASS A-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class A-1               Original Class Certificate Principal
                                         Balance of the Class A-1 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $306,897,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: August 1, 2004         $[__]

                                         Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27,
2004
                                         Securities Administrator: Wells Fargo
No.                                      Bank, N.A.

CUSIP: 04542B JK 9                       Trustee: Deutsche Bank National Trust
                                         Company

ISIN: US04542BJK98                       Closing Date: August 26, 2004

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-1 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class A-1 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-1 Certificate Margin, (ii) the Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class A-1 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1 Certificates.

            The Class A-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:______________________________________
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-2

                       [FORM OF THE CLASS A-2 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-HE1, CLASS A-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class A-2               Original Class Certificate Principal
                                         Balance of the Class A-2 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $346,754,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: August 1, 2004         $[__]

                                         Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27,
2004
                                         Securities Administrator: Wells Fargo
No.                                      Bank, N.A.

                                         Trustee: Deutsche Bank National Trust
CUSIP: 04542B JL 7                       Company

ISIN: US04542BJL71                       Closing Date: August 26, 2004

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-2 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class A-2 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-2 Certificate Margin, (ii) the Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class A-2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-2 Certificates.

            The Class A-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-3

                       [FORM OF THE CLASS A-3 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-HE1, CLASS A-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class A-3               Original Class Certificate Principal
                                         Balance of the Class A-3 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $68,976,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: August 1, 2004         $[__]

                                         Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27,
2004
                                         Securities Administrator: Wells Fargo
No.                                      Bank, N.A.

CUSIP: 04542B JM 5                       Trustee: Deutsche Bank National Trust
                                         Company
ISIN: US04542BJM54
                                         Closing Date: August 26, 2004

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class A-3 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class A-3 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class A-3 Certificate Margin, (ii) the Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class A-3 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-3 Certificates.

            The Class A-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-1

                         [FORM OF CLASS M-1 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-HE1, CLASS M-1

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class M-1               Original Class Certificate Principal
                                         Balance of the Class M-1 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $45,594,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: August 1, 2004         $[__]

                                         Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27,
2004
                                         Securities Administrator: Wells Fargo
No.                                      Bank, N.A.

CUSIP: 04542B JP 8                       Trustee: Deutsche Bank National Trust
                                         Company
ISIN: US04542BJP85
                                         Closing Date: August 26, 2004

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-1 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-1 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-1 Certificate Margin, (ii) the Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-1 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-1 Certificates.

            The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-2

                         [FORM OF CLASS M-2 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-HE1, CLASS M-2

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class M-2               Original Class Certificate Principal
                                         Balance of the Class M-2 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $36,131,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: August 1, 2004         $[__]

                                         Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27,
2004
                                         Securities Administrator: Wells Fargo
No.                                      Bank, N.A.

CUSIP: 04542B JQ 6                       Trustee: Deutsche Bank National Trust
                                         Company
ISIN: US04542BJQ68
                                         Closing Date: August 26, 2004

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-2 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-2 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-2 Certificate Margin, (ii) the Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-2 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-2 Certificates.

            The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates and Class M-1 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-3

                         [FORM OF CLASS M-3 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1 AND CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-HE1, CLASS M-3

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class M-3               Original Class Certificate Principal
                                         Balance of the Class M-3 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $9,033,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: August 1, 2004         $[__]

                                         Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27,
2004
                                         Securities Administrator: Wells Fargo
No.                                      Bank, N.A.

CUSIP: 04542B JR 4                       Trustee: Deutsche Bank National Trust
                                         Company

ISIN: US04542BJR42
                                         Closing Date: August 26, 2004

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-3 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-3 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-3 Certificate Margin, (ii) the Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-3 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-3 Certificates.

            The Class M-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificate and Class M-2 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-4

                         [FORM OF CLASS M-4 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2 AND CLASS M-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-HE1, CLASS M-4

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class M-4               Original Class Certificate Principal
                                         Balance of the Class M-4 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $8,603,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: August 1, 2004         $[__]

                                         Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27,
2004
                                         Securities Administrator: Wells Fargo
No.                                      Bank, N.A.

CUSIP: 04542B JS 2                       Trustee: Deutsche Bank National Trust
                                         Company
ISIN: US04542BJS25
                                         Closing Date: August 26, 2004

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-4 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-4 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-4 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-4 Certificate Margin, (ii) the Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-4 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-4 Certificates.

            The Class M-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificate, Class M-2 Certificates and Class M-3 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-5

                         [FORM OF CLASS M-5 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3 AND CLASS M-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-HE1, CLASS M-5

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class M-5               Original Class Certificate Principal
                                         Balance of the Class M-5 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $8,603,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: August 1, 2004         $[__]

                                         Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27,
2004
                                         Securities Administrator: Wells Fargo
No.                                      Bank, N.A.

CUSIP: 04542B JT 0                       Trustee: Deutsche Bank National Trust
                                         Company

ISIN: US04542BJT08
                                         Closing Date: August 26, 2004

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-5 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-5 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-5 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-5 Certificate Margin, (ii) the Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-5 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-5 Certificates.

            The Class M-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificate, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-6

                         [FORM OF CLASS M-6 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4 AND CLASS M-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-HE1, CLASS M-6

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class M-6               Original Class Certificate Principal
                                         Balance of the Class M-6 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $8,603,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: August 1, 2004         $[__]

                                         Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27,
2004
                                         Securities Administrator: Wells Fargo
No.                                      Bank, N.A.

CUSIP: 04542B JU 7                       Trustee: Deutsche Bank National Trust
                                         Company

ISIN: US04542BJU70
                                         Closing Date: August 26, 2004

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-6 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-6 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-6 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-6 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-6 Certificate Margin, (ii) the Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-6 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-6 Certificates.

            The Class M-6 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificate, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-7

                         [FORM OF CLASS M-7 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5 AND CLASS M-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-HE1, CLASS M-7

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class M-7               Original Class Certificate Principal
                                         Balance of the Class M-7 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $2,581,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: August 1, 2004         $[__]

                                         Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27,
2004
                                         Securities Administrator: Wells Fargo
No.                                      Bank, N.A.

CUSIP: 04542B JV 5                       Trustee: Deutsche Bank National Trust
                                         Company

ISIN: US04542BJV53
                                         Closing Date: August 26, 2004

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-7 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-7 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-7 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-7 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-7 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-7 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-7 Certificate Margin, (ii) the Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-7 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-7 Certificates.

            The Class M-7 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificate, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-8

                         [FORM OF CLASS M-8 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6 AND CLASS M-7 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-HE1, CLASS M-8

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class M-8               Original Class Certificate Principal
                                         Balance of the Class M-8 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $6,022,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: August 1, 2004         $[__]

                                         Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27,
2004
                                         Securities Administrator: Wells Fargo
No.                                      Bank, N.A.

CUSIP: 04542B JW 3                       Trustee: Deutsche Bank National Trust
                                         Company

ISIN: US04542BJW37
                                         Closing Date: August 26, 2004

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-8 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-8 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-8 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-8 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-8 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-8 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-8 Certificate Margin, (ii) the Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-8 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-8 Certificates.

            The Class M-8 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificate, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 and Class M-7 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT B-9

                         [FORM OF CLASS M-9 CERTIFICATE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7 AND CLASS M-8 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-HE1, CLASS M-9

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class M-9               Original Class Certificate Principal
                                         Balance of the Class M-9 Certificates
Certificate Interest Rate: Floating      as of the Closing Date: $5,161,000.00

Date of Pooling and Servicing Agreement  Initial Certificate Principal Balance:
and Cut-off Date: August 1, 2004         $[__]

                                         Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27,
2004
                                         Securities Administrator: Wells Fargo
No.                                      Bank, N.A.

CUSIP: 04542B JX 1                       Trustee: Deutsche Bank National Trust
                                         Company

ISIN: US04542BJX10
                                         Closing Date: August 26, 2004

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-9 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-9 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-9 Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-9 Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-9 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            The Certificate Interest Rate for the Class M-9 Certificates for each Distribution Date will be the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus the Class M-9 Certificate Margin, (ii) the Maximum Rate Cap and (iii) the Pool Cap. Interest will accrue on the Class M-9 Certificates during each Interest Accrual Period at the Certificate Interest Rate.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-9 Certificates.

            The Class M-9 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            This certificate is subordinated in right of payment to the Class A Certificates, Class M-1 Certificate, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6, Class M-7 and Class M-8 Certificates as described in the Pooling and Servicing Agreement referred to herein.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

Date of authentication:

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-1

                         [FORM OF CLASS CE CERTIFICATES]

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

      THIS CLASS CE CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS CE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

                         ABFC ASSET-BACKED CERTIFICATES
                            SERIES 2004-HE1, CLASS CE

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class CE                Master Servicer: Wells Fargo Bank, N.A.

Date of Pooling and Servicing Agreement  Securities Administrator: Wells Fargo
and Cut-off Date: August 1, 2004         Bank, N.A.

First Distribution Date: September 27,   Trustee: Deutsche Bank National Trust
2004                                     Company

No.
                                         Closing Date: August 26, 2004

Percentage Interest: 100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class CE Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class CE Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar, the Securities Administrator and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

Dated:

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-2

                          [FORM OF CLASS P CERTIFICATE]

      THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

                         ABFC ASSET-BACKED CERTIFICATES
                            SERIES 2004-HE1, CLASS P

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class P                 Master Servicer: Wells Fargo Bank, N.A.

Date of Pooling and Servicing Agreement  Securities Administrator: Wells Fargo
and Cut-off Date: August 1, 2004         Bank, N.A.

First Distribution Date: September 27,   Trustee: Deutsche Bank National Trust
2004                                     Company

No.
                                         Closing Date: August 26, 2004

Percentage Interest: 100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from Prepayment Charges, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class P Certificates are limited in right of payment to Prepayment Charges received on the Mortgage Loans, Originator Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar, the Securities Administrator and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Certificates referred to in the within-mentioned Agreement.

Dated:

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT C-3

                          [FORM OF CLASS R CERTIFICATE]

      THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN TWO SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

      THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN
      SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY
      SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.

                         ABFC ASSET-BACKED CERTIFICATES
                            SERIES 2004-HE1, CLASS R

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-HE1, Class R                 Master Servicer: Wells Fargo Bank, N.A.

Date of Pooling and Servicing Agreement  Securities Administrator: Wells Fargo
and Cut-off Date: August 1, 2004         Bank, N.A.

First Distribution Date: September 27,   Trustee: Deutsche Bank National Trust
2004                                     Company

No.
                                         Closing Date: August 26, 2004

Percentage Interest: 100%

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _______________________ is the registered owner of 100% Percentage Interest in that certain beneficial ownership interest evidenced by the Class R Certificate in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in the amount required to be distributed to the Holder of Class R Certificate on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificate, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class R Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, Master Servicer Custodial Account and Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar, the Securities Administrator and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as two separate REMICs or cause the imposition of a tax upon the Trust.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

            The recitals contained herein shall be taken as statements of the Depositor and none of the Master Servicer, the Securities Administrator or the Trustee assumes responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:_____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is the one of the Certificates referred to in the within-mentioned Agreement.

Dated:

                                       WELLS FARGO BANK, N.A., as Certificate
                                          Registrar


                                       By:_____________________________________
                                          Authorized Signatory

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -   as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
JT TEN  -   as joint tenants with right
            of survivorship and not as                       ----------------
            tenants in common                                     (State)

            Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT E

                   FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:   [CUSTODIAN]

      Attn: ABFC, Series 2004-HE1

      Re: Pooling and Servicing Agreement dated as of August 1, 2004 among Asset Backed Funding Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Deutsche Bank National Trust Company, as trustee
            -------------------------------------------------------------------

            All capitalized terms used herein shall have the means ascribed to them in the Pooling and Servicing Agreement (the "Agreement") referenced above.

            In connection with the administration of the Mortgage Loans held by you as Custodian pursuant to the Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____ 1.    Mortgage Paid in Full

_____ 2.    Foreclosure

_____ 3.    Substitution

_____ 4.    Other Liquidation (Repurchases, etc.)

_____ 5.    Nonliquidation    Reason:________________

                              By:____________________
                                 (authorized signer)

                              Issuer:________________

                              Address:_______________

                              Date:__________________

Custodian
---------

[_____________________]

            Please acknowledge the execution of the above request by your signature and date below:

___________________________ ___________________
      Signature                     Date

Documents returned to Custodian:

___________________________ ___________________
      Custodian                     Date

                                   EXHIBIT F-1

                  FORM OF CUSTODIAN'S INITIAL CERTIFICATION

                                                                            Date

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota, 55479-0113
Attn: Client Manager - ABFC, Series 2004-HE1

      Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2004 among Asset Backed Funding Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Deutsche Bank National Trust Company, as trustee, with respect to ABFC Asset-Backed Certificates, Series 2004-HE1
            ------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2.01 of the Pooling and Servicing Agreement for each Mortgage File pertaining to each [Fremont][Wells Fargo] Mortgage Loan listed on Exhibit D to the Pooling and Servicing Agreement, subject to any exceptions noted on Schedule I hereto and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule that corresponds to items (1), (2), (10) and (22) of the Mortgage Loan Schedule accurately reflects the information in the Mortgage File.

            Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of
Section 2.02 of the Pooling and Servicing Agreement and the Pooling and Servicing Agreement sections cross-referenced therein.

                                       [__________________________].
                                          as Custodian


                                       By:__________________________________
                                          Name:
                                          Title:

                                   EXHIBIT F-2

                   FORM OF CUSTODIAN'S FINAL CERTIFICATION

                                                                          [Date]

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota, 55479-0113
Attn: Client Manager - ABFC, Series 2004-HE1

      Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2004, among Asset Backed Funding Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Deutsche Bank National Trust Company, as trustee, with respect to ABFC Asset-Backed Certificates, Series 2004-HE1
            -------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each [Fremont][Wells Fargo] Mortgage Loan listed in the Mortgage Loan Schedule attached as Exhibits D to the Pooling and Servicing Agreement (other than any Mortgage Loan paid in full or listed on Schedule I hereto), it has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

            The undersigned hereby certifies that as to each [Fremont][Wells Fargo] Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan
Schedule is correct.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                       [__________________________],
                                          as Custodian

                                       By:_______________________________
                                          Name:
                                          Title:

                                   EXHIBIT F-3

                        FORM OF RECEIPT OF MORTGAGE NOTE

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota, 55479-0113
Attn: Client Manager - ABFC, Series 2004-HE1

      Re:   ABFC Asset-Backed Certificates, Series 2004-HE1
            -----------------------------------------------

Ladies and Gentlemen:

            Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of August 1, 2004, among Asset Backed Funding Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Deutsche Bank National Trust Company, as trustee, we hereby acknowledge the receipt of the original Mortgage Note, or, with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

                                       [_____________________].,
                                          as Custodian

                                       By:______________________________
                                          Name:
                                          Title:

                                    EXHIBIT G

                        MORTGAGE LOAN PURCHASE AGREEMENT

================================================================================


                        ASSET BACKED FUNDING CORPORATION


                                  as Purchaser


                                       and


                              BANK OF AMERICA, N.A.


                                    as Seller


                        MORTGAGE LOAN PURCHASE AGREEMENT


                Fixed Rate and Adjustable Rate Mortgage Loans


               ABFC Asset-Backed Certificates, Series 2004-HE1





                           Dated as of August 1, 2004


================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...................................................



                                   ARTICLE II

              SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01  Sale of Mortgage Loans........................................
Section 2.02  Obligations of Seller Upon Sale...............................
Section 2.03  Payment of Purchase Price for the Mortgage Loans..............


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01  Seller Representations and Warranties Relating to the
              Mortgage Loans................................................
Section 3.02  Seller Representations and Warranties.........................


                                   ARTICLE IV

                               SELLER'S COVENANTS

Section 4.01  Covenants of the Seller.......................................


                                    ARTICLE V

                                   TERMINATION

Section 5.01  Termination...................................................


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

Section 6.01  Amendment.....................................................
Section 6.02  Governing Law.................................................
Section 6.03  Notices.......................................................
Section 6.04  Severability of Provisions....................................
Section 6.05  Counterparts..................................................
Section 6.06  Further Agreements............................................
Section 6.07  Intention of the Parties......................................
Section 6.08  Successors and Assigns; Assignment of this Agreement..........
Section 6.09  Survival......................................................


Schedule I.  - Mortgage Loan Schedule

            MORTGAGE LOAN PURCHASE AGREEMENT, dated as of August 1, 2004 (the "Agreement"), between BANK OF AMERICA, N.A. ("Bank of America" or the "Seller") and ASSET BACKED FUNDING CORPORATION (the "Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, pursuant to (i) the Mortgage Loan Purchase and Warranties Agreement, dated as of June 1, 2004 (the "Fremont June Sale Agreement"), by and between Bank of America, as purchaser, and Fremont Investment & Loan ("Fremont"), as seller, (ii) the Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2004 (the "Fremont July Sale Agreement," and together with the Fremont June Sale Agreement, the "Fremont Sale Agreements"), by and between Bank of America, as purchaser and Fremont, as seller, and (iii) the Seller's Warranties and Servicing Agreement, dated as of May 1, 2004 (the "Wells Fargo Sale Agreement," and together with the Fremont Sale Agreements, the "Underlying Sale Agreements"), between Wells Fargo Bank, N.A. ("Wells Fargo Bank," and together with Fremont, the "Originators"), as successor to Wells Fargo Home Mortgage, Inc. by merger, as seller, and Bank of America, as purchaser, the Seller is the owner of either the notes or other evidence of indebtedness (the "Mortgage Notes") or other evidence of ownership so indicated on Schedule I hereto, and the other documents or instruments constituting the Mortgage File (collectively, the "Mortgage Loans");

            WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights (a) to any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) to the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans;

            WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser and the Purchaser purchase the Mortgage Loans from the Seller pursuant to the terms of this Agreement; and

            WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator, and Deutsche Bank National Trust Company, as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to the Trustee, on behalf of the ABFC 2004-HE1 Trust (the "Trust"), the trust created pursuant to the Pooling and Servicing Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                   ARTICLE II

              SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

            Section 2.01 Sale of Mortgage Loans. The Seller does hereby agree to and does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, on the Closing Date (i) all of its right, title and interest in and to each Mortgage Loan originated by Wells Fargo Bank (the "Wells Fargo Mortgage Loans") and each Mortgage Loan originated by Fremont (the "Fremont Mortgage Loans") and the related Cut-off Date Principal Balance thereof, including any Related Documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of the Mortgage Loans; (v) the rights of the Seller under the Consulting Agreement and
(vi) all proceeds of any of the foregoing.

            Section 2.02 Obligations of Seller Upon Sale. (a) In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date, (x) to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (y) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all the Mortgage Loans specifying, among other things, for each Mortgage Loan, as of the Cut-off Date, its account number and Cut-off Date Principal Balance. Such file (the "Mortgage Loan Schedule") which is set forth as Exhibit D to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

            In connection with such transfer and assignment of the Mortgage Loans, the Seller shall, on behalf of the Purchaser, deliver to and deposit with the Trustee (or the custodians (each, a "Custodian") designed by the Trustee in the Pooling and Servicing Agreement) the following documents or instruments (with respect to each Mortgage Loan, a "Mortgage File") with respect to each Mortgage Loan so transferred and assigned:

            (i) the original Mortgage Note, endorsed in blank or with respect to any lost Mortgage Note, a Lost Note Affidavit, together with a copy of the related mortgage note;

            (ii) with respect to the Fremont Mortgage Loans only, the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

            (iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned in blank;

            (iv) with respect to the Fremont Mortgage Loans only, an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

            (v) with respect to the Fremont Mortgage Loans only, the original or a certified copy of the lender's title insurance policy;

            (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

            (vii) any additional documents required to be delivered following a Document Transfer Event (as defined in the Pooling and Servicing Agreement).

            If any of the documents referred to in Section 2.02(ii), (iii) or
(iv) has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the applicable Custodian on behalf of the Trustee no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the applicable Custodian on behalf of the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered, with respect to the Fremont Mortgage Loans only, pursuant to Section 2.02(v) above, the Seller shall deliver or cause to be delivered to the applicable Custodian on behalf of the Trustee, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original to be delivered to the applicable Custodian on behalf of the Trustee, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the applicable Custodian on behalf of the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

            Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or deliver such missing document to the applicable Custodian on behalf of the Trustee (or within 90 days of the earlier of Seller's discovery or receipt of notification if such defect would cause the related Mortgage Loan not to be a "qualified mortgage" for REMIC purposes or that the Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs). If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement.

            It is understood and agreed that the obligations of the Seller set forth in this Section 2.02 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser respecting a missing or defective document.

            The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

            The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

            Section 2.03 Payment of Purchase Price for the Mortgage Loans. In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees (i) to pay to the Seller on the Closing Date by transfer of immediately available funds, as directed by the Seller, an amount equal to $[__________] and (ii) deliver to or at the direction of the Seller on the Closing Date, the Class CE, Class P and Class R Certificates, in respect of the Mortgage Loans (collectively, the "Purchase Price"). The Seller shall pay, and be billed directly for, all reasonable expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus relating to the Certificates, blue sky registration fees and expenses, fees and reasonable expenses of Purchaser's counsel, fees of the rating agencies requested to rate the Certificates, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

            Section 3.01 Seller Representations and Warranties Relating to the Mortgage Loans

            The representations and warranties with respect to the Fremont Mortgage Loans relating to the Fremont June Sale Agreement were made as of June 29, 2004 and the representations and warranties with respect to the Fremont Mortgage Loans relating to the Fremont July Sale Agreement were made as of July 29, 2004. Certain of these representations and warranties will be restated by Fremont on August 26, 2004. The representations and warranties with respect to the Wells Fargo Mortgage Loans in the Wells Fargo Sale Agreement were made as of May 6, 2004. The Seller's right, title and interest in such representations and warranties and the remedies in connection therewith have been assigned to the Purchaser pursuant to (i) the Assignment, Assumption and Recognition Agreement, dated August 26, 2004, among the Seller, the Purchaser, the Trustee, the Master Servicer and Fremont and (ii) the Assignment, Assumption and Recognition Agreement, dated August 26, 2004, among the Seller, the Purchaser, the Trustee, the Master Servicer and Wells Fargo Bank. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of an Originator under the related Underlying Sale Agreement and (ii) a representation or warranty of the Seller under this Agreement (other than Sections 3.01(k) and 3.01(s) below), the only right or remedy of the Purchaser shall be the right to enforce the obligations of the applicable Originator under any applicable representation or warranty made by it. The Purchaser acknowledges and agrees that the representations and warranties of the Seller in this Section 3.01 are applicable only to facts, conditions or events that do not constitute a breach of any representation or warranty made by the Originators in the Underlying Sale Agreements. The Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans (other than the representations made in Sections 3.01(k) and 3.01(s) below) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the related Originator in the applicable Underlying Sale Agreement, without regard to whether such Originator fulfills its contractual obligations in respect of such representation or warranty. If, however, Wells Fargo Bank fails to reimburse the Trustee for any costs or damages incurred by the Trust in connection with a breach of its representation set forth in Section 3.02(i) of the Wells Fargo Sale Agreement, if Fremont fails to reimburse the Trustee for any costs or damages incurred by the Trust in connection with a breach of Fremont's representation set forth in Sections 9.02(g) or 9.02(uu)(10) of the Fremont Sale Agreements, or if the Trust incurs any costs or damages as a result of a breach of the Seller's representation set forth in Section 3.01(s) below (any such costs or damages, the "Reimbursement Amount"), the Seller shall pay the Reimbursement Amount to the Trust. The Reimbursement Amount shall be delivered to the Master Servicer for deposit into the Master Servicer Custodial Account within 10 days from the date the Seller was notified by the Trustee of the amount of such costs and damages. Subject to the foregoing, the Seller represents and warrants upon delivery of the Mortgage Loans to the Purchaser hereunder, as to each, that:

            (a) The information set forth with respect to the Mortgage Loans on the Mortgage Loan Schedule attached hereto as Schedule I provides an accurate listing of the Mortgage Loans, and the information with respect to each Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

            (b) No Mortgage Loan was 30 days or more contractually delinquent as of the Cut-off Date. The Seller has not waived any default, breach, violation or event of acceleration, and the Seller has not taken any action to waive any default, breach, violation or even of acceleration, with respect to any Mortgage Loan;

            (c) There are no delinquent taxes, assessments that could become a lien prior to the related Mortgage or insurance premiums affecting the related Mortgaged Property;

            (d) Each Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, recission or release;

            (e) Other than any Mortgage Loan that is less than 30 days contractually delinquent as of the Cut-off Date, there is no material default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any material default, breach, violation or event of acceleration;

            (f) Each Mortgaged Property is free of material damage that would affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

            (g) To the best of the Seller's knowledge, there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

            (h) Each Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities, except where the failure would not have a material adverse effect upon the related Mortgage Loan;

            (i) No Mortgage Loan is in foreclosure;

            (j) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg ss. 1.860G-2;

            (k) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the origination of each Mortgage Loan have been complied with;

            (l) No Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination;

            (m) The Seller is the sole owner of record and holder of each Mortgage Loan and the related Mortgage Note and Mortgage and each Mortgage Loan has not been assigned or pledged, and the Seller has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Seller is transferring each Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer each Mortgage Loan, mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens), charges or security interests of any nature encumbering such Mortgage Loan;

            (n) With respect to each Mortgage Loan, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and maintain the lien priority of the Mortgage and which has been delivered to the Purchaser or its designee. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. With respect to each Mortgage Loan, no instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Purchaser or its designee and the terms of which are reflected on the related Mortgage Loan Schedule;

            (o) With respect to each Mortgage Loan, the Seller has not dealt with any broker, investment banker, agent or other Person (other than the Originators and the Underwriters) who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (p) With respect to each Mortgage Loan, the Mortgage is a valid, subsisting enforceable and perfected first or second lien and first priority security interest on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. With respect to each Mortgage Loan, the lien of the Mortgage is subject only to:

            (i) the lien of current real property taxes and assessments not yet due and payable;

            (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the applicable Originator and (i) referred to or to otherwise considered in the appraisal made for the applicable Originator or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and

            (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

            (q) Each Mortgage Loan is covered by (a) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to Fannie Mae, (b) an ALTA lender's title insurance policy or (c) a CLTA lender's title insurance policy or (d) another generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located insuring the applicable Originator, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to the exceptions contained in clauses (i), (ii) and (iii), and against any loss by reason of the invalidity of unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of such lender's title insurance policy. The applicable Originator, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the sale of the Mortgage Loans to the Purchaser. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the applicable Originator or the Seller, has done anything which would impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the applicable Originator or the Seller;

            (r) Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest with respect to each first lien Mortgage Loan, on the property described therein and the applicable Originator has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of such Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage; and

            (s) No Mortgage Loan (other than a Mortgage Loan that would be subject to the provisions of the Oakland, California or Los Angeles, California predatory and abusive lending laws or a Mortgage Loan that is a New Jersey covered purchase loan) is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor's, a division of the McGraw-Hill Companies, Inc.'s LEVELS (R) Glossary which is now Version 5.6 Revised, Appendix E).

            With respect to the representations and warranties set forth in this
Section 3.01 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Purchaser, the Master Servicer, a Custodian, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, Prepayment Charge or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

            Upon discovery by the Seller, the Master Servicer, a Custodian, the Securities Administrator, the Purchaser or any assignee, transferee or designee of the Purchaser of a breach of any of the representations and warranties contained in this Article III that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering the breach shall give prompt written notice to the others. Subject to the first paragraph of this
Section 3.01, within 90 days of the earlier of its discovery or its receipt of notice of any such breach of a representation or warranty, the Seller shall promptly cure such breach in all material respects, or in the event such breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with
Section 2.03 of the Pooling and Servicing Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee (or applicable Custodian) on behalf of the Purchaser and the Closing Date and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.

            It is understood and agreed that the obligations of the Seller set forth in this Section 3.01 to cure, repurchase or substitute for a Mortgage Loan as a result of a breach of a representation or warranty, subject to the limitation contained in the first paragraph of this Section 3.01, and to pay the Reimbursement Amount constitute the sole remedies of the Purchaser respecting a breach of the representations or warranties contained in this Section 3.01.

            Section 3.02 Seller Representations and Warranties. The Seller hereby represents and warrants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

            (a) The Seller is duly organized, validly existing and in good standing as a national banking association and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (i) its business, properties, assets or condition (financial or other), (ii) the performance of its obligations under this Agreement, (iii) the value or marketability of the Mortgage Loans, or (iv) its ability to foreclose on the related Mortgaged Properties.

            (b) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the Seller's legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally or creditors of national banks and by the availability of equitable remedies, (ii) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (iii) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

            (c) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Seller to conduct its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

            (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument, agreement or document to which the Seller is a party or by which it may be bound or to which any of the property or assets of the Seller is subject, (ii) will not result in any violation of the provisions of the charter or by-laws of the Seller, or any law, administrative regulation or administrative or court decree applicable to the Seller and (iii) will not require any filing or registration with or notice to or consent, approval, authorization or order of any court or governmental authority or agency.

            (e) The transactions contemplated by this Agreement are in the ordinary course of the Seller's business.

            (f) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency.

            (g) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties, or materially and adversely affect the performance of any of its duties hereunder.

            (h) There are no actions or proceedings against, or investigations of, the Seller pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or
(iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller's performance of any of its respective obligations under, or the validity or enforceability of, this Agreement.

            (i) The Seller is not transferring the Mortgage Loans to the Purchaser hereunder with any intent to hinder, delay or defraud any of its creditors.

            (j) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

            (k) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                                   ARTICLE IV

                               SELLER'S COVENANTS

            Section 4.01 Covenants of the Seller .The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this
Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                    ARTICLE V

                                   TERMINATION

            Section 5.01 Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

            Section 6.01 Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

            Section 6.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 6.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

            if to the Seller:

            Bank of America, N.A.
            100 North Tryon Street
            Charlotte, North Carolina 28255
            Attention: General Counsel

or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

            if to the Purchaser:

            Asset Backed Funding Corporation
            214 North Tyron Street
            21st Floor
            Charlotte, North Carolina 28255
            Attention: Kirk B. Meyers

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

            Section 6.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 6.05 Counterparts. This Agreement may be executed in one or more counterparts by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

            Section 6.06 Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

            Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

            Section 6.07 Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than the pledging of the Mortgage Loans by the Seller to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes and all other purposes as a sale by the Seller and a purchase by the Purchaser of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the Federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

            Section 6.08 Successors and Assigns; Assignment of this Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser and which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

            Section 6.09 Survival. The representations and warranties set forth in Sections 3.01 and 3.02 hereof shall survive the purchase of the Mortgage Loans hereunder.

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                       ASSET BACKED FUNDING CORPORATION,
                                          as Purchaser


                                       By: ___________________________________
                                           Name: Kirk B. Meyers
                                           Title: Vice President


                                       BANK OF AMERICA, N.A.
                                          as Seller


                                       By: ___________________________________
                                           Name: Bruce W. Good
                                           Title: Vice President

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBURG   )

            On the 26th day of August, 2004 before me, a Notary Public in and for said State, personally appeared Kirk B. Meyers, known to me to be a Vice President of Asset Backed Funding Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           ___________________________________
                                                    Notary Public

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBURG   )

            On the 26th day of August, 2004 before me, a Notary Public in and for said State, personally appeared Bruce W. Good, known to me to be a Vice President of Bank of America, N.A., the company that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           ___________________________________
                                                    Notary Public

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE
                             ----------------------

                            [INTENTIONALLY OMITTED]

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

            Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says: Deponent is ______________________ of ______________________________,
successor by merger to _________________________________________ ("Seller") and
who has personal knowledge of the facts set out in this affidavit.

            On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

            That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

            Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of ABFC Asset-Backed Certificates, Series 2004-HE1, to accept the transfer of the above described loan from Seller.

            Seller agrees to indemnify and hold harmless [____________] and Asset Backed Funding Corporation for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

                                        By:___________________________________
                                        ______________________________________

STATE OF                )
                        )  SS:
COUNTY OF               )

            On this ____ day of _______ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

            Witness my hand and Notarial Seal this ____ day of _______ 20__.

________________________________
________________________________

My commission expires___________.

                                    EXHIBIT I

                          FORM OF ERISA REPRESENTATION

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota, 55479-0113
Attn: Client Manager - ABFC, Series 2004-HE1

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

      Re:   ABFC Asset-Backed Certificates, Series 2004-HE1
            -----------------------------------------------

Ladies and Gentlemen:

            1. [The undersigned is the ______________________ of (the
"Transferee") a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.] [The undersigned,
___________________, is the transferee (the "Transferee").]

            2. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") among Asset Backed Funding Corporation, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as master servicer and securities administrator, and Deutsche Bank National Trust Company, as trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

            3. The Transferee either (x) (i) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any materially similar provisions of applicable federal, state or local law ("Similar Law"), the trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (ii) (except in the case of the Class R, Class CE and Class P Certificates) is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (y) (except in the case of the Class R Certificate) shall deliver to the Certificate Registrar and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Certificate Registrar, and upon which the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Code (or similar provisions of Similar Law) and will not subject the Securities Administrator or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Securities Administrator or the Depositor.

            Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

            IN WITNESS WHEREOF, the Transferee has executed this certificate.


                                        _______________________________________
                                        [Transferee]

                                        By:____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT J

                  FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                                  [DATE]

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota, 55479-0113
Attn: Client Manager - ABFC, Series 2004-HE1

Ladies and Gentlemen:

            In connection with our acquisition of the ABFC Asset-Backed Certificates, Series 2004-HE1 (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we agree that the Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and (h) we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.

                                       Very truly yours,

                                       [NAME OF TRANSFEREE]


                                       By:____________________________________
                                          Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER

                                     [DATE]

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota, 55479-0113
Attn: Client Manager - ABFC, Series 2004-HE1

      Re:   ABFC Asset-Backed Certificates, Series 2004-HE1
            -----------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the ABFC Asset-Backed Certificates, Series 2004-HE1 (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                       Very truly yours,

                                       [NAME OF TRANSFEREE]


                                       By:____________________________________
                                          Authorized Officer

                                                          ANNEX 1 TO EXHIBIT J
                                                          --------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ___ Broker-dealer. The Buyer is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934.


-----------------

(1) Buyer must own and/or invest on a discretionary basis at least $__________ in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $__________ in securities.

            ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ___   Business Development Company. Buyer is a business
            development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                        ________________________________________
                                        Print Name of Buyer

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Date:___________________________________

                                                            ANNEX 2 TO EXHIBIT J
                                                            --------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

          [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ___ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        ________________________________________
                                        Print Name of Buyer or Adviser


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        IF AN ADVISER:


                                        ________________________________________
                                        Print Name of Buyer


                                        Date:___________________________________

                                    EXHIBIT K

                 FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

                 ABFC ASSET-BACKED CERTIFICATES, SERIES 2004-HE1

STATE OF                )
                        ) ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is [an officer of] ____________________, the proposed Transferee of an Ownership Interest in the Class R Certificates (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Asset Backed Funding Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator (the "Securities Administrator"), and Deutsche Bank National Trust Company, as trustee. Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organization; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Securities Administrator a certificate substantially in the form set forth in this Exhibit L to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is _____________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. That the Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

            12. That, if the Transferee is purchasing the Class R Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

            13. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code or a plan or arrangement subject to any materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer, duly attested, this ____ day of __________________, 20__.

                                       [NAME OF TRANSFEREE]


                                       By:______________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

            Personally appeared before me the above-named ____________ , known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ____  day of ________ , 20__.


                                        ________________________________________
                                        NOTARY PUBLIC


                                        My Commission expires the ____ day
                                        of ________________, 20__.

                                  ATTACHMENT A

                                       to

                   AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF
                  THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Check the appropriate box:

[_] The consideration paid to the Transferee to acquire the Class R Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Transferee.

            OR

[_] The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Class R Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations
      Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

            (iv) the Transferee has determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

            (v) in the event of any transfer of the Class R Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of the transferee's purchase of the Class R Certificate.

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                                            [DATE]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota, 55479-0113
Attn: Client Manager - ABFC, Series 2004-HE1

Asset Backed Funding Corporation
214 North Tryon Street
21st Floor
Charlotte, North Carolina  28255

      Re:   ABFC Asset-Backed Certificates, Series 2004-HE1
            -----------------------------------------------

Ladies and Gentlemen:

            In connection with our disposition of the ABFC Asset-Backed Certificates, Series 2004-HE1 (the "Certificates"), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of the Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of the Class R Certificate is to impede the assessment or collection of tax.

                                       Very truly yours,

                                       [____________________]


                                       By: ______________________________

                                    EXHIBIT M

                MONTHLY INFORMATION DELIVERED BY MASTER SERVICER

1. With respect to the Mortgage Pool, the number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Prepayment Period.

2. With respect to the Mortgage Pool, the amount of all curtailments which were received during the related Prepayment Period.

3. With respect to the Mortgage Pool, the aggregate amount of the principal portion of all Monthly Payments received during the related Collection Period.

4. With respect to the Mortgage Pool, the amount of interest received on the Mortgage Loans during the related Collection Period.

5. With respect to the Mortgage Pool, the aggregate amount of the Advances made and recovered with respect to such Distribution Date.

6. With respect to the Mortgage Pool, the aggregate amount of the Servicing Advances made and recovered with respect to such Distribution Date.

7. With respect to the Mortgage Pool, the delinquency and foreclosure information and the amount of Mortgage Loan Losses during the related Collection Period.

8. The information contained in the Liquidation Report for the related Collection Period.

9. With respect to the Mortgage Pool, the weighted average maturity, the weighted average Mortgage Interest Rate and the weighted average Net Mortgage Interest Rate as of the last day of the Collection Period preceding of the related Interest Accrual Period.

10. The Servicing Fees paid and Servicing Fees accrued during the related Collection Period.

11. The Credit Risk Manager Fees paid and Credit Risk Manager Fees accrued during the related Collection Period.

12. The amount of all payments or reimbursements to the Master Servicer and the Servicers paid or to be paid since the prior Distribution Date (or in the case of the first Distribution Date, since the Closing Date).

13.   The Pool Balance.

14. With respect to the Mortgage Pool, the number of Mortgage Loans outstanding at the beginning and at the end of the related Collection Period.

15. The aggregate interest accrued on the Mortgage Loans at their respective Mortgage Interest Rates for the related Collection Period.

16. The amount deposited in the Master Servicer Custodial Account or Distribution Account which may not be withdrawn therefrom pursuant to an Order of a United States Bankruptcy Court of competent jurisdiction imposing a stay pursuant to Section 362 of U.S. Bankruptcy Code.

17. The aggregate Realized Losses in the Mortgage Pool since the Cut-off Date as of the end of the related Collection Period.

18. The amount of Prepayment Charges received, the amount of Originator Prepayment Charge Payment Amounts paid, the amount of Servicer Prepayment Charge Payment Amounts paid, and the reason for any Prepayment Charges waived without a corresponding Servicer Prepayment Charge Payment Amount, all for the related Collection Period.

19. The amount of Yield Maintenance Agreement Payments received with respect to such Distribution Date.

                                    EXHIBIT N

                      Form of Yield Maintenance Agreements


                     SWISS RE FINANCIAL PRODUCTS CORPORATION
                               55 East 52nd Street
                            New York, New York 10055
                 Fax: (212) 317-5335/Phone: (212) 317-5161/5433



DATE:       August 26, 2004

TO: Wells Fargo Bank, N.A., not individually, but solely as Securities Administrator of the ABFC 2004-HE1 Trust
            9062 Old Annapolis Road,
            Columbia, Maryland 21046
            Attention: Chris Regnier - Corporate Trust Services - ABFC 2004-HE1
            Tel:  (410) 844-2110
            Fax:  (410) 715-2380

            With a copy to:

            Asset Backed Funding Corporation
            214 North Tryon Street
            Charlotte, NC 28255
            Phone No.: (704) 388-1597
            Fax No.:   (704) 388-9677


FROM:       Swiss Re Financial Products Corporation

            55 East 52nd Street
            New York, NY  10055
            Tel:  212.317.5161
            Fax:  212.317.5335

Our Reference Number: 410099-410102 - Class M Certificates


Dear Sir/Madam:

      The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator") pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004, among Asset Backed Funding Corporation, Deutsche Bank National Trust Company and the Securities Administrator (the "PSA"), and Swiss Re Financial Products Corporation (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction").

      This letter agreement constitutes a "Confirmation" and the definitions and provisions contained in the original June 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc., ("ISDA") are incorporated into this Confirmation. This Confirmation will be governed by and subject to the terms and conditions which would be applicable if, prior to the Trade Date, the parties had executed and delivered an ISDA Master Agreement (Multicurrency-Cross Border), in the form published by ISDA in 1992 (the "Master Agreement"), with the attached Schedule B as the Schedule to the Master Agreement and the modifications provided below (collectively, the "Agreement"). In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation and the attached Schedule B, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) Principal. In the case of Party A, it is acting as principal and not as agent when entering into the Transaction and in the case of Party B, it is acting as Securities Administrator when entering into the Transaction.

(ii) Non-Reliance. In the case of Party A, it is acting for its own account and, in the case of Party B, it is acting as Securities Administrator, and in the case of both parties, it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(iii) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement and that Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Agreement and that Transaction.

(iv) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction.

In this Confirmation "Party A" means Swiss Re Financial Products Corporation and "Party B" means Wells Fargo Bank, N.A., not individually, but solely as Securities Administrator of the ABFC 2004-HE1 Trust.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

    Notional Amount:                       See Amortization Schedule, Schedule A

    Trade Date:                            August 19, 2004

    Effective Date:                        August 26, 2004

    Termination Date:                      June 25, 2006, subject to adjustment
                                           in accordance with the Following
                                           Business Day Convention.

Fixed Amounts:

    Fixed Rate Payer:                      Party B

    Fixed Rate Payer Payment Date:         August 26, 2004

    Fixed Amount:                          USD 145,883.00

Floating Amounts:

    Floating Rate Payer:                   Party A

    Cap Rate:                              Cap Rate as set forth in Schedule A.

    Scale Factor:                          100.00

    Floating Rate Payer Period End Dates:  The 25th day of each month of each year, subject to adjustment in
                                           accordance with the Following
                                           Business Day Convention.

                                           Two (2) Business Days prior to each
    Floating Rate Payer Payment Dates:     Floating Rate Payer Period End Date,
                                           commencing on September 23, 2004 to
                                           and including the Termination Date.

    Floating Rate Payer Payment Amount:    Notional Amount times Scale Factor
                                           times Floating Rate Day Count
                                           Fraction times the greater of
                                           (a) zero and (b) the Floating Rate
                                           Option minus the Cap Rate; provided,
                                           however, for any Calculation Period,
                                           if the Floating Rate Option is
                                           greater than 6.54%, then the
                                           Floating Rate Payer Payment Amount
                                           for such Calculation Period shall be
                                           6.54%.

    Floating Rate Option:                  USD-LIBOR-BBA

    Designated Maturity:                   One month

    Spread:                                None

    Floating Rate Day Count Fraction:      Actual/360

    Reset Dates:                           First day of each Calculation Period

    Business Days for payment:             New York

    Calculation Agent:                     Party A


3. Recording of Conversations

Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties, (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it, and (iii) agrees that recordings may be submitted in evidence in any proceedings relating to this Agreement or any potential Transaction.

4. Account Details:

   Account for payments to Party A:     JPMorgan Chase Bank
                                        SWIFT: CHASUS33
                                        Account of: Swiss Re Financial Products
                                        Account No.: 066-911184
                                        ABA# 021000021

   Account for payments to Party B:     Wells Fargo Bank, NA
                                        ABA 121-000-248
                                        Account Number:  3970771416
                                        Account Name: Corporate Trust Clearing
                                        FFC: 18185703, Class M Reserve Fund

5. Offices:


   The Office of Party A for this
   Transaction is:                      New York, NY

   The Office of Party B for this
    Transaction is:                     Columbia, MD


Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by returning via telecopier an executed copy of this Confirmation to the attention of Derivative Operations fax no. 1.212.317.5335.

Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Swiss Re Financial Products           Accepted and confirmed as of the date
Corporation                           first written:



                                      ------------------------------------,

                                      Wells Fargo Bank, N.A., not
                                      individually, but solely as
                                      Securities Administrator of the ABFC
                                      2004-HE1 Trust

By:                                   By:
------------------------------------  ---------------------------------------
Name:                                 Name:
      ------------------------------          -------------------------------
Title:                                Title:
       -----------------------------          -------------------------------

SCHEDULE A to the Confirmation dated as of August 26, 2004,
Re: Reference Number 410099-410102

Between Swiss Re Financial Products Corporation and Wells Fargo Bank, N.A., as Securities Administrator, pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004, among the Securities Administrator, Asset Backed Funding Corporation and Deutsche Bank National Trust Company.

Amortization Schedule, subject to adjustment in accordance with the Following Business Day Convention.

  ---------------------------------------------------------------------------
  From and including        To but excluding         Notional       Cap Rate
                                                     Amount (USD)
  ---------------------------------------------------------------------------
  August 26, 2004           September 25, 2005       1,303,310.00   4.39%

  September 25, 2004        October 25, 2004         1,303,310.00   4.39%

  October 25, 2004          November 25, 2004        1,303,310.00   4.20%

  November 25, 2004         December 25, 2004        1,303,310.00   4.39%

  December 25, 2004         January 25, 2005         1,303,310.00   4.20%

  January 25, 2005          February 25, 2005        1,303,310.00   4.20%

  February 25, 2005         March 25, 2005           1,303,310.00   4.81%

  March 25, 2005            April 25, 2005           1,303,310.00   4.20%

  April 25, 2005            May 25, 2005             1,303,310.00   4.39%

  May 25, 2005              June 25, 2005            1,303,310.00   4.20%

  June 25, 2005             July 25, 2005            1,303,310.00   4.39%

  July 25, 2005             August 25, 2005          1,303,310.00   4.20%

  August 25, 2005           September 25, 2005       1,303,310.00   4.20%

  September 25, 2005        October 25, 2005         1,303,310.00   4.39%

  October 25, 2005          November 25, 2005        1,303,310.00   4.21%

  November 25, 2005         December 25, 2005        1,303,310.00   4.40%

  December 25, 2005         January 25, 2006         1,303,310.00   4.21%

  January 25, 2006          February 25, 2006        1,303,310.00   4.21%

  February 25, 2006         March 25, 2006           1,303,310.00   4.82%

  March 25, 2006            April 25, 2006           1,303,310.00   4.90%

  April 25, 2006            May 25, 2006             1,303,310.00   5.12%

  May 25, 2006              June 25, 2006            1,303,310.00   6.47%
  ---------------------------------------------------------------------------

SCHEDULE B to the Confirmation dated as of August 26, 2004
Re: Reference Number 410099-410102

Between Swiss Re Financial Products Corporation ("Party A") and Wells Fargo Bank, N.A., as Securities Administrator ("Party B"), pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004, (the "PSA") among the Securities Administrator, Asset Backed Funding Corporation and Deutsche Bank National Trust Company.

Part 1. Termination Provisions.

(a)   "Specified Entity" means in relation to Party A for the purpose of the
      Agreement:

           Section 5(a)(v): None.
           Section 5(a)(vi): None.
           Section 5(a)(vii): None.
           Section 5(b)(iv): None.

           and in relation to Party B for the purpose of the Agreement:

           Section 5(a)(v): None.
           Section 5(a)(vi): None.
           Section 5(a)(vii): None.
           Section 5(b)(iv): None.

(b) "Specified Transaction" will have the meaning specified in Section 14 of the Agreement.

(c) The "Breach of Agreement" provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party A and Party B.

(d) The "Credit Support Default" provisions of Section 5(a)(iii) of the Agreement will be inapplicable to Party B.

(e) The "Misrepresentation" provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party A and Party B.

(f) The "Default Under Specified Transaction" provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(g) The "Cross Default" provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party A and Party B

(h) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

(i) The "Automatic Early Termination" provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B; provided that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4), (5),
      (6) or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of Section 6(a) of the Agreement will apply.

      If an Early Termination Date has occurred under Section 6(a) of the Agreement as a result of Automatic Early Termination, and if the Non-defaulting Party determines that it has either sustained or incurred a loss or damage or benefited from a gain in respect of any Transaction, as a result of movement in interest rates, currency exchange rates, other relevant rates or market quotations between the Early Termination Date and the date upon which the Non-defaulting Party first becomes aware that such Event of Default has occurred under Section 6(a), then (i) the amount of such loss or damage shall be added to the amount due by the Defaulting Party or deducted from the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3)) of the Agreement; or (ii) the amount of such gain shall be deducted from the amount due by the Defaulting Party or added to the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3)) of the Agreement.

(j)   Payments on Early Termination. For the purpose of Section 6(e) of the
      Agreement:

      (i)   Market Quotation will apply; and
      (ii)  The Second Method will apply.

(k)   "Termination Currency" means United States Dollars.

(l) "Additional Termination Event" will not apply, except as provided in Part 5(m) or in any confirmation.

Part 2. Tax Representations.

      Payer Representations. For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will not make the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

      Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:

      (i) Party A represents that it is a corporation organized under the laws of the State of Delaware.

      (ii) Party B represents that it is a Securities Administrator under the PSA.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Party A and Party B agree to deliver the following documents, as applicable:

(a)   Tax forms, documents or certificates to be delivered are:

--------------------------------------------------------------------------------
Party Required to Deliver      Form/Document/Certificate  Date by Which
Document                                                  to be Delivered
--------------------------------------------------------------------------------
Party A and Party B            Any form or document       Promptly upon
                               required or reasonably     reasonable demand by
                               requested to allow the     the other party.
                               other party to make
                               payments under the
                               Agreement without any
                               deduction or withholding
                               for or on account of any
                               Tax, or with such
                               deduction or withholding
                               at a reduced rate.
--------------------------------------------------------------------------------

(b) Other documents to be delivered and covered by the Section 3(d) representation are:--

--------------------------------------------------------------------------------
Party required to   Form/Document/or       Date by which to      Covered by
deliver             Certificate            be delivered          Section 3(d)
                                                                 representation
--------------------------------------------------------------------------------
Party A and Party B Certified copy of the  Concurrently with     Yes
                    Board of Directors     the execution and
                    resolution (or         delivery of the
                    equivalent             Confirmation.
                    authorizing
                    documentation) which
                    sets forth the
                    authority of each
                    signatory to the
                    Confirmation signing
                    on its behalf and the
                    authority of such
                    party to enter into
                    Transactions
                    contemplated and
                    performance of its
                    obligations
                    hereunder.
--------------------------------------------------------------------------------
Party A and Party B Incumbency             Concurrently with     Yes
                    Certificate (or, if    the execution and
                    available the current  delivery of the
                    authorized signature   Confirmation
                    book or equivalent     unless previously
                    authorizing            delivered and
                    documentation)         still in full
                    specifying the names,  force and effect.
                    titles, authority and
                    specimen signatures
                    of the persons
                    authorized to execute
                    the Confirmation
                    which sets forth the
                    specimen signatures
                    of each signatory to
                    the Confirmation
                    signing on its
                    behalf.
--------------------------------------------------------------------------------
Party A             The Guaranty of Swiss  Concurrently with     No
                    Reinsurance Company    the execution and
                    ("Swiss Re") dated as  delivery of the
                    of the date hereof,    Confirmation.
                    issued by Swiss Re as
                    Party A's Credit
                    Support Provider (in
                    the form annexed
                    hereto as Exhibit A).
--------------------------------------------------------------------------------
Party B             The PSA.               Concurrently with     No
                                           the execution and
                                           delivery of the
                                           Confirmation.
--------------------------------------------------------------------------------


Part 4. Miscellaneous.

(a)   Addresses for Notices. For the purposes of Section 12(a) of the Agreement:

      Addresses for notices or communications to Party A and to Party B shall be those set forth on the first page of the Confirmation.

(b)   Process Agent. For the purpose of Section 13(c) of the Agreement:

      Party A appoints as its Process Agent: None.
      Party B appoints as its Process Agent: None.

(c) Offices. With respect to Party A, the provisions of Section 10(a) of the Agreement will apply.

(d)   Multibranch Party. For the purpose of Section 10(c) of the Agreement:

      Party A is not a Multibranch Party.
      Party B is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Party A.

(f) Credit Support Document. Details of any Credit Support Document: Guaranty of Swiss Re dated as of the date hereof in the form annexed hereto as Exhibit A.

(g)   Credit Support Provider.

      Credit Support Provider means in relation to Party A: Swiss Re. Credit Support Provider means in relation to Party B: None.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws specified in the Confirmation (without reference to choice of law doctrine other than Section 5-1401 of the New York General Obligations Law).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of the Agreement will apply to the Transaction evidenced by the Confirmation.

(j) "Affiliate" will have the meaning specified in Section 14 of the Agreement.

(k) Jurisdiction. Section 13(b) of the Agreement is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.

Part 5. Other Provisions.

(a) Modifications to the Agreement. Section 3(a) of the Agreement shall be amended to include the following additional representations after paragraph 3(a)(v):

      (vi) Eligible Contract Participant etc. It is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(b) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Transaction hereunder.

(c) Absence of Litigation. In Section 3(c) of the Agreement the words "or any of its Affiliates" shall be deleted.

(d) Tax Event. In Section 5(b)(ii)(y) of the Agreement the words ", or there is a substantial likelihood that it will," shall be deleted.

(e)   Fully-paid Party Protected.

      Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate and Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either
      Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B's only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(f)   Securities Administrator Capacity.

      It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator under the PSA in the exercise of the powers and authority conferred and vested in it thereunder and (ii) under no circumstances shall Wells Fargo Bank, N.A., in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

(g)   Transfer, Amendment and Assignment.

      No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless
      (i) each party has given prior written consent to the party, (ii) each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P") have been provided notice of such modification and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, withdraw or modify its then-current rating of the ABFC Asset-Backed Certificates, Series 2004-HE1 (the "Securities").

(h)   Proceedings.

      Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, ABFC 2004-HE1 Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Securities.

(i)   Set-off.

      The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

(j)   Amendment to ISDA Form.

      The "Failure to Pay or Deliver" provision in Section 5(a)(i) of the Agreement is hereby amended by deleting the word "third" in the third line thereof and inserting the word "first" in place thereof.

(k)   Section 1(c)

      For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(l)   Cooperation

      Party A hereby agrees to use commercially reasonable efforts to cooperate with Asset Backed Funding Corporation to enable Asset Backed Funding Cooperation to timely comply with the Securities and Exchange Commission's proposed rules regarding asset-backed securities (Release No. 33-8419), as such rules are adopted in final form, if applicable to this Transaction. Asset Backed Funding Corporation is an intended third party beneficiary with respect to this provision and shall be entitled to enforce Party A's obligations hereunder.

(m)   Rating Agency Downgrade

      If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall at its own expense, (i) assign this Transaction hereunder to a third party satisfactory to the Securities Administrator within (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation or (ii) deliver collateral, in an amount equal to the Exposure (as defined below), and an executed ISDA Credit Support Annex satisfactory to the Securities Administrator within (30) days of such Ratings Event and subject to S&P's and Moody's written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Securities. For avoidance of doubt, a downgrade of the rating on the Securities could occur in the event that Party A does not post sufficient collateral. For purposes of this Transaction, a "Ratings Event" shall occur with respect to Party A (or any applicable credit support provider), if its short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by S&P and at least "P-1" by Moody's (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider) such ratings being referred to herein as the "Approved Ratings Thresholds," (unless, within 30 days thereafter, each of Moody's and S&P has reconfirmed the ratings of the Securities, as applicable, which was in effect immediately prior thereto). Only with respect to such Ratings Event, "Exposure" shall mean the greater of the following: (i) the mark-to-market value of the Transaction as of the Valuation Date (as such term is defined in the ISDA Credit Support Annex);
      (ii) the amount of the next payment due under the Transaction and (iii) one percent of the Notional Amount for the respective Calculation Period.

(n)   Additional Termination Event

      Additional Termination Event will apply if a Ratings Event has occurred and Party A has not complied with (m) above, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

                                                                       Exhibit A

                                    GUARANTY

To: Wells Fargo Bank, N.A., (the "Beneficiary"), not individually, but solely as Securities Administrator of the ABFC 2004-HE1 Trust - Class M Certificates (the "Rated Security")

1. The undersigned, SWISS REINSURANCE COMPANY, a Swiss company (the "Guarantor"), hereby absolutely and unconditionally guarantees the prompt payment as and when due of all obligations of its indirect, wholly-owned subsidiary SWISS RE FINANCIAL PRODUCTS CORPORATION, a Delaware corporation ("THE GUARANTEED SUBSIDIARY") under, in connection with or ancillary to a long form confirmation dated as of August 26, 2004 between the Beneficiary and THE GUARANTEED SUBSIDIARY as amended or restated from time to time (the "Agreements") which support the issuance of the Rated Security. In this Guarantee these obligations are referred to as the "Guaranteed Obligations". This Guarantee is given solely for the benefit of, and is enforceable only by, the Beneficiary or any trustee as assignee of the Beneficiary to which this Guarantee has been validly assigned in accordance with applicable law and who is acting as trustee for the investors in the Rated Securities.

2. This Guarantee constitutes a Guarantee of payment and not of collection and is not conditional or contingent upon any attempts to collect from, or pursue or exhaust any rights or remedies against, THE GUARANTEED SUBSIDIARY. A demand for payment hereunder may at the Beneficiary's option be made in writing addressed to the Chief Financial Officer of the Guarantor. This Guarantee is not however dependent in any way on the manner of the demand for payment. Delay in making a claim will not affect the Guarantor's obligations under this Guarantee unless the relevant legal limitation period has expired.

3. This Guarantee constitutes, and is intended by the Guarantor to constitute, an unlimited non-accessory undertaking ("unbeschrankte, nicht akzessorische Verpflichtung") within the meaning of Article 111 of the Swiss Code of Obligations (`CO`) and is not a mere surety ("Burgschaft") within the meaning of
Article 492 et seq of the CO.

4. Notwithstanding any reference to the obligations of THE GUARANTEED SUBSIDIARY, the Guarantor's obligations under this Guarantee are its absolute and independent obligations as a primary obligor. Payment of a claim hereunder is required as soon as the Guaranteed Obligations are due and payable.

5. To the extent that any event or circumstance would give rise to any legal or equitable discharge, defence or other rights of the Guarantor under this Guarantee, but which event or circumstance would not give rise to any discharge, defence or other rights of THE GUARANTEED SUBSIDIARY under the Agreements, the Guarantor hereby fully waives, subject to paragraph 7 below, such discharge, defence, or other rights and the Guarantor's liability hereunder shall continue as if such event or circumstance had not arisen.

6. The Guarantor further agrees, subject to paragraph 7 below, that to the extent that any event or circumstance gives rise to any legal or equitable discharge, defence or other rights available to both the Guarantor under the Guarantee and THE GUARANTEED SUBSIDIARY under the Agreements, the Guarantor hereby agrees to waive such discharge, defense or other rights against the Beneficiary, until such time as all the Guaranteed Obligations in relation to the same event or circumstance have been fully met as required to protect investors in the Rated Securities.

7. Notwithstanding any other provision of this Guarantee, the Guarantor will have the right, prior to making any payment under this Guarantee, to (a) assert such rights of offset as are set forth in the Agreements to the extent that such rights relate to amounts due and payable by the Beneficiary to THE GUARANTEED SUBSIDIARY and not to amounts which are subject to dispute; and (b) defend manifestly fraudulent claims under this Guarantee made by the Beneficiary.

8. This Guarantee will continue in full force and effect in relation to all Guaranteed Obligations until all the Guaranteed Obligations have been satisfied in full. For the avoidance of doubt, all Guaranteed Obligations entered into by THE GUARANTEED SUBSIDIARY during the term of this Guarantee shall be honoured in accordance with this Guarantee and shall be binding on the Guarantor and its successors and assigns. This Guarantee may be amended only as necessary to reflect changes to the Guaranteed Obligations which are validly agreed to by the Beneficiary (or the trustee as assignee of the Beneficiary) in accordance with the terms of the Rated Securities, including any requirement to obtain the consent of some or all of the investors in the Rated Securities.

9. If any payment by THE GUARANTEED SUBSIDIARY is avoided, recaptured or reduced as a result of insolvency or any similar event affecting creditors rights generally having occurred in respect of THE GUARANTEED SUBSIDIARY, the Guarantor`s liability under this Guarantee shall continue as if the avoided, recaptured or reduced payment had not occurred.

10. Upon payment by the Guarantor to the Beneficiary of any amount due under this Guarantee, the Guarantor shall be entitled to require the assignment to it of the rights of the Beneficiary against THE GUARANTEED SUBSIDIARY to the extent satisfied by such payment, and the Beneficiary will take at the Guarantor's expense such steps as the Guarantor may reasonably require to implement such assignment. The Guarantor shall not exercise any rights against THE GUARANTEED SUBSIDIARY which it may acquire in consequence of such payment and assignment unless and until all the Guaranteed Obligations to the Beneficiary shall have been paid in full.

11. This Guarantee is governed and will be construed in accordance with Swiss law. The exclusive place of jurisdiction for any legal proceeding hereunder shall be Zurich, Switzerland.


IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed in its name as of the 26th day of August, 2004.


                                           SWISS REINSURANCE COMPANY

                     SWISS RE FINANCIAL PRODUCTS CORPORATION
                               55 East 52nd Street
                            New York, New York 10055
                 Fax: (212) 317-5335/Phone: (212) 317-5161/5433

DATE:       August 26, 2004

TO: Wells Fargo Bank, N.A., not individually, but solely as Securities Administrator of the ABFC 2004-HE1 Trust
            9062 Old Annapolis Road,
            Columbia, Maryland 21046
            Attention: Chris Regnier - Corporate Trust Services - ABFC 2004-HE1
            Tel:  (410) 844-2110
            Fax:  (410) 715-2380

            With a copy to:

            Asset Backed Funding Corporation
            214 North Tryon Street
            Charlotte, NC 28255
            Phone No.: (704) 388-1597
            Fax No.:   (704) 388-9677

FROM: Swiss Re Financial Products Corporation
            55 East 52nd Street
            New York, NY 10055
            Tel:  212.317.5161
            Fax:  212.317.5335

Our Reference Number: 410096-410097 - Class A Certificates

Dear Sir/Madam:

      The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Wells Fargo Bank, N.A.,, as Securities Administrator (the "Securities Administrator") pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004, among Asset Backed Funding Corporation, Deutsche Bank National Trust Company and the Securities Administrator (the "PSA"), and Swiss Re Financial Products Corporation (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction").

      This letter agreement constitutes a "Confirmation" and the definitions and provisions contained in the original June 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc., ("ISDA") are incorporated into this Confirmation. This Confirmation will be governed by and subject to the terms and conditions which would be applicable if, prior to the Trade Date, the parties had executed and delivered an ISDA Master Agreement (Multicurrency-Cross Border), in the form published by ISDA in 1992 (the "Master Agreement"), with the attached Schedule B as the Schedule to the Master Agreement and the modifications provided below (collectively, the "Agreement"). In the event of any inconsistency between the provisions of the Master Agreement and this Confirmation and the attached Schedule B, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) Principal. In the case of Party A, it is acting as principal and not as agent when entering into the Transaction and in the case of Party B, it is acting as Securities Administrator when entering into the Transaction.

(ii) Non-Reliance. In the case of Party A, it is acting for its own account and, in the case of Party B, it is acting as Securities Administrator, and in the case of both parties, it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(iii) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement and that Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Agreement and that Transaction.

(iv) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction.

In this Confirmation "Party A" means Swiss Re Financial Products Corporation and "Party B" means Wells Fargo Bank, N.A., not individually, but solely as Securities Administrator of the ABFC 2004-HE1 Trust.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

    Notional Amount:                       See Amortization Schedule, Schedule A

    Trade Date:                            August 19, 2004

    Effective Date:                        August 26, 2004

    Termination Date:                      June 25, 2006, subject to adjustment
                                           in accordance with the Following
                                           Business Day Convention.

Fixed Amounts:

    Fixed Rate Payer:                      Party B

    Fixed Rate Payer Payment Date:         August 26, 2004

    Fixed Amount:                          USD 174,497.00

Floating Amounts:

    Floating Rate Payer:                   Party A

    Cap Rate I:                            Cap Rate I as set  forth in  Schedule
                                           A.

    Cap Rate II:                           Cap Rate II as set forth in  Schedule
                                           A.

    Scale Factor:                          100.00

    Floating Rate Payer Period End Dates:  The 25th day of each month of each year, subject to adjustment in
                                           accordance with the Following
                                           Business Day Convention.

    Floating Rate Payer Payment Dates:     Two (2) Business Days prior to each
                                           Floating Rate Payer Period End Date,
                                           commencing on September 23, 2004 to
                                           and including the Termination Date.

    Floating Rate Payer Payment Amount:    Notional Amount times Scale Factor
                                           times Floating Rate Day Count
                                           Fraction times the greater of
                                           (a) zero and (b) the Floating Rate
                                           Option minus the Cap Rate I;
                                           provided, however, for any
                                           Calculation Period, if the Floating
                                           Rate Option is greater than Cap Rate
                                           II, then the Floating Rate Payer
                                           Payment Amount for such Calculation
                                           Period shall equal Cap Rate II.

    Floating Rate Option:                  USD-LIBOR-BBA

    Designated Maturity:                   One month

    Spread:                                None

    Floating Rate Day Count Fraction:      Actual/360

    Reset Dates:                           First day of each Calculation Period

    Business Days for payment:             New York

    Calculation Agent:                     Party A

3.    Recording of Conversations

Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties, (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it, and (iii) agrees that recordings may be submitted in evidence in any proceedings relating to this Agreement or any potential Transaction.

4.    Account Details:

      Account for payments to Party A:   JPMorgan Chase Bank
                                         SWIFT: CHASUS33
                                         Account of: Swiss Re Financial Products
                                         Account No.: 066-911184
                                         ABA# 021000021

      Account for payments to Party B:   Wells Fargo Bank, NA
                                         ABA 121-000-248
                                         Account Number:  3970771416
                                         Account Name: Corporate Trust Clearing
                                         FFC: 18185702, Class A Reserve Fund

5.    Offices:

      The Office of Party A for this
      Transaction is:                    New York, NY

      The Office of Party B for this
      Transaction is:                    Columbia, MD

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by returning via telecopier an executed copy of this Confirmation to the attention of Derivative Operations fax no. 1.212.317.5335.

Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Swiss Re Financial Products           Accepted and confirmed as of the date
Corporation                           first written:

                                      ------------------------------------,
                                      Wells Fargo Bank, N.A., not
                                      individually, but solely as
                                      Securities Administrator of the ABFC
                                      2004-HE1 Trust


By:                                   By:
------------------------------------  ---------------------------------------
Name:                                 Name:
        ----------------------------          -------------------------------
Title:                                Title:
        ----------------------------          -------------------------------

SCHEDULE A to the Confirmation dated as of August 26, 2004,
Re: Reference Number 410096-410097

Between Swiss Re Financial Products Corporation and Wells Fargo Bank, N.A., as Securities Administrator, pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004, among the Securities Administrator, Asset Backed Funding Corporation and Deutsche Bank National Trust Company.

Amortization Schedule, subject to adjustment in accordance with the Following Business Day Convention.

--------------------------------------------------------------------------------
From and including    To but excluding     Notional          Cap         Cap
                                           Amount (USD)      Rate I      Rate II
--------------------------------------------------------------------------------
August 26, 2004       September 25, 2004   7,226,270.00      5.59%       7.74%

September 25, 2004    October 25, 2004     7,150,998.79      5.59%       7.74%

October 25, 2004      November 25, 2004    7,065,021.60      5.40%       7.74%

November 25, 2004     December 25, 2004    6,968,488.01      5.59%       7.74%

December 25, 2004     January 25, 2005     6,861,590.55      5.39%       7.73%

January 25, 2005      February 25, 2005    6,744,564.63      5.39%       7.73%

February 25, 2005     March 25, 2005       6,617,688.34      6.00%       7.73%

March 25, 2005        April 25, 2005       6,481,328.75      5.39%       7.73%

April 25, 2005        May 25, 2005         6,337,868.94      5.57%       7.72%

May 25, 2005          June 25, 2005        6,187,616.97      5.38%       7.72%

June 25, 2005         July 25, 2005        6,030,908.68      5.57%       7.72%

July 25, 2005         August 25, 2005      5,868,106.29      5.37%       7.71%

August 25, 2005       September 25, 2005   5,699,596.98      5.37%       7.71%

September 25, 2005    October 25, 2005     5,525,791.14      5.55%       7.70%

October 25, 2005      November 25, 2005    5,347,120.58      5.37%       7.70%

November 25, 2005     December 25, 2005    5,164,036.53      5.55%       7.69%

December 25, 2005     January 25, 2006     4,977,007.49      5.35%       7.68%

January 25, 2006      February 25, 2006    4,786,516.93      5.34%       7.67%

February 25, 2006     March 25, 2006       4,593,060.96      5.95%       7.67%

March 25, 2006        April 25, 2006       4,397,145.77      6.02%       7.66%

April 25, 2006        May 25, 2006         4,203,207.47      6.23%       7.65%

May 25, 2006          June 25, 2006        4,010,714.48      7.57%       7.64%
--------------------------------------------------------------------------------

SCHEDULE B to the Confirmation dated as of August 26, 2004
Re: Reference Number 410096-410097

Between Swiss Re Financial Products Corporation ("Party A") and Wells Fargo Bank, N.A., as Securities Administrator ("Party B"), pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004, (the "PSA") among the Securities Administrator, Asset Backed Funding Corporation and Deutsche Bank National Trust Company.

Part 1. Termination Provisions.

(a)   "Specified Entity" means in relation to Party A for the purpose of the
      Agreement:

      Section 5(a)(v): None.
      Section 5(a)(vi): None.
      Section 5(a)(vii): None.
      Section 5(b)(iv): None.

      and in relation to Party B for the purpose of the Agreement:

     Section 5(a)(v): None.
     Section 5(a)(vi): None.
     Section 5(a)(vii): None.
     Section 5(b)(iv): None.

(b) "Specified Transaction" will have the meaning specified in Section 14 of the Agreement.

(c) The "Breach of Agreement" provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party A and Party B.

(d) The "Credit Support Default" provisions of Section 5(a)(iii) of the Agreement will be inapplicable to Party B.

(e) The "Misrepresentation" provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party A and Party B.

(f) The "Default Under Specified Transaction" provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(g) The "Cross Default" provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party A and Party B

(h) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

(i) The "Automatic Early Termination" provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B; provided that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4), (5),
      (6) or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of Section 6(a) of the Agreement will apply.

      If an Early Termination Date has occurred under Section 6(a) of the Agreement as a result of Automatic Early Termination, and if the Non-defaulting Party determines that it has either sustained or incurred a loss or damage or benefited from a gain in respect of any Transaction, as a result of movement in interest rates, currency exchange rates, other relevant rates or market quotations between the Early Termination Date and the date upon which the Non-defaulting Party first becomes aware that such Event of Default has occurred under Section 6(a), then (i) the amount of such loss or damage shall be added to the amount due by the Defaulting Party or deducted from the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement); or (ii) the amount of such gain shall be deducted from the amount due by the Defaulting Party or added to the amount due by the Non-defaulting Party, as the case may be (in both cases pursuant to Section 6(e)(i)(3) of the Agreement).

(j)   Payments on Early Termination. For the purpose of Section 6(e) of the
      Agreement:

      (i)   Market Quotation will apply; and (ii) The Second Method will apply.
      (k)   "Termination Currency" means United States Dollars.

(l) "Additional Termination Event" will not apply, except as provided in Part 5(m) or in any confirmation.

Part 2. Tax Representations.

      Payer Representations. For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will not make the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

      Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:

      (i) Party A represents that it is a corporation organized under the laws of the State of Delaware.

      (ii) Party B represents that it is a Securities Administrator under the PSA.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Party A and Party B agree to deliver the following documents, as applicable:

(a)   Tax forms, documents or certificates to be delivered are:

--------------------------------------------------------------------------------
Party Required to Deliver   Form/Document/Certificate    Date by Which
Document                                                 to be Delivered
--------------------------------------------------------------------------------
Party A and Party B         Any form or document         Promptly upon
                            required or reasonably       reasonable demand by
                            requested to allow the       the other party.
                            other party to make
                            payments under the
                            Agreement without any
                            deduction or withholding
                            for or on account of any
                            Tax, or with such
                            deduction or withholding
                            at a reduced rate.
--------------------------------------------------------------------------------

(b) Other documents to be delivered and covered by the Section 3(d) representation are:--

--------------------------------------------------------------------------------
Party required to    Form/Document/or       Date by which to     Covered by
deliver              Certificate            be delivered         Section 3(d)
                                                                 representation
--------------------------------------------------------------------------------
Party A and Party B  Certified copy of the  Concurrently with    Yes
                     Board of Directors     the execution and
                     resolution (or         delivery of the
                     equivalent             Confirmation.
                     authorizing
                     documentation) which
                     sets forth the
                     authority of each
                     signatory to the
                     Confirmation signing
                     on its behalf and the
                     authority of such
                     party to enter into
                     Transactions
                     contemplated and
                     performance of its
                     obligations
                     hereunder.
--------------------------------------------------------------------------------
Party A and Party B  Incumbency             Concurrently with    Yes
                     Certificate (or, if    the execution and
                     available the current  delivery of the
                     authorized signature   Confirmation
                     book or equivalent     unless previously
                     authorizing            delivered and
                     documentation)         still in full
                     specifying the names,  force and effect.
                     titles, authority and
                     specimen signatures
                     of the persons
                     authorized to execute
                     the Confirmation
                     which sets forth the
                     specimen signatures
                     of each signatory to
                     the Confirmation
                     signing on its
                     behalf.
--------------------------------------------------------------------------------
Party A              The Guaranty of Swiss  Concurrently with    No
                     Reinsurance Company    the execution and
                     ("Swiss Re") dated as  delivery of the
                     of the date hereof,    Confirmation.
                     issued by Swiss Re as
                     Party A's Credit
                     Support Provider (in
                     the form annexed
                     hereto as Exhibit A).
--------------------------------------------------------------------------------
Party B              The PSA.               Concurrently with    No
                                            the execution and
                                            delivery of the
                                            Confirmation.
--------------------------------------------------------------------------------

Part 4. Miscellaneous.

(a)   Addresses for Notices. For the purposes of Section 12(a) of the Agreement:

      Addresses for notices or communications to Party A and to Party B shall be those set forth on the first page of the Confirmation.

(b)   Process Agent. For the purpose of Section 13(c) of the Agreement:

      Party A appoints as its Process Agent: None.
      Party B appoints as its Process Agent: None.

(c) Offices. With respect to Party A, the provisions of Section 10(a) of the Agreement will apply.

(d)   Multibranch Party. For the purpose of Section 10(c) of the Agreement:

      Party A is not a Multibranch Party.
      Party B is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Party A.

(f) Credit Support Document. Details of any Credit Support Document: Guaranty of Swiss Re dated as of the date hereof in the form annexed hereto as Exhibit A.

(g) Credit Support Provider.

      Credit Support Provider means in relation to Party A: Swiss Re. Credit Support Provider means in relation to Party B: None.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws specified in the Confirmation (without reference to choice of law doctrine other than Section 5-1401 of the New York General Obligations Law).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of the Agreement will apply to the Transaction evidenced by the Confirmation.

(j) "Affiliate" will have the meaning specified in Section 14 of the Agreement.

(k) Jurisdiction. Section 13(b) of the Agreement is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.

Part 5. Other Provisions.

(a) Modifications to the Agreement. Section 3(a) of the Agreement shall be amended to include the following additional representations after paragraph 3(a)(v):

      (vi) Eligible Contract Participant etc. It is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(b) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Transaction hereunder.

(c) Absence of Litigation. In Section 3(c) of the Agreement the words "or any of its Affiliates" shall be deleted.

(d) Tax Event. In Section 5(b)(ii)(y) of the Agreement the words ", or there is a substantial likelihood that it will," shall be deleted.

(e)   Fully-paid Party Protected.

      Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate and Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either
      Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B's only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(f)   Securities Administrator Capacity.

      It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A.,, not in its individual capacity but solely as Securities Administrator under the PSA in the exercise of the powers and authority conferred and vested in it thereunder and (ii) under no circumstances shall Wells Fargo Bank, N.A., in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

(g)   Transfer, Amendment and Assignment.

      No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless
      (i) each party has given prior written consent to the party, (ii) each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P") have been provided notice of such modification and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, withdraw or modify its then-current rating of the ABFC Asset-Backed Certificates, Series 2004-HE1 (the "Securities").

(h)   Proceedings.

      Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, ABFC 2004-HE1 Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Securities.

(i)   Set-off.

      The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

(j)   Amendment to ISDA Form.

      The "Failure to Pay or Deliver" provision in Section 5(a)(i) of the Agreement is hereby amended by deleting the word "third" in the third line thereof and inserting the word "first" in place thereof.

(k)   Section 1(c)

      For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(l)   Cooperation

      Party A hereby agrees to use commercially reasonable efforts to cooperate with Asset Backed Funding Corporation to enable Asset Backed Funding Cooperation to timely comply with the Securities and Exchange Commission's proposed rules regarding asset-backed securities (Release No. 33-8419), as such rules are adopted in final form, if applicable to this Transaction. Asset Backed Funding Corporation is an intended third party beneficiary with respect to this provision and shall be entitled to enforce Party A's obligations hereunder.

(m)   Rating Agency Downgrade

      If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall at its own expense, (i) assign this Transaction hereunder to a third party satisfactory to the Securities Administrator within (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation or (ii) deliver collateral, in an amount equal to the Exposure (as defined below), and an executed ISDA Credit Support Annex satisfactory to the Securities Administrator within (30) days of such Ratings Event and subject to S&P's and Moody's written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Securities. For avoidance of doubt, a downgrade of the rating on the Securities could occur in the event that Party A does not post sufficient collateral. For purposes of this Transaction, a "Ratings Event" shall occur with respect to Party A (or any applicable credit support provider), if its short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by S&P and at least "P-1" by Moody's (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider) such ratings being referred to herein as the "Approved Ratings Thresholds," (unless, within 30 days thereafter, each of Moody's and S&P has reconfirmed the ratings of the Securities, as applicable, which was in effect immediately prior thereto). Only with respect to such Ratings Event, "Exposure" shall mean the greater of the following: (i) the mark-to-market value of the Transaction as of the Valuation Date (as such term is defined in the ISDA Credit Support Annex);
      (ii) the amount of the next payment due under the Transaction and (iii) one percent of the Notional Amount for the respective Calculation Period.

(n)   Additional Termination Event

      Additional Termination Event will apply if a Ratings Event has occurred and Party A has not complied with (m) above, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

                                                                       Exhibit A
                                    GUARANTY

To: Wells Fargo Bank, N.A.,, (the "Beneficiary"), not individually, but solely as Securities Administrator of the ABFC 2004-HE1 Trust - Class A Certificates (the "Rated Security")

1. The undersigned, SWISS REINSURANCE COMPANY, a Swiss company (the "Guarantor"), hereby absolutely and unconditionally guarantees the prompt payment as and when due of all obligations of its indirect, wholly-owned subsidiary SWISS RE FINANCIAL PRODUCTS CORPORATION, a Delaware corporation ("THE GUARANTEED SUBSIDIARY") under, in connection with or ancillary to a long form confirmation dated as of August 26, 2004 between the Beneficiary and THE GUARANTEED SUBSIDIARY as amended or restated from time to time (the "Agreements") which support the issuance of the Rated Security. In this Guarantee these obligations are referred to as the "Guaranteed Obligations". This Guarantee is given solely for the benefit of, and is enforceable only by, the Beneficiary or any trustee as assignee of the Beneficiary to which this Guarantee has been validly assigned in accordance with applicable law and who is acting as trustee for the investors in the Rated Securities.

2. This Guarantee constitutes a Guarantee of payment and not of collection and is not conditional or contingent upon any attempts to collect from, or pursue or exhaust any rights or remedies against, THE GUARANTEED SUBSIDIARY. A demand for payment hereunder may at the Beneficiary's option be made in writing addressed to the Chief Financial Officer of the Guarantor. This Guarantee is not however dependent in any way on the manner of the demand for payment. Delay in making a claim will not affect the Guarantor's obligations under this Guarantee unless the relevant legal limitation period has expired.

3. This Guarantee constitutes, and is intended by the Guarantor to constitute, an unlimited non-accessory undertaking ("unbeschrankte, nicht akzessorische Verpflichtung") within the meaning of Article 111 of the Swiss Code of Obligations (`CO`) and is not a mere surety ("Burgschaft") within the meaning of
Article 492 et seq of the CO.

4. Notwithstanding any reference to the obligations of THE GUARANTEED SUBSIDIARY, the Guarantor's obligations under this Guarantee are its absolute and independent obligations as a primary obligor. Payment of a claim hereunder is required as soon as the Guaranteed Obligations are due and payable.

5. To the extent that any event or circumstance would give rise to any legal or equitable discharge, defence or other rights of the Guarantor under this Guarantee, but which event or circumstance would not give rise to any discharge, defence or other rights of THE GUARANTEED SUBSIDIARY under the Agreements, the Guarantor hereby fully waives, subject to paragraph 7 below, such discharge, defence, or other rights and the Guarantor's liability hereunder shall continue as if such event or circumstance had not arisen.

6. The Guarantor further agrees, subject to paragraph 7 below, that to the extent that any event or circumstance gives rise to any legal or equitable discharge, defence or other rights available to both the Guarantor under the Guarantee and THE GUARANTEED SUBSIDIARY under the Agreements, the Guarantor hereby agrees to waive such discharge, defense or other rights against the Beneficiary, until such time as all the Guaranteed Obligations in relation to the same event or circumstance have been fully met as required to protect investors in the Rated Securities.

7. Notwithstanding any other provision of this Guarantee, the Guarantor will have the right, prior to making any payment under this Guarantee, to (a) assert such rights of offset as are set forth in the Agreements to the extent that such rights relate to amounts due and payable by the Beneficiary to THE GUARANTEED SUBSIDIARY and not to amounts which are subject to dispute; and (b) defend manifestly fraudulent claims under this Guarantee made by the Beneficiary.

8. This Guarantee will continue in full force and effect in relation to all Guaranteed Obligations until all the Guaranteed Obligations have been satisfied in full. For the avoidance of doubt, all Guaranteed Obligations entered into by THE GUARANTEED SUBSIDIARY during the term of this Guarantee shall be honoured in accordance with this Guarantee and shall be binding on the Guarantor and its successors and assigns. This Guarantee may be amended only as necessary to reflect changes to the Guaranteed Obligations which are validly agreed to by the Beneficiary (or the trustee as assignee of the Beneficiary) in accordance with the terms of the Rated Securities, including any requirement to obtain the consent of some or all of the investors in the Rated Securities.

9. If any payment by THE GUARANTEED SUBSIDIARY is avoided, recaptured or reduced as a result of insolvency or any similar event affecting creditors rights generally having occurred in respect of THE GUARANTEED SUBSIDIARY, the Guarantor`s liability under this Guarantee shall continue as if the avoided, recaptured or reduced payment had not occurred.

10. Upon payment by the Guarantor to the Beneficiary of any amount due under this Guarantee, the Guarantor shall be entitled to require the assignment to it of the rights of the Beneficiary against THE GUARANTEED SUBSIDIARY to the extent satisfied by such payment, and the Beneficiary will take at the Guarantor's expense such steps as the Guarantor may reasonably require to implement such assignment. The Guarantor shall not exercise any rights against THE GUARANTEED SUBSIDIARY which it may acquire in consequence of such payment and assignment unless and until all the Guaranteed Obligations to the Beneficiary shall have been paid in full.

11. This Guarantee is governed and will be construed in accordance with Swiss law. The exclusive place of jurisdiction for any legal proceeding hereunder shall be Zurich, Switzerland.


IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed in its name as of the 26th day of August, 2004.



                                           SWISS REINSURANCE COMPANY

                                    EXHIBIT O

                              Form of Certification

                              ABFC 2004-HE1 TRUST,
                   ASSET-BACKED CERTIFICATES, SERIES 2004-HE1

      I, [identify the certifying individual] certify that:

1. I have reviewed the annual report on Form 10-K, and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the ABFC 2004-HE1 Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Securities Administrator by the Master Servicer under the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Agreement"), among Asset Backed Funding Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Deutsche Bank National Trust Company, as trustee, for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the Master Servicer under the Agreement and based upon my knowledge and the annual compliance review required under the Agreement, and except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the Agreement;

5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Agreement, that is included in these reports; and

6. In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Fremont Investment & Loan and HomEq Servicing Corporation.


                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT P

                      Form of Certification to be Provided
             by the Securities Administrator to the Master Servicer

                              ABFC 2004-HE1 TRUST,
                   ASSET-BACKED CERTIFICATES, SERIES 2004-HE1

   I, [identify the certifying individual], certify to Wells Fargo Bank, N.A. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the calendar year [___] and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by that annual report, of the ABFC 2004-HE1 Trust;

2. Based on my knowledge, the distribution information in the Distribution Date Statements contained in all Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3. Based on my knowledge, the distribution or servicing information required to be provided to the Securities Administrator by the Master Servicer under the Pooling and Servicing Agreement, dated as of August 1, 2004, among Asset Backed Funding Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Deutsche Bank National Trust Company, as trustee, for inclusion in these reports is included in these reports.

                                       WELLS FARGO BANK, N.A., as Securities
                                          Administrator


                                       By:______________________________________
                                          Name:
                                          Title:

                                   Schedule I